Filed Pursuant to Rule 424(b)(5)
Registration No. 333-167771

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933 as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 12, 2012

Prospectus Supplement

(To Prospectus dated April 27, 2012)

20,000,000 Equity Units

(Initially Consisting of 20,000,000 Corporate Units)

United Technologies Corporation

This is an offering of Equity Units by United Technologies Corporation. The Equity Units will each have a stated amount of $50 and will initially be in the form of a Corporate Unit consisting of a purchase contract issued by United Technologies Corporation and, initially, a 1/20, or 5%, undivided beneficial ownership interest in $1,000 principal amount of United Technologies Corporation’s     % junior subordinated notes due 2022, which we refer to as the notes.

We have applied to list the Corporate Units on the New York Stock Exchange and expect trading to commence within 30 days of the date of initial issuance of the Corporate Units under the symbol “UTX PR A”. Prior to this offering, there has been no public market for the Corporate Units.

Our common stock is listed on the New York Stock Exchange under the symbol “UTX”. The closing price of our common stock on June 11, 2012 was $74.62 per share.

Investing in the Equity Units involves certain risks. You should read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, carefully before you make your investment decision. See the “Risk Factors” sections beginning on page S-27 of this prospectus supplement and page 2 of the accompanying prospectus, as well as under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 and under “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, which are incorporated by reference herein for more information.

(continues on next page)

	Per Corporate Unit		Total
Public offering price		$50.00	$
Underwriting discounts and commissions	$		$
Proceeds, before expenses, to us	$		$

We have granted the underwriters the option to purchase from us, within the 13-day period beginning on the date of this prospectus supplement, up to an additional 2,000,000 Corporate Units at the public offering price per Corporate Unit, less the underwriting discounts and commissions, solely for the purpose of covering over-allotments.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Corporate Units to purchasers in book-entry form only through The Depository Trust Company on or about June     , 2012.

Joint Book-Running Managers

J.P. Morgan	BofA Merrill Lynch	Citigroup	Goldman, Sachs & Co.	HSBC

The date of this prospectus supplement is June     , 2012.

(continued from cover)

•

The purchase contract will obligate you to purchase from United Technologies Corporation, on August 1, 2015 (or if such day is not a business day, on the following business day), for a price of $50 in cash, the following number of shares of our common stock, subject to anti-dilution adjustments:

•

if the applicable market value, which is the average volume weighted average price of our common stock over the 20-trading day period ending on the third scheduled trading day prior to August 1, 2015 equals or exceeds approximately $            ,                  shares of our common stock;

•	if the applicable market value is less than approximately $ but greater than $ , a number of shares of our common stock equal to $50 divided by the applicable market value; and

•	if the applicable market value is less than or equal to $ , shares of our common stock.

•

The notes will initially bear interest at a rate of     % per year, payable quarterly on February 1, May 1, August 1 and November 1 of each year (except that if such date is not a business day, interest will be payable on the following business day, without adjustment), commencing on November 1, 2012. The notes will be subordinated to all of United Technologies Corporation’s existing and future “Senior Indebtedness” (as defined under “Description of the Notes—Subordination”). In addition, the notes will be structurally subordinated to all liabilities of United Technologies Corporation’s subsidiaries. The notes will be remarketed in 2015 as described in this prospectus supplement. Prior to August 1, 2015, United Technologies Corporation will have the right to defer interest payments on the notes one or more times for one or more consecutive interest periods without giving rise to an event of default. In connection with the remarketing, United Technologies Corporation may elect to subdivide the notes into multiple tranches, to shorten the maturity of any tranche to a date not earlier than August 1, 2017, to remarket each tranche as either fixed-rate or floating-rate notes and to modify certain other terms of each tranche. If the remarketing is successful, such modifications will become effective, the interest rate will be reset and thereafter, if any of the remarketed notes are fixed-rate notes, interest on such notes will be payable semi-annually.

•

United Technologies Corporation will also pay you a quarterly contract adjustment payment at a rate of     % per year of the stated amount of $50 per Equity Unit, or $         per year, in respect of each purchase contract, subject to United Technologies Corporation’s right to defer these payments, as described in this prospectus supplement.

•

Other than during a blackout period (as defined under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for a Note”) or after a successful remarketing, you can create Treasury Units from Corporate Units by substituting Treasury securities for your undivided beneficial ownership interest in the notes comprising a part of the Corporate Units, and you can recreate Corporate Units from Treasury Units by substituting an undivided beneficial ownership interest in the notes for the Treasury securities comprising a part of your Treasury Units.

•

Your ownership interest in the notes (or after a successful optional remarketing, the applicable ownership interest in the Treasury portfolio or, in certain circumstances, cash) or the Treasury securities, as the case may be, will be pledged to United Technologies Corporation to secure your obligation under the related purchase contract.

•

If there is a successful optional remarketing of the notes and you hold Corporate Units, your applicable ownership interest in the Treasury portfolio purchased with the proceeds from the remarketing or, in certain circumstances, cash will be used to satisfy your payment obligations under the purchase contract.

•

If there is a successful final remarketing of the notes and you hold Corporate Units, the proceeds from the remarketing will be used to satisfy your payment obligations under the purchase contract, unless you have elected to settle with separate cash.

We have authorized only the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. We are not, and the underwriters are not, making an offer of these Equity Units in any jurisdiction where the offer or sale of these Equity Units is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates.

Prospectus Supplement

Prospectus

S-i

SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and may not contain all the information you need in making your investment decision. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the “Risk Factors” sections contained in this prospectus supplement and the accompanying prospectus, the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2011 and the consolidated financial statements and the related notes incorporated by reference therein and the “Risk Factors” section of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 and the accompanying condensed consolidated financial statements and the related notes.

United Technologies Corporation

United Technologies Corporation (“UTC”) provides high technology products and services to the building systems and aerospace industries worldwide. UTC conducts its business through five principal segments: Otis, UTC Climate, Controls & Security, Pratt & Whitney, Hamilton Sundstrand and Sikorsky. Each segment groups similar operating companies and the management organization of each segment has general operating autonomy over a range of products and services. Effective starting in 2012, UTC Climate, Controls & Security combines the prior Carrier and UTC Fire & Security segments into one segment. UTC has also established UTC Propulsion & Aerospace Systems, a new organization consisting of Pratt & Whitney and Hamilton Sundstrand, which will enable Pratt & Whitney and Hamilton Sundstrand to develop and offer integrated aerospace and propulsion products and solutions. Pratt & Whitney and Hamilton Sundstrand continue to operate and report as separate segments. The principal products and services of each segment are as follows:

•	Otis: elevators, escalators, moving walkways and services.

•

UTC Climate, Controls & Security: heating, ventilating, air conditioning (HVAC) and refrigeration systems, controls, services and energy efficient products for residential, commercial, industrial and transportation applications, as well as fire and special hazard detection and suppression systems and firefighting equipment, security, monitoring and rapid response systems and service and security personnel services.

•	Pratt & Whitney: commercial, military, business jet and general aviation aircraft engines, parts and services, industrial gas turbines, geothermal power systems and space propulsion.

•

Hamilton Sundstrand: aerospace products and aftermarket services, including power generation, management and distribution systems, flight systems, engine control systems, environmental control systems, fire protection and detection systems, auxiliary power units, propeller systems and industrial products, including air compressors, metering pumps and fluid handling equipment.

•	Sikorsky: military and commercial helicopters, aftermarket helicopter and aircraft parts and services.

United Technologies Corporation was incorporated in Delaware in 1934. Unless the context otherwise requires, “UTC,” “we,” “us,” “our” or the “Company” means only United Technologies Corporation and any successor obligor, and not any of its subsidiaries. Our principal executive offices are located at United Technologies Building, One Financial Plaza, Hartford, Connecticut 06103, telephone: (860) 728-7000.

Recent Developments

Pending Acquisition of Goodrich Corporation

On September 21, 2011, UTC, Charlotte Lucas Corporation, a New York corporation and a wholly owned subsidiary of UTC (“Merger Sub”), and Goodrich Corporation, a New York corporation (“Goodrich”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things and subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into Goodrich (the “Acquisition”). As a result of the Acquisition, Merger Sub will cease to exist, and Goodrich will survive as a wholly owned subsidiary of UTC. The Acquisition is expected to be completed in mid-2012. However, there can be no assurance as to when or whether the Acquisition will be completed. See “Risk Factors—Risks Related to the Acquisition.”

At the effective time of the Acquisition (the “Effective Time”), each share of Goodrich common stock issued and outstanding immediately prior to the Effective Time (other than shares held by Goodrich, UTC, Merger Sub or any of their respective wholly owned subsidiaries) will be converted into the right to receive $127.50 in cash, without interest.

Goodrich is one of the largest worldwide suppliers of aerospace components, systems and services to the commercial and general aviation airplane markets. Goodrich is also a leading supplier of systems and products to the global defense and space markets. Goodrich’s business is conducted globally with manufacturing, service and sales undertaken in various locations throughout the world. Goodrich’s products and services are sold principally to customers in North America, Europe and Asia. Goodrich had revenues of approximately $8 billion in 2011. Once the Acquisition is complete, it is expected that Goodrich and Hamilton Sundstrand will be combined to form a new segment named UTC Aerospace Systems. This segment and our Pratt & Whitney segment will be separately reportable segments, although they will both be included within the UTC Propulsion & Aerospace Systems organizational structure.

The completion of the Acquisition is subject to customary conditions, including, without limitation, (1) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other consents and approvals required under applicable antitrust or other regulatory laws, including, without limitation, Council Regulation No. 139/2004 and Commission Regulation No. 802/2004, as amended, (2) the absence of any order, law or other legal restraint or prohibition preventing or prohibiting completion of the Acquisition, (3) the absence of certain governmental actions, (4) the absence of a material adverse effect on Goodrich, (5) subject to certain exceptions, the accuracy of representations and warranties of Goodrich, UTC and Merger Sub contained in the Merger Agreement and (6) the performance or compliance by Goodrich, UTC and Merger Sub of or with their respective covenants and agreements contained in the Merger Agreement. This offering is not conditioned upon the completion of the Acquisition.

Acquisition Financing

We estimate that the total amount of funds needed to pay the cash consideration for the Acquisition and to pay related fees, expenses and other amounts expected to become due and payable by UTC as a result of the Acquisition will be approximately $16.5 billion (the “Acquisition Obligations”). In addition, we anticipate that Goodrich will have approximately $1.9 billion of net debt as of the closing of the Acquisition.

UTC currently anticipates financing the Acquisition Obligations through (1) the issuance of the Equity Units offered hereby, (2) additional borrowings to be made under the $2 billion term loan credit agreement that UTC entered into on April 24, 2012 (described below), (3) additional borrowing to be made through certain commercial paper issuances and (4) the issuance of $9.8 billion of fixed and floating rate notes in a registered public offering which closed on June 1, 2012. We may reduce a portion of these additional borrowings using available cash (up to approximately $3.5 billion) and the proceeds of certain non-core asset sales. The timing, amounts and terms of these borrowings and any subsequent reductions will depend on market conditions and other factors and our financing plans may change. The Merger Agreement does not contain a financing condition. This offering is not conditioned upon the consummation of any of the financings mentioned in this paragraph.

On November 8, 2011, UTC entered into a credit agreement (the “Bridge Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities LLC, HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners, Bank of America, N.A. and HSBC Bank USA, National Association, as syndication agents, Citibank, N.A., Deutsche Bank AG, BNP Paribas, Goldman Sachs Bank USA and The Royal Bank of Scotland plc, as documentation agents, and the other lenders party thereto. The Bridge Credit Agreement provides for a $15 billion bridge loan facility that will be available for UTC to pay a portion of the Acquisition Obligations. Any funding under the Bridge Credit Agreement would occur substantially concurrently with the consummation of the Acquisition, subject to customary conditions for acquisition financings of this type. The Bridge Credit Agreement contains provisions requiring the reduction of the commitments of the lenders or the prepayment of outstanding advances by the amount of net cash proceeds above a certain threshold resulting from the incurrence of certain indebtedness by UTC or its subsidiaries (including pursuant to this offering), the issuance of certain capital stock by UTC and certain non-ordinary course sales or dispositions of assets by UTC or its subsidiaries. We reduced the commitments under the Bridge Credit Agreement by approximately $9.7 billion from the issuance of $9.8 billion of fixed and floating rate notes in a registered public offering which closed on June 1, 2012. Any loans under the Bridge Credit Agreement would mature on the date that is 364 days after the funding date.

On April 24, 2012, UTC entered into a term loan credit agreement with various financial institutions that provides for a $2 billion unsecured term loan facility (the “Term Loan Agreement”), available for UTC to pay a portion of the Acquisition Obligations. Any loan under the Term Loan Agreement would mature on December 31, 2012, and funding would occur shortly before consummation of the Acquisition, subject to customary conditions for financings of this type. Funding would be conditioned on the substantially contemporaneous termination of the remaining commitments under the Bridge Credit Agreement.

THE OFFERING

In this offering summary, “UTC,” “we,” “us,” “our” and the “Company” refer only to United Technologies Corporation and any successor obligor, and not to any of its subsidiaries.

What are Equity Units?

Equity Units may be either Corporate Units or Treasury Units, as described below. The Equity Units will initially consist of 20,000,000 Corporate Units (or 22,000,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $50. You can create Treasury Units from Corporate Units in the manner described below under “How can I create Treasury Units from Corporate Units?”

What are the components of a Corporate Unit?

Each Corporate Unit initially consists of a purchase contract and a 1/20, or 5%, undivided beneficial ownership interest in $1,000 principal amount of United Technologies Corporation’s     % junior subordinated notes due 2022. The undivided beneficial ownership interest in the notes corresponds to $50 principal amount of the notes. Except as described under “Description of the Purchase Contracts—Termination,” the notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000. You will own the undivided beneficial ownership interest in the notes comprising part of each of your Corporate Units, but the notes will be pledged to us through the collateral agent to secure your obligation under the related purchase contract. Upon a successful optional remarketing (as defined under “What is an optional remarketing?”), the notes comprising part of the Corporate Units will be replaced by the Treasury portfolio described below under “What is the Treasury Portfolio?” and the applicable ownership interest in the Treasury portfolio will then be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

What is a purchase contract?

Each purchase contract that is a component of an Equity Unit obligates you to purchase, and obligates us to sell, on August 1, 2015, or if such day is not a business day, the following business day (which we refer to as the “purchase contract settlement date”), for $50 in cash, a number of shares of our common stock equal to the “settlement rate.” The settlement rate will be calculated (subject to adjustment under the circumstances set forth in “Description of the Purchase Contracts—Anti-dilution Adjustments” and “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) as follows:

•

if the applicable market value (as defined below) of our common stock is equal to or greater than the “threshold appreciation price” of approximately $        , the settlement rate will be                  shares of our common stock (we refer to this settlement rate as the “minimum settlement rate”);

•

if the applicable market value of our common stock is less than the threshold appreciation price but greater than the “reference price” of $        , the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share; and

•

if the applicable market value of our common stock is less than or equal to the reference price, the settlement rate will be                  shares of our common stock (we refer to this settlement rate as the “maximum settlement rate”).

“Applicable market value” means the average volume-weighted average price, or VWAP, of our common stock on each trading day during the 20 consecutive trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date. The “VWAP” of our common stock means, for the relevant trading day, the per share VWAP on the principal exchange or quotation system on which our common stock is listed or admitted for trading as displayed under the heading Bloomberg VWAP on Bloomberg page “UTX <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). A “trading day” means, for purposes of determining a VWAP or closing price, a business day on which the principal exchange or quotation system on which our common stock is listed or admitted for trading is scheduled to be open for business and a day on which there has not occurred or does not exist a market disruption event, as defined in “Description of the Purchase Contracts—Purchase of Common Stock.” The threshold appreciation price is equal to $50 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is approximately $         and represents appreciation of approximately     % over the reference price.

If 20 trading days for our common stock have not occurred prior to the third scheduled trading day immediately prior to the purchase contract settlement date, all remaining trading days will be deemed to occur on that third scheduled trading day and the VWAP of our common stock for each of the remaining trading days will be the VWAP of our common stock on that third scheduled trading day or, if such day is not a trading day, the closing price, as defined in “Description of the Purchase Contracts—Purchase of Common Stock”, as of such date.

We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, you will receive an amount of cash equal to the percentage of a whole share represented by such fractional share multiplied by the closing price of our common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding an early settlement date, in the case of early settlement). If, however, a holder surrenders for settlement at one time more than one purchase contract, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered.

You may satisfy your obligation to purchase our common stock pursuant to the purchase contracts as described under “How can I satisfy my obligation under the purchase contracts?” below.

Can I settle the purchase contract early?

You can settle a purchase contract at any time prior to 4:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, other than, in the case of the Corporate Units, (1) if we elect to conduct an optional remarketing (as defined under “What is a remarketing?), from 4:00 p.m., New York City time, on the second business day immediately preceding the first day of an optional remarketing period (as defined under “What is an optional remarketing?”) until the settlement date of that remarketing or the date we announce that such remarketing was unsuccessful and (2) after 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period (as defined under “What is a final remarketing?”) (we refer to each such period as a “blackout period”), by paying $50 in cash per Corporate Unit or Treasury Unit, in which case                  shares of our common stock, subject to adjustments, will be issued to you pursuant to the purchase contract (subject to adjustment as described below under “Description of the Purchase Contracts—Anti-dilution Adjustments” and “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”). You may only elect early settlement in integral multiples of 20 Corporate Units or 20 Treasury Units; however, if the Treasury portfolio has replaced the notes as a component of the Corporate Units as a result of a successful optional remarketing, holders of Corporate Units may settle early only in integral multiples of                  Corporate Units. See “Description of the Purchase Contracts—Early Settlement.”

Your early settlement right is subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), in effect and an available prospectus covering any securities deliverable upon settlement of a purchase contract. We have agreed that, if such a registration statement is required, we will use our commercially reasonable efforts to have a registration statement in effect on the applicable early settlement date and to provide a prospectus in connection therewith, covering any securities to be delivered in respect of the purchase contracts being settled, subject to certain exceptions. In the event that a holder seeks to exercise its early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right will be void unless and until such a registration statement is effective and we have provided a prospectus in connection therewith and we will have no further obligation with respect to any such registration statement if, notwithstanding using our commercially reasonable efforts, no registration statement is then effective. For so long as there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development.

What is the Treasury portfolio?

Upon a successful optional remarketing, the notes will be replaced by the Treasury portfolio. The Treasury portfolio is a portfolio of U.S. Treasury securities consisting of:

•

U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the notes underlying the undivided beneficial ownership interests in the notes included in the Corporate Units on the optional remarketing date; and

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U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the notes underlying the undivided beneficial ownership interests in the notes included in the Corporate Units on the optional remarketing date.

If, on the optional remarketing date, U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio have a yield that is less than zero, then the cash proceeds from the remarketing (and not the U.S. Treasury securities) will be substituted for the notes that are components of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligation to purchase our common stock under the purchase contracts. In addition, in such case, references to “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount of cash.

What is a Treasury Unit?

A Treasury Unit is a unit created from a Corporate Unit by substituting the pledged undivided beneficial ownership interest in the notes that secure a holder’s obligation under the purchase contract with Treasury securities, which must be purchased in the open market at the expense of the Corporate Unit holder, unless otherwise owned by the holder. A Treasury Unit consists of a purchase contract and a 1/20, or 5%, undivided beneficial ownership interest in a zero-coupon U.S. Treasury security with a principal amount at maturity of $1,000 that matures on July 31, 2015 (CUSIP No. 912820WH6), which we refer to as a “Treasury security.” The ownership interest in the Treasury security that is a component of a Treasury Unit will be owned by you, but will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

How can I create Treasury Units from Corporate Units?

Each holder of Corporate Units will have the right, at any time other than during a blackout period or after a successful remarketing, to substitute for the related undivided beneficial ownership interest in notes held by the collateral agent Treasury securities having an aggregate principal amount at maturity equal to the aggregate principal amount of the notes underlying such holder’s Corporate Units. Because Treasury securities and the notes are issued in minimum denominations of $1,000, holders of Corporate Units may only make these substitutions in integral multiples of 20 Corporate Units. Each of these substitutions will create Treasury Units, and the notes underlying the holder’s Corporate Units will be released upon substitution to the holder and will be separately tradable from the Treasury Units.

How can I recreate Corporate Units from Treasury Units?

Each holder of Treasury Units will have the right, at any time other than during a blackout period or after a successful remarketing, to recreate Corporate Units, by substituting the related Treasury securities held by the collateral agent, with notes having an aggregate principal amount equal to the aggregate principal amount at maturity of the Treasury securities for which substitution is being made. Because Treasury securities and the notes are issued in minimum denominations of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 20 Treasury Units. Each of these substitutions will recreate Corporate Units and the applicable Treasury securities will be released to the holder and will be separately tradable from the Corporate Units.

What payments am I entitled to as a holder of Corporate Units?

Subject to any deferral as described under “Do we have the option to defer current payments?” below, holders of Corporate Units will be entitled to receive quarterly cash distributions consisting of their pro rata share of interest payments on the notes, at the rate of     % per year, and quarterly contract adjustment payments at the rate of     % per year on the stated amount of $50 per Corporate Unit until the earliest of the occurrence of a termination event, the purchase contract settlement date, the fundamental change early settlement date (in the case of early settlement upon a fundamental change) or the most recent quarterly payment date on or before any early settlement of the related purchase contracts (in the case of early settlement other than upon a fundamental change). Our obligations with respect to the contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our Senior Indebtedness (as defined under “Description of the Notes—Subordination”).

What payments will I be entitled to if I convert my Corporate Units to Treasury Units?

Subject to any deferral as described under “Do we have the option to defer current payments?” below, holders of Treasury Units will be entitled to receive quarterly contract adjustment payments from us at the rate of     % per year on the stated amount of $50 per Treasury Unit. There will be no interest payments in respect of the interest in Treasury securities that is a component of the Treasury Units, but to the extent that such holders of Treasury Units continue to hold the notes that were released to them when they created the Treasury Units, such holders will continue to receive the scheduled interest payments on their separate notes, subject to our right to defer such payments and subject to any modifications made thereto pursuant to a successful remarketing.

Do we have the option to defer current payments?

We have the right to defer all or part of the contract adjustment payments but not beyond the purchase contract settlement date (or, with respect to an early settlement upon a fundamental change, not beyond the fundamental change early settlement date or, with respect to an early settlement other than upon a fundamental change, not beyond the early settlement date). Any deferred contract adjustment payments will accrue additional

contract adjustment payments at the rate equal to     % per annum (which is equal to the rate of total distributions on the Corporate Units), compounded on each contract adjustment payment date, to, but excluding, the contract adjustment payment date on which such deferred contract adjustment payments are paid. We refer to additional contract adjustment payments that accrue on deferred contract adjustment payments as “compounded contract adjustment payments.” We may pay any deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date.

If we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we generally will not declare or pay dividends or distributions on, or redeem, purchase or acquire or make a liquidation payment with respect to, any shares of our capital stock, or make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that upon a liquidation ranks pari passu with, or junior in interest to, the contract adjustment payments, or make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks pari passu with, or junior in interest to, the contract adjustment payments, in each case, subject to the exceptions set forth under “Description of the Purchase Contracts—Contract Adjustment Payments.”

In addition, prior to the purchase contract settlement date, we may elect at one or more times to defer payment of interest on the notes for one or more consecutive interest periods. However, each deferred interest payment may only be deferred until the purchase contract settlement date. We may pay any deferred interest on any scheduled interest payment date occurring on or prior to the purchase contract settlement date. Deferred interest on the notes will bear interest at the interest rate applicable to the notes, compounded on each interest payment date to, but excluding, the interest payment date on which such deferred interest is paid. In connection with any successful remarketing during the final remarketing period, all accrued and unpaid deferred interest (including compounded interest thereon) will be paid to the holders of the notes (whether or not the notes were remarketed in the remarketing) on the purchase contract settlement date in cash.

In the event there is any deferred interest outstanding, we may not elect to conduct an optional remarketing.

In the event that we exercise our option to defer the payment of interest, then until the deferred interest payments (including compounded interest thereon) have been paid, we generally will not declare or pay dividends or distributions on, or redeem, purchase or acquire or make a liquidation payment with respect to, any shares of our capital stock, or make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that upon a liquidation rank pari passu with, or junior in interest to, the notes, or make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks pari passu with, or junior in interest to, the notes, in each case, subject to the exceptions set forth under “Description of the Notes—Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances.”

What are the payment dates for the Corporate Units and Treasury Units?

Subject to any deferral as described under “Do we have the option to defer current payments?” above, the payments described above in respect of the Equity Units will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (except that if any such date is not a business day, interest and contract adjustment payments will be payable on the following business day, without adjustment for such delay), commencing November 1, 2012. We will make these payments to the person in whose name the Equity Unit is registered on the close of business on the record date. The “record date” means the 15th day of the calendar month preceding the calendar month in which the relevant payment date falls (whether or not a business day) or, if the Equity Units are held in book-entry form, the “record date” means the business day immediately preceding the applicable payment date.

What is a remarketing?

We refer to each of an “optional remarketing” and a “final remarketing” as a “remarketing.” In a remarketing, the notes that are a part of Corporate Units and any separate notes which were formerly part of Corporate Units but are now held by a holder as a separate security (the “separate notes”) whose holders have elected to participate in the remarketing will be remarketed as described below under “What is an optional remarketing?” or, if no optional remarketing has occurred or is successful, in a final remarketing as described below under “What is a final remarketing?”

In consultation with the remarketing agent and without the consent of any holders of notes, we may elect (but will not be required to elect) to:

•	divide the notes into more than one tranche, so long as no tranche immediately after the settlement date of the remarketing will have an aggregate principal amount of less than $400 million;

•	move up the maturity date of any tranche to a date earlier than August 1, 2022 but not earlier than August 1, 2017;

•

extend the earliest redemption date on which any tranche may be redeemed at our option, in whole or in part, from August 1, 2017 to a later date or to eliminate the redemption provisions of any tranche; and/or

•	remarket any tranche as fixed-rate notes or floating-rate notes.

All such modifications will take effect only if the remarketing is successful. If we elect to divide the notes into tranches, we will allocate the notes of holders of separate notes who did not elect to participate in the remarketing (and, in the case of a final remarketing, the notes of holders that are settling with cash), without any requirement for the consent of such holders, among the tranches, so long as no tranche immediately after the settlement date of the remarketing will have an aggregate principal amount of less than $400 million. If we conduct an optional remarketing that is not successful, we may change the elections described above prior to the final remarketing period.

In order to remarket the notes, the remarketing agent, in consultation with us, may reset the interest rate on any tranche of notes (either upward or downward), or if any tranche is remarketed as floating-rate notes, determine the interest rate spread applicable to such tranche of notes, in order to produce the required price in the remarketing, as discussed under “What is an optional remarketing?” and “What is a final remarketing?” The interest deferral provisions of the notes will not apply after a successful remarketing.

During the applicable blackout period relating to a remarketing:

•	you may not settle a purchase contract early;

•	you may not create Treasury Units; and

•	you may not recreate Corporate Units from Treasury Units.

We have agreed to enter into a remarketing agreement with one or more remarketing agents, which we refer to as the remarketing agent, no later than 20 days prior to the first day of the final remarketing period or, if we elect to conduct an optional remarketing, the optional remarketing period. We will separately pay a fee to the remarketing agent for its services. The holders of the notes included in any remarketing will not be responsible for such fee.

What is an optional remarketing?

Unless a termination event has occurred, we may elect, at our option, to remarket the notes over a period selected by us that begins on or after April 29, 2015 (the second business day immediately preceding the interest payment date prior to the purchase contract settlement date) and ends anytime on or before July 15, 2015 (the eighth day prior to the beginning of the final remarketing period). In any optional remarketing, the aggregate principal amount of the notes that are a part of Corporate Units and any separate notes whose holders have elected to participate in the optional remarketing will be remarketed. We refer to this period as the “optional remarketing period,” a remarketing that occurs during the optional remarketing period as an “optional remarketing” and the date the notes are priced in an optional remarketing as the “optional remarketing date.” If we elect to conduct an optional remarketing, the remarketing agent will use its commercially reasonable efforts to obtain a price for the notes that results in proceeds of at least 100% of the aggregate of the price of the Treasury portfolio described below under “What is the Treasury portfolio?”, which we refer to as the “Treasury portfolio purchase price,” and the separate notes purchase price as defined under “Description of the Notes—Remarketing of Notes That Are Not Included in Corporate Units.” We will request that The Depository Trust Company, or DTC, which we refer to as the “depository,” notify its participants holding Corporate Units, Treasury Units and separate notes of our election to conduct an optional remarketing no later than 15 days prior to the first day of the optional remarketing period. On the business day following the optional remarketing date, if we have elected to divide the notes into tranches, we will notify holders of separate notes who decided not to participate in the optional remarketing how we will allocate their notes between or among the tranches.

We may not elect to conduct an optional remarketing if we are then deferring interest on the notes.

An optional remarketing will be considered successful if the remarketing agent is able to remarket the notes for a price of at least 100% of the Treasury portfolio purchase price and the separate notes purchase price. If we elect to divide the notes into tranches in connection with an optional remarketing, the optional remarketing date will be the same for each tranche and the settlement of each tranche will be conditioned on the settlement of every other tranche.

Following a successful optional remarketing, on the optional remarketing settlement date (as defined below), the portion of the remarketing proceeds equal to the Treasury portfolio purchase price will, except as described in the following paragraph, be used to purchase the Treasury portfolio and the remaining proceeds attributable to the notes underlying the Corporate Units will be remitted to the purchase contract agent for distribution pro rata to the holders of such Corporate Units. The portion of the proceeds attributable to the separate notes sold in the remarketing will be remitted to the custodial agent for distribution on the optional remarketing settlement date pro rata to the holders of such separate notes.

If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio have a yield that is less than zero, then the cash proceeds from the remarketing (and not the U.S. Treasury securities) will be substituted for the notes that are components of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligation to purchase our common stock under the purchase contracts.

Following a successful optional remarketing, each Corporate Unit holder’s applicable ownership interest in the Treasury portfolio or cash will be substituted for the holder’s undivided beneficial ownership interest in the notes as a component of the Corporate Units, and the portion of the Treasury portfolio described in the first bullet under “What is the Treasury portfolio?” or such cash will be pledged to us through the collateral agent to secure the Corporate Unit holder’s obligation under the related purchase contract. On the purchase contract settlement date, for each Corporate Unit, $50 of the proceeds from the Treasury portfolio will automatically be applied to satisfy the Corporate Unit holder’s obligation to purchase common stock under the purchase contract and the proceeds from the portion of the Treasury portfolio described in the second bullet under “What is the Treasury portfolio?”, which will equal the interest payment (assuming no reset of the interest rate) that would have been paid on the notes that were components of the Corporate Units at the time of the remarketing will be paid on the purchase contract settlement date to the Corporate Unit holders.

If we elect to conduct an optional remarketing and that remarketing is successful:

•	settlement of the remarketed notes will occur on the third business day following the optional remarketing date (we refer to that third business day as the “optional remarketing settlement date”);

•

the interest rate on each tranche of remarketed notes will be reset, or, if we remarketed any tranche of notes as floating-rate notes, the interest rate spread will be determined, by the remarketing agent in consultation with us on the optional remarketing date and will become effective on the optional remarketing settlement date;

•

after the optional remarketing settlement date, your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio or cash, as described above; and

•	you may no longer create Treasury Units or recreate Corporate Units from Treasury Units.

If we do not elect to conduct an optional remarketing during the optional remarketing period, or no optional remarketing succeeds for any reason, the notes will continue to be a component of the Corporate Units or will continue to be held separately and the remarketing agent will use its commercially reasonable efforts to remarket the notes during the final remarketing period, as described under “What is a final remarketing?” below.

At any time and from time to time during the optional remarketing period prior to the announcement of a successful optional remarketing, we have the right to postpone any remarketing in our sole and absolute discretion.

What is a final remarketing?

Unless a termination event or a successful optional remarketing has occurred prior to the purchase contract settlement date, we will remarket the notes during the five business day period ending on July 29, 2015 (the third business day immediately preceding the purchase contract settlement date). We refer to such period as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date the notes are priced in the final remarketing as the “final remarketing date.” In the final remarketing, the aggregate principal amount of the notes that are a part of Corporate Units and any separate notes whose holders have elected to participate in the final remarketing will be remarketed. The remarketing agent will use its commercially reasonable efforts to obtain a price for the notes that results in proceeds of at least 100% of the aggregate principal amount of all the notes offered in the remarketing. We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate notes of the final remarketing no later than seven days prior to the first day of the final remarketing period. We have the right to postpone the final remarketing in our sole and absolute discretion on any day prior to the last three business days of the final remarketing period. On the business day following the final remarketing date, we will notify holders of Corporate Units who are settling with cash (as described under “Do I have to participate in the remarketing?”) and holders of separate notes who did not elect to participate in the final remarketing how we will allocate their notes between or among the tranches.

A remarketing during the final remarketing period will be considered successful if the remarketing agent is able to remarket the notes for at least 100% of the aggregate principal amount of all the notes offered in the remarketing. If we elect to divide the notes into tranches in connection with the final remarketing, the final remarketing date will be the same for each tranche and the settlement of each tranche will be conditioned on the settlement of every other tranche.

Following a successful final remarketing, the collateral agent will remit the portion of the proceeds equal to the total principal amount of the notes underlying the Corporate Units to us to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts. Any excess proceeds attributable to notes underlying Corporate Units that were remarketed will be remitted to the purchase contract agent for distribution pro rata to the holders of such notes. Proceeds from the final remarketing attributable to the separate notes remarketed will be remitted to the custodial agent for distribution pro rata to the holders of the separate notes that were remarketed.

Upon a successful final remarketing, settlement of the remarketed notes will occur on the purchase contract settlement date. On the final remarketing date, if applicable, the interest rate on each tranche of notes remarketed as fixed-rate notes will be reset, or, if any tranche is remarketed as floating-rate notes, the interest rate spread will be determined, by the remarketing agent in consultation with us, and in each case will become effective on the purchase contract settlement date.

What happens if the notes are not successfully remarketed?

If, in spite of using its commercially reasonable efforts, the remarketing agent cannot remarket the notes during the final remarketing period at a price at least equal to 100% of the aggregate principal amount of notes offered in the remarketing, a condition precedent set forth in the remarketing agreement has not been fulfilled or a successful remarketing has not occurred for any other reason, in each case resulting in a “failed remarketing,” holders of all notes will have the right to put their notes to us for an amount equal to the principal amount of their notes, plus accrued and unpaid interest (including deferred interest and compounded interest thereon), to, but excluding, the purchase contract settlement date. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the notes underlying the Corporate Units unless, prior to 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, the holder provides written notice of an intention to settle the related purchase contracts with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the securities intermediary $50 in cash per purchase contract. This settlement with separate cash may only be effected in integral multiples of 20 Corporate Units. Unless a holder of Corporate Units has elected to settle the related purchase contracts and delivered the separate cash on or prior to the business day immediately preceding the purchase contract settlement date, the holder will be deemed to have elected to apply a portion of the proceeds of the put price equal to the principal amount of the notes against the holder’s obligations to us under the related purchase contracts, thereby satisfying the holder’s obligations in full, and the notes underlying such Corporate Units will be delivered to us and cancelled. Thereafter, the excess, if any, of the put price over the purchase price payable by the holders to us under the purchase contracts will be remitted by the purchase contract agent to the holders of the Corporate Units.

Do I have to participate in the remarketing?

No. You may elect not to participate in a remarketing and to retain the notes underlying the undivided beneficial ownership interests in notes comprising part of your Corporate Units by (1) creating Treasury Units at any time other than during a blackout period, (2) settling the related purchase contracts early at any time other than during a blackout period or (3) in the case of a final remarketing, notifying the purchase contract agent prior to 4:00 p.m., New York City time, on the second business day immediately prior to the first day of the final remarketing period of your intention to settle your obligation under the related purchase contracts on the purchase contract settlement date in cash, and delivering such cash payment required under the purchase contracts to the securities intermediary on or prior to 4:00 p.m., New York City time, on the business day immediately prior to the first day of the final remarketing period. You can only elect to satisfy your obligation in cash in increments of 20 Corporate Units. See “Description of the Purchase Contracts—Notice to Settle with Cash.”

Which provisions will govern the notes following the remarketing?

The remarketed notes will continue to be subordinated and to be governed by the indenture and the supplemental indenture under which they were issued. However, in connection with the remarketing we may divide the notes into more than one tranche, shorten the maturity of any tranche, extend the earliest redemption date or eliminate the optional redemption provisions for any tranche and remarket any tranche as fixed-rate or floating-rate notes, all without the consent of any holders of notes and as described under “What is a remarketing?” above.

If I am holding separate notes, can I still participate in a remarketing of the notes?

Yes. If you hold separate notes, you may elect to have your notes remarketed by the remarketing agent along with the notes underlying the Corporate Units as described under “Description of the Notes—Remarketing of Notes That Are Not Included in Corporate Units.” You may also participate in any remarketing by recreating Corporate Units at any time prior to the remarketing, other than during a blackout period.

How can I satisfy my obligation under the purchase contracts?

You may satisfy your obligations under the purchase contracts as follows:

•

in the case of the Corporate Units, through the automatic application of the portion of the proceeds of the remarketing equal to the principal amount of the notes underlying the Corporate Units, as described under “What is a final remarketing?” above;

•	through early settlement as described under “Can I settle the purchase contract early?” and under “What happens if there is early settlement upon a fundamental change?” below;

•	in the case of Corporate Units, through cash settlement on the purchase contract settlement date as described under “Do I have to participate in the remarketing?” above;

•	in the case of Treasury Units, through the automatic application of the proceeds of the interest in Treasury securities;

•

in the case of Corporate Units, through the automatic application of the portion of the proceeds from the Treasury portfolio or cash equal to the principal amount of the notes if the Treasury portfolio or cash has replaced the notes as a component of the Corporate Units as a result of a successful optional remarketing, as described under “What is an optional remarketing?” above; or

•

in the case of Corporate Units, through exercise of the put right or cash settlement on the purchase contract settlement date as described under “What happens if the notes are not successfully remarketed?” above.

In addition, the purchase contract and pledge agreement that governs the Equity Units provides that all of your obligations under the purchase contract will be terminated without any further action or notice upon the occurrence of a termination event, as defined under “Description of the Purchase Contracts—Termination.”

If you settle a purchase contract early (other than pursuant to your fundamental change early settlement right), you will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the quarterly payment date immediately preceding the early settlement date. If you settle a purchase contract early pursuant to your fundamental change early settlement right, you will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date.

If the purchase contracts are terminated as a result of a termination event, you will not have any right to receive accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon). See “Description of the Purchase Contracts—Early Settlement” and “Description of the Purchase Contracts—Termination.”

What interest payments will I receive on the notes or on the undivided beneficial ownership interests in the notes?

Subject to any deferral as described in “Do we have the option to defer current payments?” above, the notes will bear interest at the rate of     % per year from the original issuance date to the purchase contract settlement date or, if earlier, the optional remarketing settlement date, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing November 1, 2012 (except that if any such date is not a business day, interest will be payable on the following business day, without adjustment for such delay). On and after the purchase contract settlement date or, if earlier, the optional remarketing settlement date, interest on each note will be payable at the relevant reset rate (as defined under “When will the interest rate on the notes be reset and what is the reset rate?”) or the applicable index plus the reset spread (as defined under “When will the interest rate on the notes be reset and what is the reset rate?”), or if the interest rate has not been reset, at the initial interest rate of     % per year. Except in the case of any tranche of notes that is remarketed as floating-rate notes or in the case of a failed remarketing, following the purchase contract settlement date or, if applicable, the optional remarketing settlement date, interest on the notes will be payable semi-annually in arrears on February 1 and August 1. Interest will be payable to the person in whose name the note is registered on the relevant record date.

When will the interest rate on the notes be reset and what is the reset rate?

The interest rate on any tranche of notes may be reset in connection with a successful remarketing as described above under “What is an optional remarketing?” and “What is a final remarketing?” The “reset rate” or, if we elect to remarket any tranche of notes as floating-rate notes, the “reset spread” will be the interest rate or spread determined by the remarketing agent, in consultation with us, as the rate or spread such tranche of notes should bear in order for the remarketing agent to remarket the notes of such tranche on the remarketing date for a price of at least 100% of the relevant fraction (defined below) of the Treasury portfolio purchase price plus the separate notes purchase price, if any, in the case of an optional remarketing, or at least 100% of the aggregate principal amount of the notes of such tranche being offered in the remarketing, in the case of a final remarketing. In any case, the reset rate for any tranche of notes remarketed as fixed-rate notes or, if we elect to remarket any tranche of notes as floating-rate notes, the applicable index plus the reset spread, may be higher or lower than the initial interest rate on the notes depending on the results of the remarketing and market conditions at that time. The interest rate on the notes will not be reset if there is not a successful remarketing and the notes will continue to bear interest at the initial interest rate. The reset rate or, if we elect to remarket any tranche of notes as floating-rate notes, the applicable index plus the reset spread, will not exceed the maximum rate permitted by applicable law. The “relevant fraction” for a tranche of notes is a fraction the numerator of which is the aggregate principal amount of the notes in such tranche that are being remarketed and the denominator of which is the aggregate principal amount of all of the notes to be remarketed.

When may the notes be redeemed?

We may not redeem the notes until August 1, 2017. The notes will be redeemable thereafter, at our option, in whole or in part, at any time from time to time, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the redemption date. In a remarketing, we may extend the earliest redemption date on which any tranche may be redeemed from August 1, 2017 to a later date or eliminate the redemption provisions of any tranche of notes.

What happens if there is early settlement upon a fundamental change?

If we are involved in a transaction that constitutes a fundamental change (as defined below) prior to the purchase contract settlement date, you will have the right, subject to certain conditions, to accelerate and settle a purchase contract early at the settlement rate determined as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change,” plus an additional make-whole amount of shares, or the “make-whole shares,” so long as at such time, if required under the U.S. federal securities laws, there is in effect on the fundamental change early settlement date a registration statement covering any securities to be issued and delivered in connection with such fundamental change early settlement. We refer to this right as the “fundamental change early settlement right.”

A “fundamental change” means (a) a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (or the “Exchange Act”), has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock without the approval of our board of directors and effectuates a change in a majority of the members of our board of directors (including the Chairman and the President); (b) we are involved in a consolidation with or merger into any other person, or any merger of another person into us, or any other similar transaction or series of related transactions (other than a merger, consolidation or similar transaction that does not result in the conversion or exchange of outstanding shares of our common stock), in each case, in which 90% or more of the outstanding shares of our common stock are exchanged for or converted into cash, securities or other property, greater than 10% of the value of which consists of cash, securities or other property that is not (or will not be upon or immediately following the effectiveness of such consolidation, merger or transaction) common stock listed on any U.S. national securities exchange; (c) our common stock ceases to be listed on at least one U.S. national securities exchange (other than in connection with any consolidation, merger or similar transaction); or (d) our shareholders approve our liquidation, dissolution or termination.

We will provide each of the holders of Equity Units with a notice of the completion of a fundamental change within 10 business days of the effective date of such fundamental change. The notice will specify (1) a date, the “fundamental change early settlement date,” which will be at least 10 days after the date of the notice but no later than the earlier of 20 days after the date of the notice and two business days prior to the first day of the commencement of the optional remarketing period, or, if we do not elect to conduct an optional remarketing or the optional remarketing is not successful, two business days prior to the commencement of the final remarketing period or, if the final remarketing is not successful, the purchase contract settlement date, by which each holder’s fundamental change early settlement right must be exercised, (2) the applicable settlement rate and (3) the amount (per share of common stock) of the cash, securities and other consideration receivable by the holder, including the amount of contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon), upon settlement. To exercise the fundamental change early settlement right with respect to any purchase contracts, you must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York, no later than 4:00 p.m., New York City time, on the third business day before the fundamental change early settlement date, payment of the applicable purchase price in immediately available funds less the amount of any accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date.

If you exercise the fundamental change early settlement right, we will deliver to you on the fundamental change early settlement date for each purchase contract with respect to which you have elected fundamental change early settlement, the kind and amount of securities, cash or other property that you would have been entitled to receive if you had settled the purchase contract immediately before the fundamental change at the settlement rate described above, plus the number of make-whole shares determined by reference to the table set forth under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.” The notes, applicable ownership interests in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which you are effecting a fundamental change early settlement, will be delivered to you. If you do not elect to exercise your fundamental change early settlement right, your Corporate Units or Treasury Units will remain outstanding and be subject to normal settlement on the purchase contract settlement date.

We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have in effect on the fundamental change early settlement date a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the fundamental change early settlement, subject to certain exceptions. In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right will be void unless and until the registration statement is effective and we will have no further obligation with respect to any such registration statement if, notwithstanding using our commercially reasonable efforts, no registration statement is then effective.

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units as a result of a successful optional remarketing, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the notes as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of                  Corporate Units.

A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.

What is the ranking of the notes?

The notes will be subordinated to all our existing and future Senior Indebtedness. The notes will be effectively subordinated to existing or future preferred stock and indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries. See “Description of the Notes—Subordination.”

How will the notes be evidenced?

The notes that form a part of the Corporate Units will be issued in fully registered form and will be registered in the name of the purchase contract agent. The notes that do not form a part of the Corporate Units will be evidenced by one or more global notes registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.

In a few special situations described in “Description of the Notes—Book Entry Issuance—The Depository Trust Company”, a book-entry security representing the notes will terminate and interests in it will be exchanged for physical certificates representing the notes.

What are the U.S. federal income tax consequences related to the Equity Units and notes?

Although the Internal Revenue Service (the “IRS”) has issued a Revenue Ruling addressing the treatment of units similar to the Equity Units, no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Equity Units or instruments similar to the Equity Units for U.S. federal income tax purposes. Accordingly, no assurance can be given that the conclusions in the Revenue Ruling would apply to the Equity Units. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units are unclear. In addition, there can be no assurance that the IRS or a court will agree with the characterization of the notes as indebtedness for U.S. federal income tax purposes.

Although the matter is not free from doubt, a beneficial owner of Equity Units will be treated for U.S. federal income tax purposes as separately owning the purchase contract and the undivided beneficial ownership interests in the notes, the Treasury portfolio or the Treasury securities constituting the Equity Unit, as applicable. By purchasing the Equity Units, you will be deemed to have agreed to treat the Equity Units in that manner for all U.S. federal income tax purposes. In addition, you must allocate the purchase price of the Equity Units between the notes and the purchase contract in proportion to their respective fair market values, which will establish your initial tax basis in the notes and the purchase contract. With respect to each Corporate Unit purchased in the offering, you will be deemed to have agreed to allocate $             to the undivided beneficial ownership interest in the notes and $             to the purchase contract.

We intend to treat the notes as “variable rate debt instruments” that are subject to applicable U.S. Treasury regulations that apply to “reset bonds.” Based on the above, you will be required to take into account interest payments on the notes at the time they are paid or accrued in accordance with your regular method of accounting for tax purposes. However, there are no U.S. Treasury regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the notes, and therefore the U.S. federal income tax treatment of the notes is unclear. Under possible alternative characterizations of the notes, you may be required to accrue interest income in amounts that exceed the stated interest on the notes and/or treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, redemption or other taxable disposition of a note. See “Material U.S. Federal Income Tax Consequences—U.S. Holders—The Notes—Possible Alternative Characterizations.”

If the Treasury portfolio has replaced the notes as a component of the Corporate Units as a result of a successful optional remarketing, a beneficial owner of Corporate Units generally will be required to include in gross income its allocable share of any interest payments made with respect to such owner’s applicable ownership interest in the Treasury portfolio, and, if appropriate, acquisition discount (as described under “Material U.S. Federal Income Tax Consequences”) on the applicable ownership interest in the Treasury portfolio.

We intend to treat contract adjustment payments as taxable ordinary income to a U.S. holder (as defined under “Material U.S. Federal Income Tax Consequences”) when received or accrued, in accordance with the U.S. holder’s regular method of tax accounting. We intend to treat any contract adjustment payments paid to a non-U.S. holder (as defined under “Material U.S. Federal Income Tax Consequences”) as payments generally subject to U.S. federal withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax.

For a more comprehensive discussion of the U.S. federal income tax consequences of an investment in the Equity Units, please see “Material U.S. Federal Income Tax Consequences.” Prospective investors in Equity Units should consult their tax advisors regarding the particular tax consequences to them of the purchase, ownership and disposition of Equity Units (including the application and effects of any state, local, or foreign and other tax laws).

What are the uses of proceeds from the offering?

We estimate that the net proceeds from the sale of the Equity Units in this offering will be approximately $         million (approximately $         million if the underwriters exercise their over-allotment option in full), after deducting the underwriting discounts and commissions but before deducting other offering expenses. These net proceeds will be used primarily to partially fund the Acquisition Obligations. Subject to the satisfaction of customary closing conditions, the closing of the Acquisition is anticipated to take place in mid-2012. The remainder of the net proceeds from the offering of the Equity Units, if any, will be used for general corporate purposes. If the Acquisition does not close, the net proceeds from the offering will be used for general corporate purposes. Pending use, we may, but are not required to, initially invest the net proceeds in short-term interest-bearing obligations.

What are the risks relating to the Equity Units?

See “Risk Factors” and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference in this prospectus supplement and in the accompanying prospectus, including the risk factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 and under “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 before you make an investment decision pursuant to this prospectus supplement and the accompanying prospectus.

The Offering—Explanatory Diagrams

The following diagrams illustrate some of the key features of the purchase contracts and the undivided beneficial ownership interests in notes, Corporate Units and Treasury Units.

Corporate Units

A Corporate Unit consists of two components as described below:

Notes:

(1)	Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts—Contract Adjustment Payments” below.

(2)	Each owner of an undivided beneficial ownership interest in notes will be entitled to 1/20, or 5%, of each interest payment paid in respect of a $1,000 principal amount note.

(3)

Interest payments may be deferred as described under “Description of the Notes—Option to Defer Interest Payments” below. The optional deferral provisions of the notes will cease to apply on the purchase contract settlement date.

(4)

Notes will be issued in minimum denominations of $1,000, except in limited circumstances following a termination event. Each undivided beneficial ownership interest in notes represents a 1/20, or 5%, undivided beneficial ownership interest in a note having a principal amount of $1,000.

The holder of a Corporate Unit owns the 1/20 undivided beneficial ownership interest in a note having a principal amount of $1,000 that forms a part of the Corporate Unit, but will pledge it to us through the collateral agent to secure its obligations under the related purchase contract.

If the Treasury portfolio has replaced the notes as a result of a successful optional remarketing, the applicable ownership interests in the Treasury portfolio or cash, as applicable, will replace the notes as a component of the Corporate Unit.

Treasury Units

A Treasury Unit consists of two components as described below:(1)

Notes:

(1)

Treasury Units may only be created in integral multiples of 20 Corporate Units. As a result, the creation of 20 Treasury Units will release $1,000 principal amount of the notes held by the collateral agent. During a blackout period or following a successful remarketing, you may not create Treasury Units or recreate Corporate Units.

(2)	Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts—Contract Adjustment Payments” below.

The holder of a Treasury Unit owns the 1/20 undivided beneficial ownership interest in the Treasury security that forms a part of the Treasury Unit, but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

Purchase Contract

Corporate Units and Treasury Units both include a purchase contract under which the holder agrees to purchase shares of our common stock on the purchase contract settlement date. In addition, the purchase contracts require us to make contract adjustment payments as shown in the diagrams on the preceding pages.

Notes:

(1)	The “reference price” is $ .

(2)	The “threshold appreciation price” is equal to $50 divided by the minimum settlement rate, which is approximately $ and represents appreciation of approximately % over the reference price.

(3)	If the applicable market value of our common stock is less than or equal to the reference price of $ , shares of our common stock (subject to adjustment).

(4)

If the applicable market value of our common stock is between the reference price and the threshold appreciation price of approximately $        , the number of shares of our common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount of $50 by the applicable market value, rounded to the nearest ten thousandth of a share (subject to adjustment).

(5)

If the applicable market value of our common stock is greater than or equal to the threshold appreciation price, the number of shares of our common stock to be delivered to a holder of an Equity Unit will be                  shares (subject to adjustment).

(6)

The “applicable market value” means the average VWAP of our common stock on each of the 20 consecutive trading days ending on the third scheduled trading day immediately preceding the purchase contract settlement date.

The Notes

The notes have the terms described below:

Notes:

(1)

Interest payments may be deferred as described under “Description of the Notes—Option to Defer Interest Payments” and interest payment dates may be adjusted in a successful remarketing as described under “Description of the Notes—Remarketing.” The interest deferral provisions of the notes will cease to apply on the purchase contract settlement date.

(2)

In connection with a remarketing, we may divide the notes into more than one tranche, shorten the maturity of any tranche to a date no earlier than August 1, 2017, extend the earliest optional redemption date to a date later than August 1, 2017 or eliminate the optional redemption provisions of any tranche and remarket any tranche of notes as fixed-rate notes or floating-rate notes, all as described under “Description of the Purchase Contracts—Remarketing.”

Transforming Corporate Units into Treasury Units and Notes

Notes:

(1)

Each holder will own a 1/20, or 5%, undivided beneficial ownership interest in, and will be entitled to a corresponding portion of each interest payment payable in respect of, a note having a principal amount of $1,000.

(2)

Notes will be issued in minimum denominations of $1,000 and integral multiples thereof, except in limited circumstances following a termination event. In connection with a remarketing, we may divide the notes into more than one tranche, shorten the maturity of any tranche to a date no earlier than August 1, 2017, extend the earliest optional redemption date to a date later than August 1, 2017 or eliminate the optional redemption provisions of any tranche and remarket any tranche of notes as fixed-rate notes or floating-rate notes, all as described under “Description of the Notes—Remarketing.”

(3)

Interest payments may be deferred as described in this prospectus supplement and interest payment dates may be adjusted in a successful remarketing as described under “Description of the Notes—Option to Defer Interest.” The interest deferral provisions of the notes will cease to apply on the purchase contract settlement date.

(4)	Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts—Remarketing.”

The diagram above describes each of a Corporate Unit, a Treasury Unit and a separate note.

•	Because the notes and the Treasury securities are issued in minimum denominations of $1,000, holders of Corporate Units may only create Treasury Units in integral multiples of 20 Corporate Units.

•

To create 20 Treasury Units, a holder separates 20 Corporate Units into their two components—20 purchase contracts and a note having a principal amount of $1,000—and then combines the purchase contracts with a Treasury security having a principal amount at maturity of $1,000 that matures on July 31, 2015.

•	The note, which is no longer a component of Corporate Units, is released to the holder and is tradable as a separate security.

•	A holder owns the Treasury security that forms a part of the 20 Treasury Units but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

•	The Treasury security together with the 20 purchase contracts constitute 20 Treasury Units.

•	During a blackout period or following a successful remarketing, you may not create Treasury Units or recreate Corporate Units.

•

Unless a blackout period is occurring or there has been a successful remarketing, the holder can also transform 20 Treasury Units and a note having a principal amount of $1,000 into 20 Corporate Units. Following that transformation, the Treasury security, which will no longer be a component of the Treasury Unit, will be released to the holder and will be tradable as a separate security.

Illustrative Remarketing Timeline

The following timeline is for illustrative purposes only. The dates in this timeline are based on the time periods set forth in the purchase contract and pledge agreement and the form of remarketing agreement that will be an exhibit to the purchase contract and pledge agreement. This timeline assumes that we will elect to conduct an optional remarketing during the maximum permissible optional remarketing period.

Date	Event
No later than April 14, 2015 (15 days prior to the first day of the optional remarketing period)

We will notify holders of Corporate Units, Treasury Units and separate notes of such election. Such notice will specify the optional remarketing period and the procedures to be followed in the optional remarketing.

April 27, 2015 (two business days prior to the beginning of the optional remarketing period)

•    Last day prior to the optional remarketing to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units (holders may once again be able to create and recreate units if the optional remarketing is not successful);

•    Last day prior to the optional remarketing for holders of Corporate Units to settle the related purchase contracts early (holders may once again be able to early settle if the optional remarketing is not successful); and

•    Last day for holders of separate notes to give notice of their election or to revoke their election to participate in the optional remarketing.

April 29, 2015 to July 15, 2015	Optional remarketing period:

•    if the optional remarketing is successful, we will issue a press release on the business day after the optional remarketing date, the remarketing agent will purchase the Treasury portfolio and the settlement date for the optional remarketing will occur on the third business day following the optional remarketing date; and

• if the optional remarketing is not successful, we will issue a press release at the end of the optional remarketing period.

Date	Event
No later than July 16, 2015 (seven days prior to the first day of the final remarketing period)

If there has not been a successful optional remarketing, we will request that the depository notify its participants holding Corporate Units, Treasury Units and separate notes of the final remarketing. Such notice will specify the final remarketing period and the procedures to be followed in the final remarketing.

July 16, 2015 (seven days prior to the first day of the final remarketing period)	First day for holders of Corporate Units to give notice of election to settle with separate cash.

July 21, 2015 (two business days prior to the first day of the final remarketing period)	• Last day to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units;

•    Last day for holders of Corporate Units to give notice of election to settle the related purchase contracts with separate cash on the purchase contract settlement date (holders may once again be able to settle the related purchase contracts with separate cash on the purchase contract settlement date if the final remarketing is not successful);

• Last day for holders of separate notes to give notice of their election or to revoke their election to participate in the remarketing; and

• Last day for holders of Corporate Units or Treasury Units to settle the related purchase contracts early.

July 22, 2015 (one business day prior to the first day of the final remarketing period)

Last day for holders of Corporate Units who have elected to settle the related purchase contracts with separate cash on the purchase contract date to pay the purchase price (holders may once again be able to settle the related purchase contracts with separate cash on the purchase contract settlement date if the final remarketing is not successful).

July 23, 2015 to July 29, 2015 (final remarketing period)

If there has not been a successful optional remarketing, we will attempt a remarketing during the final remarketing period. We may elect to postpone the final remarketing on any day other than one of the last three business days of the final remarketing period.

Date	Event

July 30, 2015 (two business days prior to the purchase contract settlement date)	If the final remarketing has not been successful, last day for holders of Corporate Units to elect to settle the related purchase contracts with separate cash on the purchase contract settlement date.

July 31, 2015 (one business day prior to the purchase contract settlement date)

If the final remarketing has not been successful, last day for holders of Corporate Units who have elected to settle the related purchase contracts with separate cash on the purchase contract settlement date to pay the purchase price.

August 1, 2015 (or if such day is not a business day, the following business day)	Purchase contract settlement date and settlement date for any successful final remarketing of the notes.

RISK FACTORS

An investment in the Equity Units involves risks. You should carefully consider the risks and uncertainties described in this prospectus supplement and the accompanying prospectus, including the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference in this prospectus supplement and in the accompanying prospectus, such as the risk factors under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 and under “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, before you make an investment decision pursuant to this prospectus supplement and the accompanying prospectus. Our business, financial condition, operating results and cash flows can be impacted by the factors set forth below, any one of which could cause our actual results to vary materially from recent results or from our anticipated future results.

The Corporate Units consist of a purchase contract to acquire our common stock and an interest in notes issued by us. When considering an investment in our Corporate Units, you are making an investment decision with respect to our common stock and the notes as well as the Corporate Units. You can create Treasury Units from Corporate Units by substituting Treasury securities for the notes; you would be making an investment decision with respect to our common stock and the notes as well as the Treasury Units in such case. You should carefully review the information in this prospectus supplement and the accompanying prospectus about these securities. As used in this section, “UTC,” “we,” “us,” “our,” and the “Company” refer only to United Technologies Corporation and any successor obligor, and not to any of its subsidiaries.

Risks Related to the Acquisition

We may not complete the Acquisition within the time frame we anticipate or at all; the acquired business may underperform relative to our expectations; the Acquisition may cause our financial results to differ from our expectations or the expectations of the investment community; we may not be able to achieve anticipated cost savings or other anticipated synergies.

The Acquisition is subject to a number of closing conditions, and the completion and success of the Acquisition is subject to a number of risks and uncertainties. The unpredictability of the business and regulatory conditions affecting the industries in which we and Goodrich operate, the uncertainty of regulatory approvals and other risks and uncertainties may adversely affect our ability to complete the Acquisition within the time frame we anticipate or at all.

In addition, if the Acquisition is consummated, the success of the Acquisition will depend, in part, on our ability to realize the anticipated synergies, cost savings and growth opportunities from the integration of Goodrich with our existing businesses. The integration process may be complex, costly and time-consuming. The potential difficulties of integrating the operations of Goodrich and realizing our expectations for the Acquisition include, among others:

•	failure to implement our business plan for the combined business;

•	unanticipated issues in integrating manufacturing, logistics, information, communications and other systems;

•	unanticipated changes in applicable laws and regulations;

•	unanticipated changes in the combined business due to potential divestitures or other requirements imposed by antitrust regulators;

•	retaining key customers, suppliers and employees;

•	retaining and obtaining required regulatory approvals, licenses and permits;

•	operating risks inherent in the Goodrich business and our business;

•	the impact on our or Goodrich’s internal controls and compliance with the requirements under the Sarbanes-Oxley Act of 2002; and

•	other unanticipated issues, expenses and liabilities.

We have not identified any specific use of the net proceeds of this offering in the event that the Merger Agreement is terminated and the Acquisition is not consummated.

Consummation of the Acquisition is subject to a number of conditions, and, if the Merger Agreement is terminated and the Acquisition is not consummated for any reason, our board of directors and management will have broad discretion in the application of the net proceeds. Since the primary purpose of this offering is to provide funds for the Acquisition, we have not identified a specific use for the net proceeds in the event the Acquisition is not completed. If the Acquisition is not completed for any reason, we intend to use the net proceeds of this offering for general corporate purposes, which may include financing acquisitions, repayment of debt, capital expenditures, working capital, share repurchases or satisfaction of other obligations. The failure of our management to use the net proceeds from this offering effectively could have a material adverse effect on our business.

We have outstanding debt, and we will incur significant Acquisition-related costs in connection with financing the Acquisition; our debt will increase as a result of the Acquisition and any incurrence of indebtedness in connection with financing the Acquisition, and will further increase if we incur additional debt in the future and do not retire existing debt.

We have outstanding debt and other financial obligations and significant unused borrowing capacity. As of March 31, 2012, we had approximately $9.8 billion of outstanding indebtedness, approximately $0.3 billion of which was aggregate outstanding debt of our subsidiaries, including short-term borrowings and excluding fair value adjustments. As of March 31, 2012, we had approximately $9.7 billion of Senior Indebtedness. In addition, pursuant to a registered public offering which closed on June 1, 2012, we issued an additional $9.8 billion of fixed and floating rate notes, which is considered Senior Indebtedness the proceeds of which will be used to pay part of the cash consideration for the Acquisition. We anticipate that Goodrich will have approximately $1.9 billion of net debt as of the closing of the Acquisition, and we further anticipate incurring significant additional debt in connection with the financing of the Acquisition. See “Summary—Recent Developments—Acquisition Financing.” Our debt level and related debt service obligations could have negative consequences, including:

•

requiring us to dedicate significant cash flow from operations to the payment of principal and interest on our debt, which would reduce the funds we have available for other purposes, such as acquisitions;

•	reducing our flexibility in planning for or reacting to changes in our business and market conditions; and

•	exposing us to interest rate risk since a portion of our debt obligations are at variable rates.

We may incur significantly more debt in the future. If we add new debt and do not retire existing debt, the risks described above could increase.

On November 4, 2011, we entered into two revolving credit facilities with various financial institutions (the “Revolving Credit Agreements”). These Revolving Credit Agreements impose restrictions on us, including certain restrictions on our ability to incur liens on our assets. Our current Revolving Credit Agreements are available for general corporate purposes. There are currently no amounts outstanding under our Bridge Credit

Agreement, Term Loan Agreement or Revolving Credit Agreements. Our long-term debt obligations include covenants that may adversely affect our ability to incur certain secured indebtedness or engage in certain types of sale and leaseback transactions. Our ability to comply with these restrictions and covenants may be affected by events beyond our control. If we breach any of these restrictions or covenants and do not obtain a waiver from the lenders, then, subject to applicable cure periods, our outstanding indebtedness could be declared immediately due and payable.

Risks Relating to the Equity Units

You assume the risk that the market value of our common stock may decline.

The number of shares of our common stock that you will receive upon the settlement of a purchase contract is not fixed but instead will depend on the average VWAP of our common stock on each of the 20 consecutive trading days ending on the third scheduled trading day immediately preceding the purchase contract settlement date, which we refer to as the applicable market value. There can be no assurance that the market value of common stock you receive on the purchase contract settlement date will be equal to or greater than the effective price per share you paid for our common stock on the date of issuance of the Equity Units. If the applicable market value of the common stock is less than the reference price of $        , the market value of the common stock issued to you pursuant to each purchase contract on the purchase contract settlement date (assuming that the market value on the purchase contract settlement date is the same as the applicable market value of the common stock) will be less than the effective price per share you paid for the common stock. Accordingly, you assume the risk that the market value of our common stock may decline, and that the decline could be substantial.

In addition, because the number of shares delivered to you on the purchase contract settlement date will be based upon the applicable market value, which is in turn calculated on the basis of the average of the VWAP per share of our common stock on each of the 20 consecutive trading days ending on the third scheduled trading day immediately preceding the purchase contract settlement date, the shares of common stock you receive on the purchase contract settlement date may be worth less than the shares of common stock you would have received had the applicable market value been equal to the VWAP per share of our common stock on the purchase contract settlement date or the average VWAP of our common stock over a different period of days. Also, to the extent that the shares of common stock are delivered after the purchase contract settlement date, you will bear the risk of a decline in the value of that common stock between the purchase contract settlement date and the date of delivery.

The opportunity for equity appreciation provided by an investment in the Equity Units is less than that provided by a direct investment in our common stock.

Your opportunity for equity appreciation afforded by investing in the Equity Units is less than your opportunity for equity appreciation if you directly invested in our common stock. This opportunity is less because the market value of the common stock to be received by you pursuant to the purchase contract on the purchase contract settlement date (assuming that the market value on the purchase contract settlement date is the same as the applicable market value of the common stock) will only exceed the effective price per share you paid for our common stock if the applicable market value of the common stock exceeds the threshold appreciation price (which represents an appreciation of approximately     % over the reference price). If the applicable market value of our common stock exceeds the reference price but does not exceed the threshold appreciation price, you will realize no equity appreciation of the common stock for the period during which you own the purchase contract. Furthermore, if the applicable market value of our common stock equals or exceeds the threshold appreciation price, you would receive on the purchase contract settlement date only approximately     % of the value of the shares of common stock you could have purchased with $         at the closing price of our common stock on the date of the pricing of the Equity Units.

The trading prices for the Corporate Units and Treasury Units are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality.

The trading prices of Corporate Units, which we have applied to list on the New York Stock Exchange, and Treasury Units in the secondary market are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of our common stock or interest rates will rise or fall. The price of our common stock could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in the risk factors herein and in our Annual Report on Form 10-K for the year ended December 31, 2011 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, as well as under “Note Regarding Forward-Looking Statements” in the accompanying prospectus, many of which events and factors are beyond our control. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, Treasury Units, notes and our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, such as voting rights and rights to receive dividends or other distributions on our common stock. However, you will be subject to all changes affecting our common stock. You will only be entitled to rights with respect to our common stock if and when we deliver shares of common stock in exchange for Corporate Units or Treasury Units on the purchase contract settlement date, or as a result of early settlement, as the case may be, and the applicable record date, if any, for the exercise of those rights or the receipt of those dividends or distributions occurs after that date.

The delivery of make-whole shares upon a fundamental change early settlement may not adequately compensate you.

If a fundamental change (as defined below under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) occurs and you exercise your fundamental change early settlement right, you will be entitled to receive additional value in respect of make-whole shares unless the stock price (as defined under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” below), is in excess of $         per share (subject to adjustment). A description of how the number of make-whole shares will be determined is set forth under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change—Calculation of Make-Whole Shares.” Although the make-whole shares are designed to compensate you for the lost value of your Equity Units as a result of the fundamental change, this feature may not adequately compensate you for such loss.

In addition, in the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right will be void unless and until the registration statement is effective and we have provided a prospectus in connection therewith and we will have no further obligation with respect to any such registration statement if, notwithstanding using our commercially reasonable efforts, no registration statement is then effective. For so long as there is a material business transaction or development that has not yet been publicly disclosed (but in no event for a period longer than 90 days), we will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development.

The Equity Units provide limited fixed settlement rate adjustments, and an event could occur that adversely affects the value of the Equity Units or our common stock but that does not result in an adjustment to the fixed settlement rates.

The number of shares of common stock that you are entitled to receive on the purchase contract settlement date, or as a result of early settlement of a stock purchase contract, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other events. We will not adjust the number of shares of common stock that you are to receive on the purchase contract settlement date, or as a result of early settlement of a purchase contract, for other events, including without limitation issuances and purchases in connection with dividend reinvestment plans, employee stock option grants, ordinary dividends, offerings of common stock by us for cash or in connection with an acquisition, and share issuances pursuant to options and other convertible securities. See “Description of the Purchase Contracts—Anti-dilution Adjustments.” There can be no assurance that an event that adversely affects the value of the Equity Units or our common stock, but does not result in an adjustment to the settlement rate, will not occur. Further, other than as described under “Underwriting,” we are not restricted from issuing additional common stock during the term of the stock purchase contracts and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, it may materially and adversely affect the trading price of our common stock and the Equity Units. If we issue additional shares of common stock, those issuances may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares holders are to receive on the purchase contract settlement date to the price of our common stock, those issuances may adversely affect the trading prices of the Equity Units.

The secondary market for the Corporate Units, Treasury Units or notes may be illiquid.

It is not possible to predict how Corporate Units, Treasury Units or notes will trade or whether a market for them will be liquid or illiquid. There is currently no market for our Corporate Units, Treasury Units or notes. We have applied to list the Corporate Units on the New York Stock Exchange under the symbol “UTX PR A” and expect trading to commence within 30 days of the date of initial issuance of the Corporate Units. If the Treasury Units or the notes are separately traded to a sufficient extent that applicable exchange listing or quotation system requirements are met, we may endeavor to list the Treasury Units or the notes on the same exchange or quotation system as the Corporate Units. However there can be no assurance that we will list the Treasury Units or the notes. There can be no assurance as to the liquidity of any market that may develop for the Corporate Units, the Treasury Units or the notes, your ability to sell these securities or whether a trading market, if one develops, will continue. In addition, in the event a sufficient number of holders of Equity Units were to convert their Treasury Units to Corporate Units or their Corporate Units to Treasury Units, as the case may be, the liquidity of Corporate Units or Treasury Units could be adversely affected. There can be no assurance that the Corporate Units will not be de-listed from the New York Stock Exchange or that trading in the Corporate Units will not be suspended as a result of holders’ elections to create Treasury Units, which could cause the number of Corporate Units to fall below the requirement for listing securities on the New York Stock Exchange.

Your rights to the pledged securities will be subject to our security interest and may be affected by a bankruptcy proceeding.

Although you will be the beneficial owner of the undivided beneficial ownership interests in notes, Treasury securities or applicable ownership interests in the portion of the Treasury portfolio described in the first bullet under “What is the Treasury portfolio?”, as applicable, those securities will be pledged to us through the collateral agent to secure your obligations under the related purchase contracts. Your rights to the pledged securities will be subject to our security interest. Additionally, notwithstanding the automatic termination of the purchase contracts in the event that we become the subject of a case under the U.S. Bankruptcy Code, the delivery of the pledged securities to you may be delayed by the imposition of the automatic stay under Section 362 of the U.S. Bankruptcy Code or by exercise of the bankruptcy court’s power under Section 105(a) of the U.S. Bankruptcy Code, and claims arising out of the notes, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court.

Upon a successful remarketing of the notes, the terms of your notes may be modified even if you elect not to participate in the remarketing.

When we attempt to remarket the notes, the remarketing agent will agree to use its commercially reasonable efforts to sell the notes included in the remarketing. In connection with the remarketing, we may elect to subdivide the notes into more than one tranche, to shorten the maturity of any tranche to a date not earlier than August 1, 2017, to modify the optional redemption terms and to change the method of calculating interest payments on the notes. If the remarketing is successful, the modified terms will apply to all the notes, even if they were not included in the remarketing. However, holders of the notes must elect to participate in the remarketing before knowing what the modified terms of the notes will be. If we subdivide the notes into more than one tranche and the remarketing is successful, holders of Corporate Units and holders of separate notes may not know which tranche or tranches of notes they will receive if they elect to settle their purchase contracts with separate cash or do not elect to sell their separate notes in the remarketing. Whenever we remarket the notes, we will notify holders of Corporate Units, Treasury Units and separate notes of such remarketing. If we subdivide the notes into more than one tranche and the remarketing is successful, on the business day following the optional remarketing date or the final remarketing date, as applicable, we will notify holders of separate notes who decided not to participate in the remarketing (and, in the case of a final remarketing, holders settling with cash) how we will allocate their notes between the tranches. You may determine that the revised terms of the notes you receive are not as favorable to you as you would deem appropriate.

The purchase contract and pledge agreement will not be qualified under the Trust Indenture Act and the obligations of the purchase contract agent are limited.

The purchase contract and pledge agreement among us, the purchase contract agent and the collateral agent will not be qualified as an indenture under the Trust Indenture Act of 1939, or the Trust Indenture Act, and the purchase contract agent and collateral agent will not be required to qualify as a trustee under the Trust Indenture Act. You will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract and pledge agreement or the purchase contract agent. The notes constituting a part of the Corporate Units will be issued pursuant to an indenture that has been qualified under the Trust Indenture Act. Accordingly, if you hold Corporate Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the ownership interests in notes included in the Corporate Units. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the indenture trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•

provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

The trading price of the Corporate Units or any separate notes may not fully reflect the value of their accrued but unpaid interest.

The Corporate Units and any separate notes may trade at a price that does not fully reflect the value of accrued but unpaid interest on the notes.

You may not be able to exercise your rights to settle a purchase contract prior to the purchase contract settlement date unless a registration statement under the Securities Act is in effect and a prospectus is available covering the shares of common stock and other securities, if any, deliverable upon early settlement of a purchase contract.

The early settlement rights under the purchase contracts are subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act in effect on the applicable early settlement date. If such registration statement is so required, we have agreed to use our commercially reasonable efforts to have a registration statement in effect on the applicable early settlement date and have an available prospectus in connection therewith covering the shares of common stock and other securities, if any, deliverable upon settlement of the purchase contract, subject to certain exceptions. In the event that a holder seeks to exercise its early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right will be void unless and until such a registration statement is effective and we will have no further obligation with respect to any such registration statement if, notwithstanding using our commercially reasonable efforts, no registration statement is then effective.

The subordinated indenture under which the notes will be issued does not limit our indebtedness, prevent dividends or generally prevent highly leveraged transactions; there are no financial covenants in the indenture.

Neither we nor any of our subsidiaries are restricted from incurring additional debt or other liabilities, including additional Senior Indebtedness, under the indenture pursuant to which the notes will be issued. If we incur additional debt or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, except as described under “Description of the Notes—Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances,” we are not restricted under the indenture from paying dividends or issuing or repurchasing our securities.

There are no financial covenants in the indenture. Except for the covenants described under “Description of the Notes—Consolidation, Merger and Conveyance of Assets as an Entirety,” there are no covenants or any other provisions in the indenture which may afford you protection in the event of a highly leveraged transaction including one that may or may not result in a change of control of the Company.

The notes and the contract adjustment payments are subordinated to our existing and future Senior Indebtedness and are structurally subordinated to any existing or future preferred stock, indebtedness, guarantees and other liabilities of our subsidiaries.

The notes and the contract adjustment payments will be obligations exclusively of UTC and will not be guaranteed by any of our subsidiaries. The notes and contract adjustment payments are subordinated to our existing and future Senior Indebtedness (as defined under “Description of the Notes—Subordination”) and will be structurally subordinated to existing or future preferred stock, indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries. The indenture under which the notes will be issued will not restrict us or our subsidiaries from incurring substantial additional indebtedness in the future.

As of March 31, 2012, we had approximately $9.8 billion of outstanding indebtedness, approximately $0.3 billion of which was the aggregate outstanding debt of our subsidiaries, including short-term borrowings and excluding fair value adjustments. As of March 31, 2012, we had approximately $9.7 billion of Senior Indebtedness. In addition, UTC anticipates financing the Acquisition Obligations through the issuance of the Equity Units offered hereby and (1) additional borrowings to be made under the $2 billion Term Loan Agreement, (2) additional borrowings to be made in certain commercial paper issuances and (3) the issuance of $9.8 billion of fixed and floating rate notes in a registered public offering which closed on June 1, 2012 (which is considered Senior Indebtedness). We may reduce a portion of these additional borrowings using available cash (up to approximately $3.5 billion ) and the proceeds of certain non-core asset sales. See “Summary—Recent Developments—Acquisition Financing.”

Our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the notes or the purchase contracts or to provide us with funds to meet our respective payment obligations on the notes or purchase contracts. Any payment of dividends, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions and will be contingent upon the subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or similar reorganization, and therefore the right of the holders of the notes or purchase contracts to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. Even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

Recent regulatory developments may adversely affect the trading price of the Equity Units.

We expect that many investors in, and potential purchasers of, the Equity Units will employ, or seek to employ, a convertible arbitrage strategy with respect to the Equity Units. Investors that employ a convertible arbitrage strategy with respect to convertible debt instruments typically implement that strategy by selling short the common stock underlying the instrument or by entering into cash-settled over-the-counter derivative transactions with respect to the common stock that have the same economic effect as a short sale of the common stock. As a result, any specific rules regulating short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales in our common stock could adversely affect the ability of investors in, or potential purchasers of, the Equity Units to conduct the convertible arbitrage strategy that we believe they may employ, or seek to employ, with respect to the Equity Units. This could, in turn, adversely affect the trading price and liquidity of the Equity Units.

The SEC and other regulatory and self-regulatory authorities have implemented various rule changes and are expected to adopt additional rule changes in the future that may impact those engaging in short selling activity involving equity securities (including our common stock). In particular, Rule 201 of the SEC Regulation SHO now restricts short selling when the price of a “covered security” triggers a “circuit breaker” by falling 10% in one day. If this circuit breaker is triggered, short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. Because our common stock is a “covered security,” these Rule 201 restrictions may interfere with the ability of investors in, and potential purchasers of, the Equity Units, to effect short sales in our common stock and conduct the convertible arbitrage strategy that we believe they may employ, or seek to employ, with respect to the Equity Units.

The SEC also approved a pilot program allowing several national securities exchanges and the Financial Industry Regulatory Authority, Inc. (“FINRA”) to halt trading in securities included in the S&P 500 Index, Russell 1000 Index and over 300 exchange traded funds if the price of any such security moves 10% or more from a sale price in a five-minute period (the “SRO pilot program”). The SRO pilot program was initially extended to August 11, 2011 or the date on which a proposed new “limit up/limit down mechanism” to address extraordinary market volatility is adopted and effective as to the securities covered by the SRO pilot program (the “limit up/limit down proposal”). However, the pilot period has been extended to July 31, 2012. The limit up/limit down proposal advanced by FINRA and other SROs would lock trading in listed equity securities into a price band based on the security’s average price over the preceding five minutes. The price bands would be 5% above or below the average price for securities currently subject to the SRO pilot program, and 10% for securities not subject to the SRO pilot program; the percentage bands would be doubled during opening or closing. The inability to trade within those price bands would trigger a trading pause. On May 31, 2012, the SEC approved various amendments to the limit up/limit down proposal and the SRO pilot program, as well as their implementation on a pilot basis for a one-year period beginning on February 4, 2013. The amendments will, among other things, update the method for calculating price bands under the limit up/limit down proposal by providing for price bands of 5% or 10%, 20% and 75%, depending on the average price of the applicable stock over a preceding five-minute period. These percentages will be doubled during the opening and closing. In addition, with respect to the SRO pilot program, the amendments will, among other things, reduce previously stipulated trigger percentages to 7%, 13% and 20%, shorten the duration of trading halts associated with each market decline level that do not close the market for the day to 15 minutes, modify the times when a trading halt may be triggered, use the S&P 500 Index rather than the Dow Jones Industrial Average as the pricing reference to measure a market decline and require daily rather than quarterly recalculation of trigger thresholds.

FINRA and national security exchange rule amendments intended to clarify the review process for potentially erroneous trades in exchange-listed securities have also been adopted. In particular, these rule amendments establish uniform standards for reviews of (a) multi-stock events involving 20 or more securities and (b) transactions that trigger an individual stock trading pause by a primary listing market and subsequent transactions that occur before the trading halt is in effect for over-the-counter trading. The relevant amendments to FINRA Rule 11892 (Clearly Erroneous Transactions in Exchange-Listed Securities) and corresponding national security exchange rules were approved on September 10, 2010 on a pilot basis, with an original end date of April 11, 2011. However, the SEC has approved rule changes to extend the pilot period, the most recent of which extends to the earlier of July 31, 2012 or the date on which the limit up/limit down proposal is adopted and effective as to the securities covered by the pilot.

The enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act on July 21, 2010 also introduces regulatory uncertainty that may impact trading activities relevant to the Equity Units. This new legislation may require many over-the-counter swaps to be centrally cleared through regulated clearinghouses and traded on exchanges or comparable trading facilities. In addition, swap dealers and major market participants may be required to comply with margin and capital requirements as well as public reporting requirements to provide transaction and pricing data on both cleared and uncleared swaps. These requirements could adversely affect the ability of investors in, or potential purchasers of, the Equity Units to implement a convertible arbitrage strategy with respect to the Equity Units (including increasing the costs incurred by such investors in implementing such strategy). This could, in turn, adversely affect the trading price and liquidity of the Equity Units. The legislation will become effective 60 days after the publication of the final rule. However, it is unclear whether the margin requirements will apply retroactively to existing swap transactions. We cannot predict how this legislation will ultimately be implemented by the SEC and other regulators or the magnitude of the effect that this legislation will have on the trading price or liquidity of the Equity Units.

Although the direction and magnitude of the effect that the amendments to Regulation SHO, FINRA and national securities exchange rule changes and/or implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act may have on the trading price and the liquidity of the Equity Units will depend on a variety of factors, many of which cannot be determined at this time, past regulatory actions have had a significant impact on the trading prices and liquidity of convertible debt instruments. For example, in September 2008, the SEC issued emergency orders generally prohibiting short sales of the common stock of a variety of financial services companies while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. The orders made the convertible arbitrage strategy that many convertible debt investors employ difficult to execute and adversely affected both the liquidity and trading price of convertible debt instruments issued by many of the financial services companies subject to the prohibition. Any governmental action that similarly restricts the ability of investors in, or potential purchasers of, the Equity Units to effect short sales of our common stock, including the recently adopted amendments to Regulation SHO, FINRA and exchange rule changes and the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act, could similarly adversely affect the trading price and the liquidity of the Equity Units.

We may defer contract adjustment payments under the purchase contracts, and this may have an adverse effect on the trading prices of the Equity Units.

We may at our option defer the payment of all or part of the contract adjustment payments under the purchase contracts. If we exercise our right to defer contract adjustment payments, the market price of the Equity Units is likely to be adversely affected. As a result of the existence of our deferral rights, the market price of the Equity Units may be more volatile than would otherwise be the case. In addition, there is risk that we may not be able to pay such deferred contract adjustment payments (including compounded contract adjustment payments thereon) in the future. If we make such a deferral you may be required to continue to recognize income for U.S. federal income tax purposes in respect of the purchase contracts in advance of your receipt of any corresponding cash distributions.

If we exercise our right to defer interest payments on the notes, the market price of the Corporate Units and any separate notes is likely to be adversely affected.

Prior to the purchase contract settlement date, we may at our option defer interest payments on the notes for one or more consecutive interest periods. During any “deferral period” (as defined under “Description of the Notes—Option to Defer Interest Payments” below), holders of the notes will receive limited or no current payments and, so long as we are otherwise in compliance with our obligations, holders will have no remedies against us for nonpayment unless we fail to pay all previously deferred interest (including compounded interest thereon) in cash within 30 days of the date due after the end of the deferral period. If we exercise our right to defer interest, the market price of the Corporate Units and any separate notes is likely to be adversely affected. As a result of the existence of our deferral rights, the market price of the Corporate Units and any separate notes may be more volatile than would otherwise be the case. In addition, there is the risk that we may not be able to pay such deferred interest (including compounded interest thereon) in the future.

You may have to include interest in your taxable income before you receive cash.

If we defer interest payments on the notes, you will be required to accrue income, in the form of original issue discount (“OID”), for U.S. federal income tax purposes in respect of your notes, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. You will also not receive the cash payment of any accrued and unpaid interest if you sell your interest in the notes before the record date for any such payment, even if you held the interest in such notes on the date that the payments would normally have been paid. See “Material U.S. Federal Income Tax Consequences—U.S. Holders—The Notes.”

Other tax treatments of the notes are possible.

We intend to treat the notes as “variable rate debt instruments” that are subject to applicable U.S. Treasury regulations that apply to “reset bonds.” Under such treatment, you will be required to take into account interest payments on the notes at the time the interest is paid or accrued in accordance with your regular method of tax accounting. However, because there are no U.S. Treasury regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the notes, alternative characterizations of the notes are possible. For example, the notes could be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. In that event, you would generally be required to (1) accrue interest income based on a projected payment schedule and comparable yield, which may be higher than the stated interest rate on the notes, regardless of your regular method of tax accounting, and (2) treat any gain recognized on a sale, exchange, redemption or other taxable disposition of a note as ordinary income. See “Material U.S. Federal Income Tax Consequences—U.S. Holders—The Notes—Possible Alternative Characterizations.”

The U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units are unclear.

Although the IRS has issued a Revenue Ruling addressing the treatment of units similar to the Equity Units, no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Equity Units or instruments similar to the Equity Units for U.S. federal income tax purposes. Accordingly, no assurance can be given that the conclusions in the Revenue Ruling would apply to the Equity Units. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units are unclear. In addition, there can be no assurance that the IRS or a court will agree with the characterization of the notes as indebtedness for U.S. federal income tax purposes. You should consult with your own tax advisors regarding the tax consequences of an investment in the Equity Units. See “Material U.S. Federal Income Tax Consequences.”

Under certain circumstances, you may be treated as receiving a taxable distribution on our common stock even though you do not receive any actual distribution.

For U.S. federal income tax purposes, you may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the fixed settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the fixed settlement rates are adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, you will be deemed to have received a “constructive distribution” of our stock. Thus, under certain circumstances, an adjustment to the fixed settlement rates might give rise to a taxable deemed dividend to you even though you do not actually receive any cash or other distribution in connection with such adjustment. If you are a non-U.S. holder (as defined under “Material U.S. Federal Income Tax Consequences”), such deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax. See “Material U.S. Federal Income Tax Consequences—U.S. Holders—Purchase Contracts” and “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders—U.S. Federal Withholding Tax.”

We will report contract adjustment payments as ordinary income and we will withhold tax on payments made to non-U.S. holders.

We intend to treat contract adjustment payments as taxable ordinary income to a U.S. holder (as defined under “Material U.S. Federal Income Tax Consequences”) when received or accrued, in accordance with the U.S. holder’s regular method of tax accounting. We intend to treat any contract adjustment payments paid to a non-U.S. holder (as defined under “Material U.S. Federal Income Tax Consequences”) as payments generally subject to withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax and the holder satisfies the relevant certification requirements. See “Material U.S. Federal Income Tax Consequences—U.S. Holders—Purchase Contracts” and “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders—U.S. Federal Withholding Tax.” Persons considering the purchase of Equity Units should consult their own tax advisors concerning the possible alternative characterization and tax treatment of Equity Units and the contract adjustment payments.

Risk Factors Relating to Our Common Stock

The price of our common stock may be volatile.

During the year to date, the high sales price per share of our common stock on the New York Stock Exchange was $87.50 and the low sales price per share was $70.71. The price of our common stock could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in the risk factors herein, in our Annual Report on Form 10-K for the year ended December 31, 2011 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, as well as under “Note Regarding Forward-Looking Statements” in the accompanying prospectus, many of which events and factors are beyond our control. For this reason, investors should not rely on recent trends to predict future prices of our common stock or financial condition or results. In addition, future or concurrent issuances of equity or equity-linked securities by us may cause the market price of shares of our common stock to fall.

Our corporate documents and provisions of Delaware law may prevent a change in control or management that stockholders may consider desirable.

Section 203 of the Delaware General Corporation Law, laws of states in which we operate, and our charter and by-laws contain and may in the future contain certain provisions (including certain super majority shareholders voting provisions related to transactions with interested stockholders) that might enable our management to resist a takeover of our company in certain circumstances. These provisions could have the effect of delaying, deferring, or preventing a change in control of UTC or a change in our management that stockholders may consider favorable or beneficial. These provisions could also discourage proxy contests and make it more difficult for stockholders to elect directors and take other corporate actions. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

We may not pay cash dividends on our common stock in the future and are under no legal obligation to do so.

We are under no obligation to pay dividends. Payment of dividends on our common stock is at all times subject to, among other things, prior satisfaction of dividend and sinking fund requirements, if any, of any series of preferred stock that may then be outstanding, and the availability of funds to UTC, which in turn may be subject to fixed payment obligations which UTC may incur in the future. Payment of dividends on our common stock is also subject to limitation if we are deferring contract adjustment payments or interest payments on the notes. Therefore, there can be no guarantee that we will continue to pay dividends on our common stock in the future or that if paid such dividends will be as large as in prior periods.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Except as described under “Underwriting,” we are not restricted from issuing additional shares of our common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock. The market price of our common stock could decline as a result of sales of shares of our common stock or sales of such other securities made after this offering or the perception that such sales could occur.

RATIO OF EARNINGS TO FIXED CHARGES

Quarter Ended March 31,	Year Ended December 31,
2012	2011	2010	2009	2008	2007
8.59	10.01	8.15	7.57	8.91	8.70

For purposes of computing the ratio of earnings to fixed charges, earnings are divided by fixed charges. Earnings represent the sum of income before income taxes and minority interests for UTC and its consolidated subsidiaries plus fixed charges, minus interest capitalized, plus amortization of interest capitalized. Fixed charges represent interest accrued on indebtedness of UTC and its consolidated subsidiaries and interest related to unrecognized tax benefits, including interest capitalized, plus one-third of rents, the proportion deemed representative of the interest factor.

USE OF PROCEEDS

We anticipate that we will receive approximately $         in net proceeds from the offering of the Equity Units (approximately $         if the underwriters exercise their option to buy additional Corporate Units in full), after deducting underwriting discounts and commissions but before deducting other offering expenses. These net proceeds will be used primarily to partially fund the Acquisition Obligations. Subject to the satisfaction of customary closing conditions, the closing of the Acquisition is anticipated to take place in mid-2012. The remainder of the net proceeds from the offering of the Equity Units, if any, will be used for general corporate purposes. If the Acquisition does not close, the net proceeds from the offering will be used for general corporate purposes, which may include financing acquisitions, repayment of debt, capital expenditures, working capital, share repurchases or satisfaction of other obligations. Pending use, we may, but are not required to, initially invest the net proceeds in short-term interest-bearing obligations. See “Summary—Recent Developments—Pending Acquisition of Goodrich Corporation” and “Summary—Recent Developments—Acquisition Financing.”

CAPITALIZATION

The following table sets forth our short-term borrowings and total long-term debt and equity as of March 31, 2012 and as adjusted to give effect to the sale of the Equity Units offered hereby and the sale of $9.8 billion of fixed and floating rate notes in a registered public offering which closed on June 1, 2012, the proceeds of which will be used to pay part of the Acquisition Obligations. This table should be read in conjunction with the section of this prospectus supplement entitled “Use of Proceeds,” the consolidated condensed financial statements and the notes related thereto and the financial and operating data incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2012
	Actual	As Adjusted
	(Dollars in millions)
Short-term borrowings:
Commercial paper	$20		$20
Other borrowings	201		201

Total short-term borrowings	$221		$221

Long-term debt:
4.875% notes due 2015*	$1,200		$1,200
5.375% notes due 2017*	1,000		1,000
6.125% notes due 2019*	1,250		1,250
8.875% notes due 2019	272		272
4.500% notes due 2020*	1,250		1,250
8.750% notes due 2021	250		250
6.700% notes due 2028	400		400
7.500% notes due 2029*	550		550
5.400% notes due 2035*	600		600
6.050% notes due 2036*	600		600
6.125% notes due 2038*	1,000		1,000
5.700% notes due 2040*	1,000		1,000
1.200% notes due 2015*, **	—		1,000
1.800% notes due 2017*, **	—		1,500
3.100% notes due 2022*, **	—		2,300
4.500% notes due 2042*, **	—		3,500
Floating rate notes due 2013**	—		1,000
Floating rate notes due 2015**	—		500
% junior subordinated notes due 2022***	—
Project financing obligations	87		87
Other (including capitalized leases)	111		111

Total long-term debt	9,570
Less current portion	(79)		(79)

Long-term debt, net of current portion	9,491
Equity:
Common stock	13,653		****
Treasury stock	(19,400)		(19,400)
Retained earnings	33,389		33,389
Unearned ESOP shares	(149)		(149)
Accumulated other comprehensive loss	(5,001)		(5,001)
Noncontrolling interest	1,057		1,057

Total equity	23,549

Total long-term debt and equity	$33,040	$

*	We may redeem some or all of these series of notes at any time at a redemption price in U.S. dollars equal to the greater of 100% of the principal amount outstanding of the applicable series of notes to be redeemed, or the sum of the present values of the remaining scheduled payments of principal and interest on the applicable series of notes to be redeemed. The discounts applied on such redemptions are based on a semiannual calculation at an adjusted treasury rate plus 10-50 basis points, depending on the particular series. The redemption price will also include interest accrued to the date of redemption on the principal balance of the notes being redeemed.
**	If we do not complete the Acquisition on or prior to March 25, 2013, or if the Merger Agreement is terminated prior to that date, we must redeem all of the notes on the earlier to occur of (1) March 29, 2013, if the Acquisition has not been completed on or prior to March 25, 2013, or (2) the 15th day (or if such day is not a business day, the first business day thereafter) following the termination of the Merger Agreement prior to March 25, 2013 (the “Mandatory Redemption Date”), at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest to, but excluding, the Mandatory Redemption Date.
***	The % junior subordinated notes due 2022 are a component of the Equity Units offered hereby. The as adjusted amount will increase to approximately $ million if the underwriters exercise their over-allotment option in full.
****	Reflects an adjustment of approximately $ million representing the estimated present value of the contract adjustments payable in connection with the Equity Units. In addition, an increase or decrease in the number of Equity Units offered will result in a decrease or increase, respectively, of our shareowners’ common equity to reflect the change in the present value of contract adjustment payments relating to the purchase contract component of the Equity Units.

ACCOUNTING TREATMENT

The net proceeds from the sale of the Corporate Units will be allocated between the purchase contracts and the notes in our financial statements based on the underlying fair value of each instrument at the time of issuance taking into consideration the contract adjustment payments. The fair value of the purchase contracts is expected to approximate the present value of the contract adjustment payments and will be initially recorded as a reduction to shareowners’ common equity (common stock), with an offsetting credit to liabilities. This liability is accreted over three years by interest charges to the income statement based on a constant rate calculation. Subsequent contract adjustment payments will reduce this liability.

The purchase contracts are forward transactions in our common stock. Upon settlement of each purchase contract, we will receive $50 pursuant to that purchase contract and will issue the requisite number of shares of our common stock. The $50 we receive will be credited to shareowners’ common equity (common stock).

Before the issuance of shares of our common stock upon settlement of the purchase contracts, the purchase contracts will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, based on the settlement formula applied at the end of each reporting period, is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the purchase contracts less the number of shares that could be purchased by us in the market, at the average market price during the period, using the proceeds receivable upon settlement. Consequently, we anticipate there will be little to no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the threshold appreciation price of approximately $            .

Both the Financial Accounting Standards Board and its Emerging Issues Task Force continue to study the accounting for financial instruments and derivative instruments, including instruments such as the Corporate Units. It is possible that our accounting for the purchase contracts and the notes could be affected by any new accounting rules that might be issued by these groups or other accounting standard setting groups or in the event of any other change in any law or regulation of any accounting rule, pronouncement or interpretation.

DESCRIPTION OF THE EQUITY UNITS

In this Description of the Equity Units, “UTC,” “we,” “us,” “our” and the “Company” refer only to United Technologies Corporation and any successor obligor, and not to any of its subsidiaries.

The following is a summary of some of the terms of the Equity Units. This summary, together with the summaries of the terms of the purchase contracts, the purchase contract and pledge agreement and the notes set forth under the captions “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Notes” in this prospectus supplement, contain a description of the material terms of the Equity Units, but are only summaries and are not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, the subordinated indenture, the supplemental indenture, the notes and the form of remarketing agreement, which has been attached as an exhibit to the purchase contract and pledge agreement, including the definitions of certain terms used therein, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

General

We will issue the Equity Units under the purchase contract and pledge agreement among us and The Bank of New York Mellon Trust Company, N.A., as purchase contract agent (the “purchase contract agent”), and Wilmington Trust, National Association, as collateral agent (the “collateral agent”), custodial agent (the “custodial agent”) and securities intermediary. The Equity Units may be either Corporate Units or Treasury Units. The Equity Units will initially consist of 20,000,000 Corporate Units (up to 22,000,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $50.

Each Corporate Unit offered will consist of:

•	a purchase contract under which

•

the holder will agree to purchase from us, and we will agree to sell to the holder, on August 1, 2015 (or if such day is not a business day, the following business day), which we refer to as the “purchase contract settlement date,” or earlier upon early settlement, for $50, a number of shares of our common stock equal to the applicable settlement rate described under “Description of the Purchase Contracts—Purchase of Common Stock,” “Description of the Purchase Contracts—Early Settlement” or “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change,” as the case may be; and

•

we will pay the holder quarterly contract adjustment payments at the rate of     % per year on the stated amount of $50, or $             per year, subject to our right to defer such contract adjustment payments as described under “Description of the Purchase Contracts—Contract Adjustment Payments”, and

either:

•

a 1/20, or 5%, undivided beneficial ownership interest in a $1,000 principal amount     % junior subordinated note due 2022 issued by us, and under which we will pay to the holder 1/20, or 5%, of the interest payment on a $1,000 principal amount note at the initial rate of     %, or $             per year per $1,000 principal amount of notes, subject to our right to defer such interest payments as described under “Description of the Notes—Option to Defer Interest Payments”; or

•	following a successful optional remarketing, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the “Treasury portfolio.”

“Applicable ownership interest” means, with respect to the Treasury portfolio,

(1) a 1/20, or 5%, undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that matures on or prior to August 1, 2015; and

(2) for the scheduled interest payment occurring on the purchase contract settlement date, a     % undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date.

If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities described in clauses (1) and (2) above. If the provisions set forth in this paragraph apply, references to “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount of cash.

So long as the Equity Units are in the form of Corporate Units, the related undivided beneficial ownership interest in the note or the applicable ownership interest in the Treasury portfolio described in clause (1) of the definition of “Applicable ownership interest” above (or $50 in cash, if the immediately preceding paragraph applies), as the case may be, will be pledged to us through the collateral agent to secure the holders’ obligations to purchase our common stock under the related purchase contracts.

Creating Treasury Units by Substituting a Treasury Security for a Note

Each holder of 20 Corporate Units may create, at any time other than after a successful remarketing or during a blackout period (as defined below), 20 Treasury Units by substituting for a note a zero-coupon U.S. Treasury security (CUSIP No. 912820WH6 ) with a principal amount at maturity equal to $1,000 and maturing on July 31, 2015, which we refer to as a “Treasury security.” This substitution would create 20 Treasury Units and the note would be released to the holder and would be separately tradable and transferable from the Treasury Units. Because Treasury securities and notes are issued in integral multiples of $1,000, holders of Corporate Units may make the substitution only in integral multiples of 20 Corporate Units. After a successful remarketing, holders may not create Treasury Units from Corporate Units or recreate Corporate Units from Treasury Units.

Each Treasury Unit will consist of:

•	a purchase contract under which

•

the holder will agree to purchase from us, and we will agree to sell to the holder, on the purchase contract settlement date, or earlier upon early settlement, for $50, a number of shares of our common stock equal to the applicable settlement rate; and

•	we will pay the holder quarterly contract adjustment payments at the rate of % per year on the stated amount of $50, or $ per year, subject to our right to defer the contract adjustment payments; and

•	a 1/20, or 5%, undivided beneficial ownership interest in a Treasury security.

The term “blackout period” means the period (i) if we elect to conduct an optional remarketing, from 5:00 p.m., New York City time, on the second business day (as defined below) immediately preceding the first day of the optional remarking period until the settlement date of such optional remarketing or the date we announce that such remarketing was unsuccessful and (ii) after 5:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period.

The term “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

The Treasury Unit holder’s beneficial ownership interest in the Treasury security will be pledged to us through the collateral agent to secure the holder’s obligation to purchase our common stock under the related purchase contracts.

To create 20 Treasury Units, a holder is required to:

•

deposit with the collateral agent a Treasury security that has a principal amount at maturity of $1,000, which must be purchased in the open market at the expense of the Corporate Unit holder, unless otherwise owned by the holder; and

•

transfer to the purchase contract agent 20 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited a Treasury security with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent to release the related note.

Upon receiving instructions from the purchase contract agent and receipt of the Treasury security, the collateral agent will release the related note from the pledge and deliver it to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 20 Corporate Units;

•	transfer the related note to the holder; and

•	deliver 20 Treasury Units to the holder.

The Treasury security will be substituted for the note and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The note thereafter will trade and be transferable separately from the Treasury Units.

Holders who create Treasury Units will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the collateral agent) attributable to such collateral substitution. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Miscellaneous.”

Recreating Corporate Units

Each holder of 20 Treasury Units will have the right, at any time, other than during a blackout period or after a successful remarketing, to substitute for the related Treasury security held by the collateral agent a note having a principal amount equal to $1,000. This substitution would recreate 20 Corporate Units and the applicable Treasury security would be released to the holder and would be separately tradable and transferable from the Corporate Units. Because Treasury securities and notes are issued in integral multiples of $1,000, holders of Treasury Units may make this substitution only in integral multiples of 20 Treasury Units. After a successful remarketing, holders may not recreate Corporate Units from Treasury Units.

To recreate 20 Corporate Units, a holder is required to:

•

deposit with the collateral agent a note having a principal amount of $1,000, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder; and

•

transfer to the purchase contract agent 20 Treasury Units, accompanied by a notice stating that the holder of the Treasury Units has deposited a note having a principal amount of $1,000 with the collateral agent and requesting that the purchase contract agent instruct the collateral agent to release the related Treasury security.

Upon receiving instructions from the purchase contract agent and receipt of the note having a principal amount of $1,000, the collateral agent will promptly release the related Treasury security from the pledge and promptly instruct the securities intermediary to transfer such Treasury security to the purchase contract agent for distribution to the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 20 Treasury Units;

•	transfer the related Treasury security to the holder; and

•	deliver 20 Corporate Units to the holder.

The $1,000 principal amount note will be substituted for the Treasury security and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The Treasury security thereafter will trade and be transferable separately from the Corporate Units.

Holders who recreate Corporate Units will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the collateral agent) attributable to the collateral substitution. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Miscellaneous.”

Payments on the Equity Units

Holders of Corporate Units and Treasury Units will receive quarterly contract adjustment payments payable by us at the rate of     % per year on the stated amount of $50 per Equity Unit. We will make all contract adjustment payments on the Corporate Units and the Treasury Units quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (except that if any such date is not a business day, contract adjustment payments will be payable on the following business day, without adjustment), commencing November 1, 2012. Unless the purchase contracts have been terminated (as described under “Description of the Purchase Contracts—Termination” below), we will make such contract adjustment payments until the earliest of the purchase contract settlement date, the fundamental change early settlement date (in the case of a fundamental change early settlement, as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” below) and the most recent quarterly payment date on or before any other early settlement of the related purchase contracts (in the case of an early settlement as described under “Description of the Purchase Contracts—Early Settlement” below). If the purchase contracts have been terminated, our obligation to pay the contract adjustment payments, including any accrued and unpaid contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon), will cease. In addition, holders of Corporate Units will receive quarterly cash distributions consisting of their pro rata share of interest payments on the notes (or distributions on the applicable ownership interest in the Treasury portfolio, as applicable), equivalent to the rate of     % per year. There will be no interest payments in respect of the Treasury securities that are a component of the Treasury Units, but to the extent that such holders of Treasury Units continue to hold the notes that were released to them when they created the Treasury Units, such holders will continue to receive the scheduled interest payments on their separate notes for as long as they hold the notes.

We have the right to defer payment of quarterly contract adjustment payments and of interest on the notes as described under “Description of the Purchase Contracts—Contract Adjustment Payments” and “Description of the Notes—Option to Defer Interest Payments,” respectively.

Listing

We have applied to list the Corporate Units on the New York Stock Exchange and expect trading to commence within 30 days of the initial issuance of the Corporate Units under the symbol “UTX PR A”. Except in connection with early settlement, fundamental change early settlement, a termination event or cash settlement, unless and until substitution has been made as described in “—Creating Treasury Units by Substituting a Treasury Security for a Note” or “—Recreating Corporate Units,” neither the note or applicable ownership interest in the Treasury portfolio component of a Corporate Unit nor the Treasury security component of a Treasury Unit will trade separately from Corporate Units or Treasury Units. The note or applicable ownership interest in the Treasury portfolio component will trade as a unit with the purchase contract component of the Corporate Units, and the Treasury security component will trade as a unit with the purchase contract component of the Treasury Units. In addition, if Treasury Units or notes are separately traded to a sufficient extent that the applicable exchange listing requirements are met, we will endeavor to cause the Treasury Units or notes to be listed on the exchange on which the Corporate Units are then listed, including, if applicable, the New York Stock Exchange. However, there can be no assurance that we will list the Treasury Units or the notes.

Ranking

The notes will be our junior subordinated obligations, subordinated to our existing and future Senior Indebtedness (as defined under “Description of the Notes—Subordination”). The notes will be issued under a subordinated indenture, as amended and supplemented by the supplemental indenture (each as defined under “Description of Notes”), each between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”), to be dated as of June     , 2012 (collectively, the “subordinated indenture”).

In addition, our obligations with respect to contract adjustment payments will be subordinate in right of payment to our existing and future Senior Indebtedness.

The notes and our obligations with respect to contract adjustments payments will be structurally subordinated to existing or future preferred stock and indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries.

Our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the notes or the purchase contracts or to provide us with funds to meet our respective payment obligations on the notes or purchase contracts. Any payment of dividends, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions and will be contingent upon the subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or similar reorganization, and therefore the right of the holders of the notes or purchase contracts to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. Even if we are a creditor of any of our subsidiaries, our right as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

As of March 31, 2012, we had approximately $9.8 billion of outstanding indebtedness, approximately $0.3 billion of which was the aggregate outstanding debt of our subsidiaries, including short-term borrowings and excluding fair value adjustments. As of March 31, 2012, we had approximately $9.7 billion of Senior Indebtedness. We anticipate Goodrich will have approximately $1.9 billion in net debt as of the closing of the Acquisition, and we further anticipate incurring significant additional debt in connection with the financing of the Acquisition. See “Summary—Recent Development—Acquisition Financing.” In addition, pursuant to a registered public offering which closed on June 1, 2012, we issued an additional $9.8 billion of fixed and floating rate notes, all of which is considered Senior Indebtedness.

Voting and Certain Other Rights

Prior to the purchase of shares of common stock under each purchase contract, such purchase contract shall not entitle the holder of the Corporate Units or Treasury Units to any rights of a holder of shares of our common stock, including, without limitation, the right to vote or receive any dividends or other payments or distributions or to consent to or to receive notice as a shareholder or other rights in respect of our common stock.

Agreed U.S. Federal Income Tax Treatment

Each beneficial owner of an Equity Unit, by purchasing such Equity Unit, will be deemed to have agreed (unless otherwise required by any taxing authority) (1) to be treated as the owner of each of the stock purchase contract, the related note, the applicable ownership interests in the Treasury portfolio or Treasury security, as the case may be, for U.S. federal, state and local income tax purposes, (2) to treat the note as indebtedness for all tax purposes, and (3) to allocate, as of the issue date,     % of the purchase price paid for the Corporate Units to its ownership interest in the notes and     % to each purchase contract, which will establish its initial tax basis in each purchase contract as $             and its initial tax basis in its ownership interest in the notes as $            . This position will be binding on each beneficial owner of each Equity Unit, but not on the IRS. See “Material U.S. Federal Income Tax Consequences.”

Repurchase of the Equity Units

We may purchase from time to time any of the Equity Units that are then outstanding by tender, in the open market, by private agreement or otherwise, subject to compliance with applicable law.

DESCRIPTION OF THE PURCHASE CONTRACTS

In this Description of the Purchase Contracts, “UTC,” “we,” “us,” “our” and the “Company” refer only to United Technologies Corporation and any successor obligor, and not to any of its subsidiaries.

The following is a summary of some of the terms of the purchase contracts. The purchase contracts will be issued pursuant to the purchase contract and pledge agreement among us, the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary. The summaries of the purchase contracts and the purchase contract and pledge agreement contain a description of the material terms of the contracts but are only summaries and are not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, the subordinated indenture, the supplemental indenture, the notes and the form of remarketing agreement, including the definitions of certain terms used therein, forms of which have been or will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Purchase of Common Stock

Each purchase contract that is a component of a Corporate Unit or a Treasury Unit will obligate its holder to purchase, and us to sell, on August 1, 2015, or if such day is not a business day, the following business day (the “purchase contract settlement date”), for $50 in cash a number of shares of our common stock equal to the settlement rate (together with cash, if applicable, in lieu of any fractional shares of common stock in the manner described below), in each case, unless the purchase contract terminates prior to that date or is settled early at the holder’s option. The number of shares of our common stock issuable upon settlement of each purchase contract on the purchase contract settlement date (which we refer to as the “settlement rate”) will be determined as follows, subject to adjustment as described under “—Anti-dilution Adjustments” and “—Early Settlement Upon a Fundamental Change” below:

(1) If the applicable market value of our common stock is equal to or greater than the “threshold appreciation price” of approximately $            , the settlement rate will be                  shares of our common stock (we refer to this settlement rate as the “minimum settlement rate”).

Accordingly, if the market price for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market value is greater than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be higher than the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market value is the same as the threshold appreciation price, the aggregate market value of the shares issued upon settlement will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

(2) If the applicable market value of our common stock is less than the threshold appreciation price but greater than the “reference price” of $            , the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share.

Accordingly, if the market price for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured, but the market price does not exceed the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

(3) If the applicable market value of our common stock is less than or equal to the reference price of $            , the settlement rate will be                  shares of our common stock, which is equal to the stated amount divided by the reference price (we refer to this settlement rate as the “maximum settlement rate”).

Accordingly, if the market price for the common stock decreases between the date of this prospectus supplement and the period during which the applicable market value is measured and the market price is less than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock. If the market price of the common stock is the same as the reference price, the aggregate market value of the shares will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

The threshold appreciation price is equal to $50 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is approximately $             and represents appreciation of approximately     % over the reference price.

If you elect to settle your purchase contract early in the manner described under “—Early Settlement,” the number of shares of our common stock issuable upon settlement of such purchase contract will be             , the minimum settlement rate, subject to adjustment as described under “—Anti-dilution Adjustments.” We refer to the minimum settlement rate and the maximum settlement rate as the “fixed settlement rates.”

The “applicable market value” means the average volume weighted average price, or VWAP, of our common stock on each trading day during the 20 consecutive trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date. The “VWAP” of our common stock means, for the relevant trading day, the per share VWAP on the principal exchange or quotation system on which our common stock is listed or admitted for trading as displayed under the heading Bloomberg VWAP on Bloomberg page UTX<EQUITY>AQR (or its equivalent successor if that page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

A “trading day” means, for purposes of determining a VWAP or closing price, a business day on which the principal exchange or quotation system on which our common stock is listed or admitted for trading is scheduled to be open for business and a day on which there has not occurred or does not exist a market disruption event.

A “market disruption event” means any of the following events:

•

any suspension of, or limitation imposed on, trading by the principal exchange or quotation system on which our common stock is listed or admitted for trading during the one-hour period prior to the close of trading for the regular trading session on such exchange or quotation system (or for purposes of determining VWAP any period or periods aggregating one half hour or longer) and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to our common stock or in futures or option contracts relating to our common stock on the relevant exchange or quotation system; or

•

any event (other than a failure to open or a closure as described below) that disrupts or impairs the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the principal exchange or quotation system on which our common stock is listed or admitted for trading (or for purposes of determining VWAP any period or periods aggregating one half hour or longer) in general to effect transactions in, or obtain market values for, our common stock on the relevant exchange or quotation system or futures or options contracts relating to our common stock on any relevant exchange or quotation system; or

•

the failure to open of the principal exchange or quotation system on which futures or options contracts relating to our common stock are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

If a market disruption event occurs during a day that would otherwise constitute one of the 20 trading days for determining the applicable market value, we will notify investors on the calendar day on which such event occurs to the extent reasonably practicable.

If 20 trading days for our common stock have not occurred prior to the third scheduled trading day immediately prior to the purchase contract settlement date, all remaining trading days will be deemed to occur on that third scheduled trading day and the VWAP of our common stock for each of the remaining trading days will be the VWAP of our common stock on that third scheduled trading day or, if such day is not a trading day, the closing price as determined in its reasonable discretion by a nationally recognized independent investment banking firm retained by us for this purpose.

The “closing price” per share of our common stock means, on any date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price of our common stock on the principal U.S. securities exchange on which our common stock is listed, or if our common stock is not so listed on a U.S. securities exchange, the last quoted bid price for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization, or, if that bid price is not available, the market value of our common stock on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, the holder will receive an amount of cash equal to the percentage of a whole share represented by such fractional share multiplied by the closing price of our common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding an earlier settlement date, in the case of early settlement). If, however, a holder surrenders for settlement at one time more than one purchase contract, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered.

Unless:

•

a holder has settled early the related purchase contracts by delivery of cash to the purchase contract agent in the manner described under “—Early Settlement” or “—Early Settlement Upon a Fundamental Change”;

•	a holder of Corporate Units has settled the related purchase contracts with separate cash in the manner described under “—Notice to Settle with Cash”; or

•	an event described under “—Termination” has occurred;

then, on the purchase contract settlement date,

•	in the case of Corporate Units where there has not been a successful optional or final remarketing, the holder will be deemed to have exercised its put right as described under “—Remarketing”

(unless it shall have elected not to exercise such put right by delivering cash as described thereunder) and to have elected to apply a portion of the proceeds of the put price equal to the principal amount of the notes to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units;

•

in the case of Corporate Units where the Treasury portfolio or cash has replaced the notes as a component of the Corporate Units following a successful optional remarketing, the portion of the proceeds of the applicable ownership interests in the Treasury portfolio when paid at maturity or an amount of cash equal to the stated amount of $50 per Corporate Unit will be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units;

•

in the case of Corporate Units where the notes have been successfully remarketed during the final remarketing period, the portion of the remarketing proceeds sufficient to satisfy the holder’s obligation to purchase our common stock under the related purchase contracts will be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units; and

•

in the case of Treasury Units, the proceeds of the related Treasury securities, when paid at maturity, will be applied to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Treasury Units.

The common stock will then be issued and delivered to the holder or the holder’s designee. We will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of our common stock pursuant to the purchase contracts, subject to certain exceptions.

Prior to the settlement of a purchase contract, the shares of our common stock underlying each purchase contract will not be outstanding, and the holder of the purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract.

By purchasing a Corporate Unit or a Treasury Unit, a holder will be deemed to have, among other things:

•

irrevocably appointed the purchase contract agent as its attorney-in-fact to enter into and perform the related purchase contract and the purchase contract and pledge agreement in the name of and on behalf of such holder;

•

agreed to be bound by the terms and provisions of the Corporate Units or Treasury Units, as applicable, including but not limited to the terms of the related purchase contract and the purchase contract and pledge agreement, for so long as the holder remains a holder of Corporate Units or Treasury Units;

•

consented to and agreed to be bound by the pledge of such holder’s right, title and interest in and to its undivided beneficial ownership interest in notes, the portion of the Treasury portfolio (or cash) described in the first clause of the definition of “applicable ownership interest,” or the Treasury securities, as applicable, and the delivery of such collateral by the purchase contract agent to the collateral agent; and

•

agreed to the satisfaction of the holder’s obligations under the purchase contracts with the proceeds of the pledged undivided beneficial ownership in the notes, Treasury portfolio (or cash) or Treasury securities, as applicable, in the manner described above.

Remarketing

We have agreed to enter into a remarketing agreement with one or more remarketing agents, the “remarketing agent,” no later than 20 days prior to the first day of the final remarketing period or, if we elect to conduct an optional remarketing, the optional remarketing period.

During a blackout period that relates to each remarketing period:

•	you may not settle a purchase contract early;

•	you may not create Treasury Units; and

•	you may not recreate Corporate Units from Treasury Units.

We refer to each of an “optional remarketing” and a “final remarketing” as a “remarketing.” In a remarketing, the notes that are a part of Corporate Units and any separate notes whose holders have elected to participate in the remarketing, as described under “Description of the Notes—Remarketing of the Notes That Are Not Included in Corporate Units,” will be remarketed.

In consultation with the remarketing agent and without the consent of any holders of notes, we may elect (but shall not be required to elect) to:

•	divide the notes into more than one tranche, so long as no tranche immediately after the settlement date of the remarketing will have an aggregate principal amount of less than $400 million;

•	move up the maturity date of any tranche to a date earlier than August 1, 2022 but not earlier than August 1, 2017;

•

extend the earliest redemption date on which any tranche may be redeemed at our option, in whole or in part, from August 1, 2017 to a later date or to eliminate the redemption provisions of the notes of such tranche altogether; and

•

remarket any tranche as fixed-rate notes or floating-rate notes and, in the case of floating-rate notes, provide that the interest on the notes of any such tranche will be equal to an index rate determined by the Company plus a spread determined by the remarketing agent, in consultation with the Company, in which case interest on the notes may be calculated on the basis of a 365 day year and the actual number of days elapsed (or such other basis as is customarily used for floating-rate notes bearing interest at a rate based on such index rate).

All such modifications shall take effect only if the remarketing is successful, without the consent of the holders, upon the earlier of the optional remarketing settlement date and the purchase contract settlement date, and will apply to all of the notes whether or not included in the remarketing. See “Description of the Notes—Remarketing.” If we elect to divide the notes into tranches, we will allocate the notes of holders of separate notes who did not elect to participate in any remarketing (and, in the case of a final remarketing, the notes of holders that are settling with cash), without any requirement for the consent of such holders, among the tranches, so long as no tranche immediately after the settlement date of the remarketing will have an aggregate principal amount of less than $400 million. If we conduct an optional remarketing that is not successful, we may change the elections described above prior to the final remarketing period.

In order to remarket the notes, the remarketing agent, in consultation with us, may reset the interest rate on any tranche of notes (either upward or downward), or if any tranche is remarketed as floating-rate notes, determine the interest rate spread applicable to such tranche of notes, in order to produce the required price in the remarketing, as discussed under “—Optional Remarketing” and “—Final Remarketing” below. The interest deferral provisions of the notes will not apply after a successful remarketing.

We will use commercially reasonable efforts to ensure that, if required by applicable law, a registration statement, including a prospectus, with regard to the full amount of the notes to be remarketed will be effective under the securities laws in a form that may be used by the remarketing agent in connection with the remarketing (unless a registration statement is not required under the applicable laws and regulations that are in effect at that time or unless we conduct any remarketing in accordance with an exemption under the securities laws) (it being understood that for so long as there is a material business transaction or development that has not yet been publicly disclosed, other than in connection with an optional remarketing, we will not be required to file such registration statement or provide such a prospectus until we have publicly disclosed such transaction or development).

We will separately pay a fee to the remarketing agent for its services as remarketing agent. Holders whose notes are remarketed will not be responsible for the payment of any remarketing fee in connection with the remarketing.

Optional Remarketing

Unless a termination event has occurred, we may elect, at our option, to engage the remarketing agent pursuant to the terms of the remarketing agreement, to remarket the notes over a period selected by us that begins on or after April 29, 2015 (the second business day immediately preceding the last interest payment date prior to the purchase contract settlement date) and ends anytime on or before July 15, 2015 (the eighth day immediately preceding the first day of the final remarketing period). We refer to this period as the “optional remarketing period,” a remarketing that occurs during the optional remarketing period as an “optional remarketing” and the date the notes are priced in an optional remarketing as the “optional remarketing date.” In any optional remarketing, the aggregate principal amount of the notes that are a part of Corporate Units and any separate notes whose holders have elected to participate in the optional remarketing, as described under “Description of the Notes—Remarketing of the Notes That Are Not Included in Corporate Units,” will be remarketed. If we elect to conduct an optional remarketing, the remarketing agent will use its commercially reasonable efforts to obtain a price for the notes that results in proceeds of at least 100% of the aggregate of the Treasury portfolio purchase price (as defined below) and the separate notes purchase price (as defined below). To obtain that price, the remarketing agent may, in consultation with us, reset the interest rate on any tranche remarketed as fixed-rate notes, or determine the interest rate spread for any tranche remarketed as floating-rate notes as described under “Description of the Notes—Interest Rate Reset.” We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate notes of our election to conduct an optional remarketing no later than 15 days prior to the date we begin the optional remarketing. On the business day following the optional remarketing date, we will notify holders of separate notes who decided not to participate in the optional remarketing how we will allocate their notes among the tranches.

Notwithstanding anything in this prospectus supplement to the contrary, we may not elect to conduct an optional remarketing if we are then deferring interest on the notes. See “Description of the Notes—Option to Defer Interest Payments.”

An optional remarketing on any remarketing date will be considered successful if the remarketing agent is able to remarket the notes for a price of at least 100% of the Treasury portfolio purchase price and the separate notes purchase price. If we elect to divide the notes into tranches in connection with an optional remarketing, the optional remarketing date will be the same for each tranche and the settlement of each tranche will be conditioned on the settlement of every other tranche.

Following a successful optional remarketing of the notes, on the optional remarketing settlement date (as defined below), the portion of the remarketing proceeds equal to the Treasury portfolio purchase price will, except as described below, be used to purchase the Treasury portfolio and the remaining proceeds attributable to the notes underlying the Corporate Units will be remitted to the purchase contract agent for distribution pro rata to the holders of such Corporate Units. The portion of the proceeds attributable to the separate notes sold in the remarketing will be remitted to the custodial agent for distribution on the optional remarketing settlement date pro rata to the holders of such separate notes.

If we elect to conduct an optional remarketing and the remarketing is successful:

•	settlement of the remarketed notes will occur on the third business day following the optional remarketing date (we refer to this third business day as the “optional remarketing settlement date”);

•

the interest rate on each tranche of remarketed notes will be reset, or, if we remarketed any tranche as floating-rate notes, the interest rate spread will be determined, by the remarketing agent in consultation with us on the optional remarketing date and will become effective on the optional remarketing settlement date, if applicable;

•

after the optional remarketing settlement date, your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio (or cash), as described herein; and

•	you may no longer create Treasury Units or recreate Corporate Units from Treasury Units.

If we do not elect to conduct an optional remarketing during the optional remarketing period or no optional remarketing succeeds for any reason, the notes will continue to be a component of the Corporate Units or will continue to be held separately and the remarketing agent will use its commercially reasonable efforts to remarket the notes during the final remarketing period.

For the purposes of a successful optional remarketing, “Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer in New York City to the quotation agent selected by us between 9:00 a.m. and 4:00 p.m., New York City time, on the optional remarketing date for the purchase of the Treasury portfolio for settlement on the optional remarketing settlement date.

Following a successful optional remarketing, the collateral agent will purchase, at the Treasury portfolio purchase price, a Treasury portfolio consisting of:

•

U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the notes underlying the undivided beneficial ownership interests in notes included in the Corporate Units on the optional remarketing date; and

•

U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the notes underlying the undivided beneficial ownership interests in notes included in the Corporate Units on the optional remarketing date.

If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities described in the bullet points above. If the provisions set forth in this paragraph apply, references in this prospectus supplement to a “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount in cash.

The applicable ownership interests in the Treasury portfolio will be substituted for the undivided beneficial ownership interests in notes that are components of the Corporate Units and the portion of the Treasury portfolio described in the first bullet will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligation under the purchase contracts. On the purchase contract settlement date, for each Corporate Unit, $50 of the proceeds from the Treasury portfolio will automatically be applied to satisfy the Corporate Unit holder’s obligation to purchase common stock under the purchase contract. In addition, proceeds from the portion of the Treasury portfolio described in the second bullet, which will equal the interest payment (assuming no reset of the interest rate) that would have been paid on the notes that were components of the Corporate Units at the time of remarketing, will be paid on the purchase contract settlement date to the holders of the Corporate Units.

If we elect to remarket the notes during the optional remarketing period and a successful remarketing has not occurred on or prior to July 15, 2015 (the last day of the optional remarketing period), we will cause a notice of the failed remarketing to be published no later than 9:00 a.m., New York City time, on the business day immediately following the last date of the optional remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service. We will similarly cause a notice of a successful remarketing of the notes to be published no later than 9:00 a.m., New York City time, on the business day immediately following the date of such successful remarketing.

On each business day during any optional remarketing period, we have the right in our sole and absolute discretion to determine whether or not an optional remarketing will be attempted. At any time and from time to time during the optional remarketing period prior to the announcement of a successful optional remarketing, we have the right to postpone any remarketing in our sole and absolute discretion.

Final Remarketing

Unless a termination event or a successful optional remarketing has occurred prior to the purchase contract settlement date, we will remarket the notes during the five business day period ending on July 29, 2015 (the third business day immediately preceding the purchase contract settlement date). We refer to this period as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date the notes are priced in the final marketing as the “final remarketing date.” In the final remarketing, the aggregate principal amount of the notes that are a part of Corporate Units and any separate notes whose holders have elected to participate in the final remarketing will be remarketed. The remarketing agent will use its commercially reasonable efforts to obtain a price for the notes to be remarketed that results in proceeds of at least 100% of the principal amount of all the notes offered in the remarketing. To obtain that price, the remarketing agent, in consultation with us, may reset the interest rate on any tranche remarketed as fixed-rate notes or determine the interest rate spread on any tranche remarketed as floating-rate notes, as described under “Description of the Notes—Interest Rate Reset.” The final remarketing date will be the same for each tranche of notes and the settlement of each tranche will be conditioned on the settlements of every other tranche. We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate notes of the final remarketing no later than seven days prior to the first day of the final remarketing period. In such notice, we will set forth the dates of the final remarketing period, applicable procedures for holders of separate notes to participate in the final remarketing, the applicable procedures for holders of Corporate Units to create Treasury Units and for holders of Treasury Units to recreate Corporate Units, the applicable procedures for holders of Corporate Units to settle their purchase contracts early and any other applicable procedures, including the procedures that must be followed by a separate note holder in the case of a failed remarketing if a separate note holder wishes to exercise its right to put its notes to us as described below and under “Description of the Notes—Put Option upon Failed Remarketing.” We have the right to postpone the final remarketing in our sole and absolute discretion on any day prior to the last three business days of the final remarketing period. On the business day following the final remarketing date, if we have elected to divide the notes into tranches, we will notify holders who are settling with cash and holders of separate notes who decided not to participate in the final remarketing how we will allocate their notes between or among the tranches.

A remarketing during the final remarketing period will be considered successful if the remarketing agent is able to remarket the notes for a price of at least 100% of the aggregate principal amount of all the notes offered in the remarketing.

If the final remarketing is successful:

•	settlement of the remarketed notes will occur on the purchase contract settlement date;

•

the interest rate of each tranche of remarketed notes will be reset, or, if we remarket any tranche as floating-rate notes, the interest rate spread will be determined, by the remarketing agent in consultation with us, and will become effective on the reset effective date, which will be the purchase contract settlement date, as described under “Description of the Notes—Interest Rate Reset” below; and

•

the collateral agent will remit the portion of the proceeds equal to the total principal amount of the notes underlying the Corporate Units to us to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts. Any excess proceeds attributable to notes underlying Corporate Units that were remarketed will be remitted to the purchase contract agent for distribution pro rata to the holders of such notes. Proceeds from the final remarketing attributable to the separate notes remarketed will be remitted to the custodial agent for distribution pro rata to the holders of the remarketed separate notes.

Unless a termination event has occurred, a holder has effected an early settlement or a fundamental change early settlement, or there has been a successful optional remarketing, each Corporate Unit holder has the option at any time on or after the date the Company gives notice of a final remarketing to notify the purchase contract agent at any time prior to 4:00 p.m., New York City time, on the second business day immediately prior to the first day of the final remarketing period of its intention to settle the related purchase contracts on the purchase contract settlement date with separate cash and to provide that cash on or prior to the business day immediately prior to the first day of the final remarketing period, as described under “—Notice to Settle with Cash.” The notes of any holder of Corporate Units who has not given this notice or failed to deliver the cash will be remarketed during the final remarketing period. In addition, holders of notes that do not underlie Corporate Units may elect to participate in the remarketing as described under “Description of the Notes—Remarketing of Notes That Are Not Included in Corporate Units.”

If, in spite of using its commercially reasonable efforts, the remarketing agent cannot remarket the notes during the final remarketing period at a price equal to or greater than 100% of the aggregate principal amount of the notes offered in the remarketing, a condition precedent set forth in the remarketing agreement has not been fulfilled or a successful remarketing has not occurred for any other reason, in each case resulting in a “failed remarketing,” holders of all notes will have the right to put their notes to us for an amount equal to the principal amount of their notes, plus accrued and unpaid interest (including deferred interest and compounded interest thereon), to, but excluding, the purchase contract settlement date (the “put price”). The conditions precedent in the remarketing agreement will include, but not be limited to, the timely filing with the SEC of all material related to the remarketing required to be filed by the Company, the truth and correctness of certain representations and warranties made by the Company in the remarketing agreement, the furnishing of certain officer’s certificates to the remarketing agent, and the receipt by the remarketing agent of customary “comfort letters” from our auditors and opinions of counsel. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the notes underlying such Corporate Units unless the holder has provided a written notice to the purchase contract agent of its intention to settle the purchase contract with separate cash as described below under “—Notice to Settle with Cash” prior to 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, and on or prior to the business day immediately preceding the purchase contract settlement date has delivered the $50 in cash per purchase contract. Settlement with separate cash may only be effected in integral multiples of 20 Corporate Units. If a holder of Corporate Units elects to settle with separate cash, upon receipt of the required cash payment, the related notes underlying the Corporate Units will be released from the pledge under the purchase contract and pledge agreement and delivered promptly to the purchase contract agent for delivery to the holder. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the purchase contract settlement date. The cash received by the collateral agent upon this settlement with separate cash will be invested promptly in permitted investments, as defined in the purchase contract and pledge agreement, and the portion of the proceeds equal to the aggregate purchase price of all purchase contracts of such holders will be paid to us on the purchase contract settlement date. Any excess funds received by the collateral agent in respect of the permitted investments over the aggregate purchase price remitted to us in satisfaction of the obligations of the holders under the purchase contracts will be distributed to the purchase contract agent for ratable payment to the applicable holders who settled with separate cash. Unless a holder of Corporate Units has elected to settle the related purchase contracts with separate cash and delivered the separate cash on or prior to the business day immediately preceding the purchase contract settlement date, the holder will be deemed to have elected to apply a portion of the put price equal to the principal amount of the notes against the holder’s obligations to pay the aggregate purchase price for the shares of our common stock to be issued under the related purchase contracts, thereby satisfying the obligations in full, and we will deliver to the holder our common stock pursuant to the related purchase contracts, and the excess, if any, of the put price over the principal amount of the notes will be remitted by the purchase contract agent to holders of the Corporate Units to which such undivided beneficial ownership in the notes relate.

If a successful final remarketing has not occurred on or prior to July 29, 2015 (the last day of the final remarketing period), we will cause a notice of the failed remarketing of the notes to be published before 9:00 a.m., New York City time, on the business day immediately following the last date of the final remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.

Early Settlement

Subject to the conditions described below, a holder of Corporate Units or Treasury Units may settle the related purchase contracts at any time prior to 4:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, other than during a blackout period in the case of Corporate Units. An early settlement may be made only in integral multiples of 20 Corporate Units or 20 Treasury Units; however, if the Treasury portfolio has replaced the notes as a component of the Corporate Units following a successful optional remarketing, holders of Corporate Units may settle early only in integral multiples of                  Corporate Units. In order to settle purchase contracts early, a holder of Equity Units must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York (1) a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form and (2) a cash payment in immediately available funds in an amount equal to:

•	$50 times the number of purchase contracts being settled; plus

•

if the delivery is made with respect to any purchase contract during the period from the close of business on any record date next preceding any contract adjustment payment date to the opening of business on such contract adjustment payment date, an amount equal to the contract adjustment payments payable on the contract adjustment payment date with respect to the purchase contracts being settled, unless we have elected to defer the contract adjustment payments payable on such contract adjustment payment date.

So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depository, procedures for early settlement will also be governed by standing arrangements between the depository and the purchase contract agent.

The early settlement right is also subject to the condition that, if required under U.S. federal securities laws, we have a registration statement under the Securities Act in effect with respect to the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if such a registration statement is required, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering those shares of common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development). In the event that a holder seeks to exercise its early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right will be void unless and until such a registration statement is effective and we have provided a prospectus in connection therewith, and we will have no further obligation with respect to any such registration statement if, notwithstanding using our commercially reasonable efforts, no registration statement is then effective.

Upon early settlement, except as described below in “—Early Settlement Upon a Fundamental Change,” we will sell, and the holder will be entitled to buy, the minimum settlement rate of                  shares of our common stock (or in the case of an early settlement following a reorganization event, a number of exchange property units, as described under “—Reorganization Events” below) for each purchase contract being settled (regardless of the market price of our common stock on the date of early settlement), subject to adjustment under the circumstances described under “—Anti-dilution Adjustments” below. We will cause, no later than the third business day after the applicable early settlement date, (1) the shares of our common stock to be issued and (2) the related notes or applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, underlying the Equity Units and securing such purchase contracts to be released from the pledge under the purchase contract and pledge agreement, and delivered to the purchase contract agent for delivery to the holder. Upon early settlement, the holder will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the quarterly payment date immediately preceding the early settlement date. The holder’s right to receive future contract adjustment payments will also terminate.

If the purchase contract agent receives a completed “Election to Settle Early” form (along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form) and payment of $50 for each purchase contract being settled prior to 4:00 p.m., New York City time, on any business day and all conditions to early settlement have been satisfied, then that day will be considered the early settlement date. If the purchase contract agent receives the foregoing at or after 4:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the early settlement date.

Early Settlement Upon a Fundamental Change

If a “fundamental change” (as defined below) occurs prior to the purchase contract settlement date, then, following the fundamental change, each holder of a purchase contract, subject to certain conditions described in this prospectus supplement, will have the right to accelerate and settle the purchase contract early on the fundamental change early settlement date (defined below) at the settlement rate determined as if the applicable market value equaled the stock price (as defined below), plus an additional make-whole amount of shares (such additional make-whole amount of shares being hereafter referred to as the “make-whole shares”). We refer to this right as the “fundamental change early settlement right.”

We will provide each of the holders with a notice of the completion of a fundamental change within 10 business days of the effective date of a fundamental change. The notice will specify (1) a date, the “fundamental change early settlement date”, which will be at least 10 days after the date of the notice but no later than the earlier of 20 days after the date of such notice and two business days prior to the first day of the commencement of the optional remarketing period, or, if we do not elect to conduct an optional remarketing or the optional remarketing is not successful, two business days prior to the commencement of the final remarketing period or, if the final remarketing is not successful, the purchase contract settlement date, by which date each holder’s fundamental change early settlement right must be exercised, (2) the applicable settlement rate and (3) the amount (per share of common stock) of the cash, securities and other consideration receivable by the holder, including the amount of contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon), upon settlement. To exercise the fundamental change early settlement right, you must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York, no later than 4:00 p.m., New York City time, on the third business day immediately preceding the fundamental change early settlement date, the certificate evidencing your Corporate Units or Treasury Units if they are held in certificated form, and payment of the applicable purchase price in immediately available funds less the amount of any accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date.

A “fundamental change” will be deemed to have occurred if any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (or the “Exchange Act”), has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock without the approval of our board of directors and effectuates a change in a majority of the members of our board of directors (including the Chairman and the President);

(2) we are involved in a consolidation with or merger into any other person, or any merger of another person into us, or any other similar transaction or series of related transactions (other than a merger, consolidation or similar transaction that does not result in the conversion or exchange of outstanding shares of our common stock), in each case, in which 90% or more of the outstanding shares of our common stock are exchanged for or converted into cash, securities or other property, greater than 10% of the value of which consists of cash, securities or other property that is not (or will not be upon or immediately following the effectiveness of such consolidation, merger or transaction) common stock listed on any U.S. national securities exchange;

(3) our common stock ceases to be listed on at least one U.S. national securities exchange (other than in connection with any consolidation, merger or similar transaction); or

(4) our shareholders approve our liquidation, dissolution or termination.

If you exercise the fundamental change early settlement right, we will deliver to you on the fundamental change early settlement date for each purchase contract with respect to which you have elected fundamental change early settlement, the kind and amount of securities, cash or other property that you would have been entitled to receive if you had settled the purchase contract immediately before the fundamental change and received shares of our common stock at the settlement rate described above plus the additional make-whole shares. You will also receive the notes, applicable ownership interest in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which you are effecting a fundamental change early settlement. If you do not elect to exercise your fundamental change early settlement right, your Corporate Units or Treasury Units will remain outstanding and will be subject to normal settlement on the purchase contract settlement date.

We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have in effect on the fundamental change early settlement date a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the fundamental change early settlement (it being understood that for so long as there is a material business transaction or development that has not yet been publicly disclosed (but in no event for a period longer than 90 days), we will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development). In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right will be void unless and until such a registration statement is effective and we will have no further obligation with respect to any such registration statement if, notwithstanding using our commercially reasonable efforts, no registration statement is then effective.

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units as result of a successful remarketing, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the notes as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of                  Corporate Units.

A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.

Calculation of Make-Whole Shares. The amount of make-whole shares per purchase contract applicable to a fundamental change early settlement will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:

•

in the case of a fundamental change described in clause (2) above and the holders of our common stock receive only cash in the fundamental change, the stock price will be the cash amount paid per share of our common stock;

•

otherwise, the stock price paid per share will be the average of the closing prices of our common stock over the 20 trading-day period ending on the trading day immediately preceding the effective date of the fundamental change.

Stock Price on Effective Date
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$	$
, 2012
August 1, 2013
August 1, 2014
August 1, 2015

The stock prices set forth in the second row of the table (i.e., the column headers) will be adjusted upon the occurrence of certain events requiring anti-dilution adjustments to the fixed settlement rates.

Each of the make-whole share amounts in the table will be subject to adjustment in the same manner as the fixed settlement rates as set forth under “—Anti-dilution Adjustments.”

The exact stock price and effective date applicable to a fundamental change may not be set forth on the table, in which case:

•	if the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the amount of make-whole shares will be determined by straight line interpolation between the make-whole share amounts set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

•	if the stock price is in excess of $ per share (subject to adjustment as described above), then the make-whole share amount will be zero; and

•

if the stock price is less than $             per share (subject to adjustment as described above) (the “minimum stock price”), then the make-whole share amount will be determined as if the stock price equaled the minimum stock price, using straight line interpolation, as described above, if the effective date is between two dates on the table.

Notice to Settle with Cash

Unless a termination event has occurred, a holder effects an early settlement or a fundamental change early settlement of the underlying purchase contract, or a successful remarketing has occurred, a holder of Corporate Units may settle the related purchase contract with separate cash by delivering the Corporate Unit certificate, if in certificated form, to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York with the completed “Notice to Settle with Cash” form at any time on or after the date the Company gives notice of a final remarketing and prior to 4:00 p.m., New York City time on the second business day immediately preceding the first day of the final remarketing period or, if there has been a failed final remarketing, on the second business day immediately preceding the purchase contract settlement date. Holders of Corporate Units may only cash-settle Corporate Units in integral multiples of 20 Corporate Units.

The holder must also deliver to the securities intermediary the required cash payment in immediately available funds. Such payment must be delivered prior to 4:00 p.m., New York City time, on the first business day immediately preceding the final remarketing period or, if there has been a failed remarketing, on the first business day immediately preceding the purchase contract settlement date.

Upon receipt of the cash payment, the related note will be released from the pledge arrangement and transferred to the purchase contract agent for distribution to the holder of the related Corporate Units. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the purchase contract settlement date.

If a holder of Corporate Units that has given notice of its election to settle with cash fails to deliver the cash by the applicable time and date specified above, such holder shall be deemed to have consented to the disposition of its notes in the final remarketing, or to have exercised its put right (as described under “—Remarketing” above), in each case, as applicable.

Any cash received by the collateral agent upon cash settlement will be invested promptly in permitted investments, as defined in the purchase contract and pledge agreement, and the portion of the proceeds equal to the aggregate purchase price of all purchase contracts of such holders will be paid to us on the purchase contract settlement date. Any excess funds received by the collateral agent in respect of permitted investments over the aggregate purchase price remitted to us in satisfaction of the obligations of the holders under the purchase contracts will be distributed to the purchase contract agent for payment to the holders who settled with cash.

Contract Adjustment Payments

Contract adjustment payments in respect of Corporate Units and Treasury Units will be fixed at a rate per year of     % of the stated amount of $50 per purchase contract. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments will accrue from the date of issuance of the purchase contracts and will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing November 1, 2012.

Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which will be the 15th day of the month preceding the month in which the relevant payment date falls (whether or not a business day) or if the Equity Units are held in book-entry form, the “record date” will be the business day immediately preceding the applicable payment date. These distributions will be paid through the purchase contract agent, which will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Equity Units. Subject to any applicable laws and regulations, each such payment will be made as described under “Certain Provisions of the Purchase Contract and Pledge Agreement—Book-Entry System.”

If any date on which contract adjustment payments are to be made on the purchase contracts related to the Corporate Units or Treasury Units is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day, and no interest or payment will be paid in respect of the delay.

Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our Senior Indebtedness and will rank pari passu with the notes.

We may, at our option and upon prior written notice to the purchase contract agent, defer all or part of the contract adjustment payments, but not beyond the purchase contract settlement date (or, with respect to an early settlement upon a fundamental change, not beyond the fundamental change early settlement date or, with respect to an early settlement other than upon a fundamental change, not beyond the early settlement date).

Deferred contract adjustment payments will accrue additional contract adjustment payments at the rate equal to     % per annum (which is equal to the rate of total distributions on the Corporate Units), compounded on each contract adjustment payment date, to, but excluding, the contract adjustment payment date on which such deferred contract adjustment payments are paid. We refer to additional contract adjustment payments that accrue on deferred contract adjustment payments as “compounded contract adjustment payments.” We may pay any such deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled payment date. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or similar reorganization with respect to us), the right to receive contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon) will also terminate.

If we exercise our option to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we will not (1) declare or pay any dividends on, or make any distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of our capital stock, (2) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that upon our liquidation rank pari passu with, or junior in interest to, the contract adjustment payments, or (3) make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks pari passu with, or junior in interest to, the contract adjustment payments.

The restrictions listed above do not apply to:

•

any repurchase, redemption or other acquisition of shares of our capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or (2) a dividend reinvestment or stockholder purchase plan;

•

any issuance of options or other awards in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or the exercise of such options or other awards;

•

any exchange, redemption, recapitalization or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock;

•	any exchange, redemption, recapitalization or conversion of any class or series of our indebtedness for any class or series of our capital stock;

•

any purchase of, or payment of cash in lieu of, fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

•	any payment of current interest or deferred interest on pari passu securities during a deferral period that is made pro rata to the amounts due on pari passu securities and the purchase contracts;

•	any purchase or repurchase of shares of the Company’s capital stock pursuant to contractually binding requirements to buy such capital stock existing prior to the commencement of the deferral period;

•	the payment of any dividend during a deferral period within 90 days after the date of declaration thereof, if at the date of declaration no contract adjustment payment had been deferred;

•

any payment of deferred interest or principal on pari passu or junior securities, or dividends or distributions on shares of preferred stock that, if not made, would cause the Company to breach the terms of the instrument governing such pari passu or junior securities or preferred stock; and

•	the repayment, repurchase or redemption of any security necessary to avoid a breach of the instrument governing the same.

Anti-dilution Adjustments

Each fixed settlement rate will be subject to the following adjustments:

(1) Stock Dividends. If we pay or make a dividend or other distribution on our common stock in common stock (other than pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Equity Units were first issued), each fixed settlement rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution will be increased by dividing:

•	each fixed settlement rate by

•

a fraction, the numerator of which will be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination and the denominator will be the sum of such number of shares and the total number of shares constituting the dividend or other distribution.

If any dividend or distribution in this paragraph (1) is declared but not so paid or made, the new fixed settlement rates shall be readjusted to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.

(2) Stock Purchase Rights. If we issue to all or substantially all holders of our common stock rights, options, warrants or other securities (other than pursuant to a dividend reinvestment, share purchase or similar plan), entitling them to subscribe for or purchase shares of our common stock for a period expiring within 45 days from the date of issuance of such rights, options, warrants or other securities at a price per share of our common stock less than the current market price (as defined below) calculated as of the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or other securities, each fixed settlement rate in effect at the opening of business on the day following the date fixed for such determination will be increased by dividing:

•	each fixed settlement rate by

•

a fraction, the numerator of which will be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of our common stock which the aggregate consideration expected to be received by us upon the exercise of such rights, options, warrants or other securities would purchase at such current market price and the denominator of which will be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of our common stock so offered for subscription or purchase.

Adjustments with respect to shareholder rights plans are discussed below under (4).

If any right, option, warrant or other security described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof (and as a result no additional shares of common stock are delivered or issued pursuant to such rights or warrants), the new fixed settlement rates shall be readjusted to the fixed settlement rates that would then be in effect had the increase with respect to the issuance of such rights, options, warrants or other securities been made on the basis of delivery or issuance of only the number of shares of common stock actually delivered.

For purposes of this clause (2), in determining whether any rights, options, warrants or other securities entitle the holders to subscribe for or purchase shares of the common stock at a price per share of our common stock less than the current market price on the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or other securities, and in determining the aggregate price payable to exercise such rights, options, warrants or other securities, there shall be taken into account any consideration received by us for such rights, options, warrants or other securities and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by our board of directors.

(3) Stock Splits; Reverse Splits; and Combinations. If outstanding shares of our common stock shall be subdivided, split or reclassified into a greater number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of our common stock shall each be combined or reclassified into a smaller number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced.

(4) Debt, Asset or Security Distributions. If we, by dividend or otherwise, distribute to all or substantially all holders of our common stock evidences of our indebtedness, assets or securities (but excluding any rights, options, warrants or other securities referred to in paragraph (2) above, any dividend or distribution paid exclusively in cash referred to in paragraph (5) below (in each case, whether or not an adjustment to the fixed settlement rates is required by such paragraph) and any dividend, shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of a spin-off referred to below, or dividends or distributions referred to in paragraph (1) above), each fixed settlement rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution shall be increased by dividing:

•	each fixed settlement rate by

•

a fraction, the numerator of which shall be the current market price of our common stock calculated as of the date fixed for such determination less the then fair market value (as determined in good faith by our board of directors) of the portion of the assets, securities or evidences of indebtedness so distributed applicable to one share of our common stock and the denominator of which shall be such current market price.

In the case of the payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of ours, which we refer to as a “spin-off,” the fixed settlement rate in effect immediately before the close of business on the date fixed for determination of stockholders entitled to receive that distribution will be increased by dividing:

•	each fixed settlement rate by

•

a fraction, the numerator of which is the current market price of our common stock and the denominator of which is such current market price plus the fair market value, determined as described below, of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock.

The adjustment to the fixed settlement rate under the preceding paragraph will occur on:

•	the 10th trading day from and including the effective date of the spin-off; or

•

if the spin-off is effected simultaneously with an initial public offering of the securities being distributed in the spin-off, the issue date of the securities being offered in such initial public offering.

For purposes of this section, “initial public offering” means the first time securities of the same class or type as the securities being distributed in the spin-off are offered to the public for cash.

In the event of a spin-off that is not effected simultaneously with an initial public offering of the securities being distributed in the spin-off, the fair market value of the securities to be distributed to holders of our common stock means the average of the closing sale prices of those securities on the principal U.S. securities exchange or quotation system on which such securities are listed or quoted at that time over the first 10 trading days following the effective date of the spin-off. Also, for purposes of such a spin-off, the current market price of our common stock means the average of the closing sale prices of our common stock on the principal U.S. securities exchange or quotation system on which our common stock is listed or quoted at that time over the first 10 trading days following the effective date of the spin-off.

If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off, the fair market value of the securities being distributed in the spin-off means the initial public offering price, while the current market price of our common stock means the closing sale price of our common stock on the principal U.S. securities exchange or quotation system on which our common stock is listed or quoted at that time on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.

If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, the new fixed settlement rates shall be readjusted to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.

(5) Cash Distributions. If we, by dividend or otherwise, make distributions to all or substantially all holders of our common stock exclusively in cash during any quarterly period (excluding any cash that is distributed in a reorganization event to which the provisions described below under “—Reorganization Events” apply or as part of a distribution referred to in paragraph (4) above) in an amount that exceeds $0.48 per share per quarter in the case of a regular quarterly dividend (such per share amount being referred to as the “reference dividend”), then immediately after the close of business on the date fixed for determination of the stockholders entitled to receive such distribution, each fixed settlement rate in effect immediately prior to the close of business on such date will be increased by dividing:

•	each fixed settlement rate by

•

a fraction, the numerator of which will be equal to the current market price on the date fixed for such determination less the amount, if any, by which the per share amount of the distribution exceeds the reference dividend and the denominator of which will be equal to such current market price.

The reference dividend will be subject to an inversely proportional adjustment whenever each fixed settlement rate is adjusted, other than pursuant to this paragraph (5). For the avoidance of doubt, the reference dividend will be zero in the case of a cash dividend amount that is not a regular quarterly dividend.

If any dividend or distribution described in this paragraph (5) is declared but not so paid or made, the new fixed settlement rate shall be readjusted to the fixed settlement rate that would then be in effect if such dividend or distribution had not been declared.

(6) Tender and Exchange Offers. In the case that a tender offer or exchange offer made by us or any subsidiary for all or any portion of our common stock shall expire and such tender or exchange offer (as amended through the expiration thereof) requires the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of purchased shares) of an aggregate consideration having a fair market value per share of our common stock that exceeds the closing price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, then, immediately prior to the opening of business on the day after the date of the last time (which we refer to as the “expiration time”) tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as amended through the expiration thereof), each fixed settlement rate in effect immediately prior to the close of business on the date of the expiration time will be increased by dividing:

•	each fixed settlement rate by

•	a fraction (1) the numerator of which will be equal to (a) the product of (i) the current market price on the date of the expiration time and (ii) the number of shares of common stock outstanding (including any tendered or exchanged shares) on the date of the expiration time less (b) the amount of cash plus the fair market value of the aggregate consideration payable to stockholders pursuant to the tender offer or exchange offer (assuming the acceptance by us of purchased shares (as defined below)), and (2) the denominator of which will be equal to the product of (x) the current market price on the date of the expiration time and (y) the result of (i) the number of shares of our common stock outstanding (including any tendered or exchanged shares) on the date of the expiration time less (ii) the number of all shares validly tendered, not withdrawn and accepted for payment on the date of the expiration time (such actually validly tendered or exchanged shares, up to any maximum acceptance amount specified by us in the terms of the tender offer or exchange offer, being referred to as the “purchased shares”).

Except as otherwise defined in paragraph (4) above, the “current market price” per share of our common stock or any other security on any day for purposes of paragraphs (1) through (6) above means the average VWAP of our common stock or such other security on the principal U.S. securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time for the 10 consecutive trading days preceding the earlier of the day preceding the day in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term “ex date,” when used with respect to any issuance or distribution, means the first date on which our common stock or such other security, as applicable, trades, regular way, on the principal U.S. securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time, without the right to receive the issuance or distribution.

We currently do not have a shareholders rights plan with respect to any common stock. To the extent that we have a shareholders rights plan involving the issuance of share purchase rights or other similar rights to all or substantially all holders of our common stock in effect upon settlement of a purchase contract, you will receive, in addition to the common stock issuable upon settlement of any purchase contract, the related rights for the common stock under the shareholders rights plan, unless, prior to any settlement of a purchase contract, the rights have separated from the common stock, in which case each fixed settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of the rights under the shareholder rights plan.

You may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the fixed settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the fixed settlement rate is adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, you will be deemed to have received a “constructive distribution” of our stock. Thus, under certain circumstances, an adjustment to the fixed settlement rates might give rise to a taxable dividend to you even though you will not receive any cash in connection with such adjustment. In addition, non-U.S. holders (as defined in “Material U.S. Federal Income Tax Consequences”) may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax. See “Material U.S. Federal Income Tax Consequences—U.S. Holders—Purchase Contracts” and “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders—U.S. Federal Withholding Tax.”

In addition, we may increase the fixed settlement rates if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed settlement rate.

Adjustments to the fixed settlement rates will be calculated to the nearest ten thousandth of a share. No adjustment to the fixed settlement rates will be required unless the adjustment would require an increase or decrease of at least one percent in one or both fixed settlement rates. If any adjustment is not required to be made because it would not change one or both fixed settlement rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment. All anti-dilution adjustments will be made not later than the close of business on the business day immediately preceding the first trading day in the 20 consecutive trading day period during which the applicable current market value is determined (or, if earlier, the close of business on the business day immediately preceding the date on which the amount of make-whole shares is determined).

No adjustment to the fixed settlement rates will be made if holders of Equity Units may participate in the transaction that would otherwise give rise to an adjustment on the basis and with the notice that the board of directors determines to be fair and appropriate in light of the basis and notice on which holders of common stock participate in the transaction.

The fixed settlement rates will not be adjusted (subject to our right to adjust them if our board of directors deems it advisable as described above):

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of options or other awards in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or the exercise of such options or other awards;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security;

•	for a change in the par value or no par value of the common stock; or

•	for accumulated and unpaid dividends.

We will, as promptly as practicable after the fixed settlement rate is adjusted, provide written notice of the adjustment to the holders of Equity Units.

If an adjustment is made to the fixed settlement rates, an adjustment also will be made to the reference price and the threshold appreciation price on an inversely proportional basis solely to determine which of the clauses of the definition of settlement rate will be applicable to determine the settlement rate with respect to the purchase contract settlement date or any fundamental change early settlement date.

Reorganization Events

The following events are defined as “reorganization events”:

•

any consolidation or merger of the Company with or into another person or of another person with or into the Company (other than a consolidation or merger in which the Company is the continuing corporation and in which the shares of Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Company or another Person);

•	any sale, transfer, lease or conveyance to another person of the property of the Company as an entirety or substantially as an entirety;

•	any statutory exchange of the common stock of the Company with another corporation (other than in connection with a merger or acquisition); and

•	any liquidation, dissolution or termination of the Company (other than as a result of or after the occurrence of a termination event described below under “—Termination”).

Following the effective date of a reorganization event, the settlement rate shall thereafter be determined by reference to, and settled in lieu of, the applicable number of shares of our common stock through delivery of a corresponding number of exchange property units. An “exchange property unit” represents the right to receive the kind and amount of common stock, other securities, other property or assets (including cash or any combination thereof) receivable in such reorganization event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable settlement date) per share of our common stock by a holder of common stock that is not a person with which we are consolidated or into which we are merged or which merged into us or to which such sale or transfer was made, as the case may be (we refer to any such person as a “constituent person”), or an affiliate of a constituent person, to the extent such reorganization event provides for different treatment of common stock held by the constituent person and/or the affiliates of the constituent person, on the one hand, and non-affiliates of a constituent person, on the other hand. In the event holders of our common stock (other than any constituent person or affiliate thereof) have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the Corporate Units or Treasury Units are entitled to receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make an election.

In the event of such a reorganization event, the person formed by such consolidation or merger or the person which acquires our assets shall execute and deliver to the purchase contract agent an agreement providing that the holder of each Equity Unit that remains outstanding after the reorganization event (if any) shall have the rights described in the preceding paragraph. Such supplemental agreement shall provide for adjustments to the amount of any securities constituting all or a portion of an exchange property unit and adjustments to the fixed settlement rates, which, for events subsequent to the effective date of such reorganization event, shall be as nearly equivalent as may be practicable to the adjustments provided for under “—Anti-dilution Adjustments” above. The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events.

Termination

The purchase contract and pledge agreement provides that the purchase contracts and the obligations and rights of us and of the holders of Corporate Units and Treasury Units thereunder (including the holders’ obligation and right to purchase and receive shares of our common stock and to receive accrued and unpaid contract adjustment payments, including deferred contract adjustment payments and compounded contract adjustment payments thereon) will immediately and automatically terminate upon the occurrence of a termination event (as defined below).

Upon any termination event, the Equity Units will represent the right to receive the notes underlying the undivided beneficial interest in the notes, applicable ownership interests in the Treasury Portfolio, or the Treasury securities, as the case may be, forming part of such Equity Units. Upon the occurrence of a termination event, we will promptly give the purchase contract agent, the collateral agent and the holders notice of such termination event and the collateral agent will release the related interests in the notes, applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, from the pledge arrangement and transfer such interests in the notes, applicable ownership interests in the Treasury portfolio or Treasury securities to the purchase contract agent for distribution to the holders of Corporate Units and Treasury Units. If a holder is entitled to receive notes in an aggregate principal amount that is not an integral multiple of $1,000, the purchase contract agent may request that we issue notes in denominations of $50 and integral multiples thereof in exchange for notes in denominations of $1,000 or integral multiples thereof. In addition, if any holder is entitled to receive, with respect to its pledged applicable ownership interests in the Treasury portfolio or its pledged Treasury securities, any securities having a principal amount at maturity of less than $1,000, the purchase contract agent will dispose of such securities for cash and pay the cash received to the holder in lieu of such pledged applicable ownership in the Treasury portfolio or such Treasury securities. Upon any termination event, however, such release and distribution may be subject to a delay. In the event that the Company becomes the subject of a case under the U.S. Bankruptcy Code, such delay may occur as a result of the automatic stay under the U.S. Bankruptcy Code and continue until such automatic stay has been lifted. Moreover, claims arising out of the notes will be subject to the equitable jurisdiction and powers of the bankruptcy court.

A “termination event” means any of the following events with respect to the Company:

(1) at any time on or prior to the purchase contract settlement date, a decree or order by a court having jurisdiction in the premises shall have been entered adjudicating the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization arrangement, adjustment or composition of or in respect of the Company under the U.S. Bankruptcy Code or any other similar applicable federal or state law and such decree or order shall have been entered more than 90 days prior to the purchase contract settlement date and shall have continued undischarged and unstayed for a period of 90 consecutive days;

(2) at any time on or prior to the purchase contract settlement date, a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of the Company or of all or any substantial part of the Company’s property, or for the winding up or liquidation of the Company’s affairs, and such decree or order shall have been entered more than 90 days prior to the purchase contract settlement date and shall have continued undischarged and unstayed for a period of 90 consecutive days; or

(3) at any time on or prior to the purchase contract settlement date, the Company shall institute proceedings to be adjudicated a bankrupt or insolvent, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition or answer or consent seeking reorganization under the U.S. Bankruptcy Code or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official of the Company or of all or any substantial part of the Company’s property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

Pledged Securities and Pledge

The undivided beneficial ownership interests in the notes, or, following a successful optional remarketing, the applicable ownership interests in the Treasury portfolio (as described under the first bullet of the definition of “Treasury portfolio”), that are a component of the Corporate Units or, if substituted, the beneficial ownership interest in the Treasury securities that are a component of the Treasury Units, collectively, the “pledged securities,” will be pledged to the collateral agent for our benefit pursuant to the purchase contract and pledge agreement to secure your obligation to purchase shares of our common stock under the related purchase contracts. The rights of the holders of the Corporate Units and Treasury Units with respect to the pledged securities will be subject to our security interest therein. No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to such Corporate Units or Treasury Units from the pledge arrangement except:

•

in the case of Corporate Units, to substitute a Treasury security for the related note, as provided under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for a Note”;

•	in the case of Treasury Units, to substitute a note for the related Treasury security, as provided under “Description of the Equity Units—Recreating Corporate Units”; and

•	upon early settlement, cash settlement or termination of the related purchase contracts.

Subject to our security interest and the terms of the purchase contract and pledge agreement, each holder of a Corporate Unit (unless the Treasury portfolio has replaced the notes as a component of the Corporate Unit), will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related notes (including distribution, voting, redemption, repayment and liquidation rights). Each holder of Treasury Units and each holder of Corporate Units (if the Treasury portfolio has replaced the notes as a component of the Corporate Units), will retain beneficial ownership of the related Treasury securities or the applicable ownership interests in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

Except as described in “Certain Provisions of the Purchase Contract and Pledge Agreement—General,” upon receipt of distributions on the pledged securities, the collateral agent will distribute such payments to the purchase contract agent, which in turn will distribute those payments to the holders in whose names the Corporate Units or Treasury Units are registered at the close of business on the record date for the distribution.

CERTAIN PROVISIONS OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT

In this Description of the Purchase Contract and Pledge Agreement, “UTC,” “we,” “us,” “our” and the “Company” refer only to United Technologies Corporation and any successor obligor, and not to any of its subsidiaries.

The following is a summary of some of the other terms of the purchase contract and pledge agreement. The summary contains a description of additional material terms of the agreement but is only a summary and is not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, including the definitions of certain terms used therein, the form of which has been or will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

General

Except as described under “—Book-Entry System” below, payments on the Corporate Units and Treasury Units will be payable, the purchase contracts will be settled, and transfers of the Corporate Units and Treasury Units will be registrable at, the office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York. In addition, if the Corporate Units or Treasury Units do not remain in book-entry form, we have the option to make payments on the Corporate Units and Treasury Units by check mailed to the address of the person entitled thereto as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice.

Shares of common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (subject to delays, including potentially as a result of the imposition of the automatic stay under the U.S. Bankruptcy Code, as described under “Description of the Purchase Contracts—Termination”) at the office of the purchase contract agent or its agent upon presentation and surrender of the applicable Corporate Unit or Treasury Unit certificate, if in certificated form.

If Corporate Units or Treasury Units are in certificated form and the holder fails to present and surrender the certificate evidencing the Corporate Units or Treasury Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of common stock issuable upon settlement of the related purchase contract will be registered in the name of the purchase contract agent or its nominee. The shares, together with any distributions, will be held by the purchase contract agent as agent for the benefit of the holder until the certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder’s Corporate Units or Treasury Units, if in certificated form, to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented, if in certificated form, or the holder provides the evidence and indemnity described above.

No service charge will be made for any registration of transfer or exchange of the Corporate Units or Treasury Units, except for any tax or other governmental charge that may be imposed in connection therewith.

The purchase contract agent will have no obligation to invest or to pay interest on any amounts it holds pending payment to any holder.

Modification

The purchase contract and pledge agreement will contain provisions permitting us, the purchase contract agent and the collateral agent, to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person to our obligations;

•	to add to the covenants for the benefit of holders or to surrender any of our rights or powers under the agreement;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary;

•	to make provision with respect to the rights of holders pursuant to the requirements applicable to reorganization events; and

•

to cure any ambiguity, to correct or supplement any provisions that may be inconsistent with any other provision in the purchase contract and pledge agreement or to make such other provisions in regard to matters or questions arising under the purchase contract and pledge agreement that do not adversely affect the interests of any holders of Equity Units; it being understood that any amendment made to conform the provisions of the purchase contract and pledge agreement to the description of the Equity Units and the purchase contracts contained in this prospectus supplement will be deemed not to adversely affect the interests of the holders.

The purchase contract and pledge agreement will contain provisions preventing us, the purchase contract agent and the collateral agent, subject to certain limited exceptions, from modifying the terms of the purchase contracts or the purchase contract and pledge agreement without the consent of the holders of not less than a majority of the outstanding Equity Units, voting together as one class. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected thereby:

•	subject to our right to defer contract adjustment payments, change any payment date;

•	impair the holders’ right to institute suit for the enforcement of a purchase contract or payment of any contract adjustment payments (including compounded contract adjustment payments);

•

except as required pursuant to any anti-dilution adjustment, reduce the number of shares of our common stock purchasable under a purchase contract, increase the purchase price of the shares of our common stock on settlement of any purchase contract, change the purchase contract settlement date or change the right to early settlement or fundamental change early settlement in a manner materially adverse to the holders or otherwise materially adversely affect the holder’s rights under any purchase contract, the purchase contract and pledge agreement or remarketing agreement in any respect;

•	increase the amount or change the type of collateral required to be pledged to secure a holder’s obligations under the purchase contract and pledge agreement;

•	impair the right of the holder of any purchase contract to receive distributions on the collateral, or otherwise materially adversely affect the holder’s rights in or to such collateral;

•

reduce any contract adjustment payments or any deferred contract adjustment payments (including compounded contract adjustment payments) or change any place where, or the coin or currency in which, any contract adjustment payment is payable; or

•

reduce the percentage of the outstanding purchase contracts whose holders’ consent is required for the modification or amendment of the provisions of the purchase contracts and the purchase contract and pledge agreement.

However, if any amendment or proposal would adversely affect only the Corporate Units or only the Treasury Units, then only the affected class of holders will be entitled to vote on such amendment or proposal, and such amendment or proposal will not be effective except with the consent of the holders of not less than a majority of such class or, if referred to in the seven bullets above, each holder affected thereby.

No Consent to Assumption

Each holder of a Corporate Unit or a Treasury Unit will be deemed under the terms of the purchase contract and pledge agreement, by the purchase of such Corporate Unit or Treasury Unit, to have expressly withheld any consent to the assumption under Section 365 of the U.S. Bankruptcy Code or otherwise, of the related purchase contracts by us, our receiver, liquidator or trustee or person or entity performing similar functions in the event that we become a debtor under the U.S. Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.

Consolidation, Merger and Conveyance of Assets as an Entirety

We will covenant in the purchase contract and pledge agreement that, so long as any Equity Units are outstanding, we will not consolidate with or merge into any other corporation or convey, transfer, lease our properties and assets substantially as an entirety to any person unless:

•

the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and will expressly assumes all of our responsibilities and liabilities under the purchase contracts, the purchase contract and pledge agreement, the remarketing agreement (if we have executed a remarketing agreement on or prior to the time of the merger, consolidation, conversion, sale, conveyance, transfer, assignment or other disposition) and the subordinated indenture (including any supplement thereto), by one or more supplemental agreements in form reasonably satisfactory to the purchase contract agent and the collateral agent; and

•

such successor person will not, immediately after giving effect to the transaction, be in default of its payment obligations under the purchase contracts, the purchase contract and pledge agreement, the subordinated indenture (including any supplement thereto), the notes or the remarketing agreement (if we have executed a remarketing agreement on or prior to the time of the merger, consolidation, conversion, sale, conveyance, transfer, assignment or other disposition), or in material default in the performance of any other covenants under these agreements.

In case of any such consolidation, merger, sale, conveyance (other than by way of lease), transfer, assignment or other disposition, and upon any such assumption by the successor corporation or limited liability company, such successor corporation or limited liability company shall succeed to and be substituted for us, with the same effect as if it had been named in the purchase contract and pledge agreement as us and we shall be relieved of any further obligation under the purchase contract and pledge agreement and under the Corporate Units and Treasury Units.

Title

We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units or Treasury Units as the absolute owner of the Corporate Units or Treasury Units for the purpose of making payment (subject to the record date provisions described above), settling the related purchase contracts and for all other purposes.

Replacement of Equity Unit Certificates

In the event that physical certificates have been issued, any mutilated Corporate Unit or Treasury Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York. Corporate Unit or Treasury Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit or Treasury Unit certificate, an indemnity satisfactory to the purchase contract agent and us may be required at the expense of the holder before a replacement certificate will be issued.

Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit or Treasury Unit certificates on or after the business day immediately preceding the earliest of any early settlement date, any fundamental change early settlement date, the purchase contract settlement date or the date on which the purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement Corporate Unit or Treasury Unit certificate following any of these dates, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the shares of common stock issuable pursuant to the purchase contracts included in the Corporate Units or Treasury Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units or Treasury Units evidenced by the certificate.

Governing Law

The purchase contracts and the purchase contract and pledge agreement and the remarketing agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Purchase Contract Agent

The Bank of New York Mellon Trust Company, N.A. (or its successor) will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units and Treasury Units. The purchase contract agent will not be obligated to take any discretionary action in connection with a default under the terms of the Corporate Units, the Treasury Units or the purchase contract and pledge agreement.

The purchase contract and pledge agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract and pledge agreement also will contain provisions under which the purchase contract agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

Information Concerning the Collateral Agent

Wilmington Trust, National Association (or its successor) will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units and the Treasury Units except for the obligations owed by a pledgee of property to the owner thereof under the purchase contract and pledge agreement and applicable law.

The purchase contract and pledge agreement will contain provisions limiting the liability of the collateral agent. The purchase contract and pledge agreement also will contain provisions under which the collateral agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

Miscellaneous

The purchase contract and pledge agreement will provide that we will pay all fees and expenses related to (1) the retention of the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary and (2) any enforcement by the purchase contract agent of the rights of the holders of the Corporate

Units and Treasury Units. Holders who elect to substitute the related pledged securities, thereby creating Treasury Units or recreating Corporate Units, however, will be responsible for any fees or expenses payable in connection with such substitution, as well as for any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted. We will not be responsible for any such fees or expenses. The purchase contract agent shall be under no obligation to exercise any of the rights or powers vested in it by the purchase contract and pledge agreement at the request or direction of any of the holders pursuant to the purchase contract and pledge agreement, unless such holders shall have offered to the purchase contract agent security or indemnity satisfactory to the purchase contract agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

The purchase contract and pledge agreement will also provide that any court of competent jurisdiction may in its discretion require, in any suit for the enforcement of any right or remedy under the purchase contract and pledge agreement, or in any suit against the purchase contract agent for any action taken, suffered or omitted by it as purchase contract agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. The foregoing shall not apply to any suit instituted by the purchase contract agent, to any suit instituted by any holder, or group of holders, holding in the aggregate more than 10% of the outstanding Equity Units, or to any suit instituted by any holder for the enforcement of any interest on any notes owed pursuant to such holder’s applicable ownership interests in notes or contract adjustment payments on or after the respective payment date therefor in respect of any Equity Unit held by such holder, or for enforcement of the right to purchase shares of our common stock under the purchase contracts constituting part of any Equity Unit held by such holder.

Book-Entry System

The Depository Trust Company, or DTC, which we refer to along with its successors in this capacity as the “depository,” will act as securities depository for the Corporate Units and Treasury Units. The Corporate Units and Treasury Units will be issued only as fully registered securities registered in the name of Cede & Co., the depository’s nominee, or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units and Treasury Units, will be issued and will be deposited with the depository or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Corporate Units and Treasury Units so long as the Corporate Units and Treasury Units are represented by global security certificates.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depository holds securities that its participants (“direct participants”) deposit with the depository. The depository also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include U.S. and Non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depository is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation, and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the depository’s system is also available to others, including securities brokers and dealers, banks, trust companies and clearing corporations that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depository and its participants are on file with the SEC.

If (1) the depository notifies us that it is unwilling or unable to continue its services as depository and no successor depository has been appointed within 90 days after our receipt of such notice; (2) the depository ceases to be a clearing agency registered under the Exchange Act when the depository is required to be so registered and we receive notice of such cessation, and no successor depository has been appointed within 90 days after our receipt of such notice or our becoming aware of such cessation; (3) to the extent permitted by the depository, we determine, in our sole discretion at any time, that the Corporate Units or Treasury Units will no longer be represented by global security certificates and inform the depository of such determination and participants elect to withdraw their beneficial interests from the depository, following notification by the depository of their right to do so; or (4) any event has occurred and is continuing, which after notice or lapse of time, would become an event of default (as defined in “Description of the Notes—Events of Default”) with respect to the notes, then (x) we will prepare definitive certificates with respect to such Corporate Units or Treasury Units, as applicable, and will deliver such certificates to the purchase contract agent and (y) upon surrender of the global security certificates representing Corporate Units or Treasury Units by the depository, accompanied by registration instructions, we will cause definitive certificates to be delivered to the beneficial owners in accordance with instructions provided by the depository. The Company and the purchase contract agent will not be liable for any delay in delivery of such instructions and may conclusively rely on, and will be authorized and protected in relying on, such instructions. Each definitive certificate so delivered will evidence Corporate Units or Treasury Units, as applicable, of the same kind and tenor as the global security certificate so surrendered in respect thereof.

As long as the depository or its nominee is the registered owner of the global security certificates, the depository or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units and Treasury Units represented by these certificates for all purposes under the Corporate Units, Treasury Units and the purchase contract and pledge agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates

•	will not be entitled to have the Corporate Units or the Treasury Units represented by these global security certificates registered in their names, and

•

will not be considered to be owners or holders of the global security certificates or any Corporate Units or Treasury Units represented by these certificates for any purpose under the Corporate Units, Treasury Units or the purchase contract and pledge agreement.

All payments on the Corporate Units and Treasury Units represented by the global security certificates and all transfers and deliveries of related notes, Treasury securities and common stock will be made to the depository or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depository or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depository or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date or upon early settlement will be governed by arrangements among the depository, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depository from time to time. None of us, the purchase contract agent or any agent of us or the purchase contract agent will have any responsibility or liability for any aspect of the depository’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depository’s records or any participant’s records relating to these beneficial ownership interests.

Although the depository has agreed to the foregoing procedures in order to facilitate transfers of interest in the global security certificates among participants, the depository is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depository or its direct participants or indirect participants under the rules and procedures governing the depository.

The information in this section concerning the depository and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

DESCRIPTION OF THE NOTES

In this Description of the Notes, “UTC,” “we,” “us,” “our” and the “Company” refer only to United Technologies Corporation and any successor obligor, and not to any of its subsidiaries.

The following summary description sets forth certain terms and provisions of the     % junior subordinated notes due 2022 (the “notes”), and to the extent inconsistent therewith replaces the description of the general terms and provisions of the notes set forth in the accompanying prospectus, to which we refer you. Because this description is a summary, it does not describe every aspect of the notes and should be read together with the forms of notes, the subordinated indenture, to be dated as of June     , 2012 (the “subordinated indenture”) between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”) under which the notes will be issued, as supplemented by supplemental indenture No. 1, to be dated as of June     , 2012 (the “supplemental indenture”) establishing the terms of the notes. The form of subordinated indenture is filed as an exhibit to, and incorporated by reference in, the registration statement of which the accompanying prospectus is a part. In this summary, we refer to the subordinated indenture and the supplemental indenture, together, as the “indenture.”

The indenture and its associated documents contain the full legal text of the matters described in this section. This summary is subject to and qualified in its entirety by reference to, and should be read in conjunction with, the forms of notes, the subordinated indenture and the supplemental indenture, including certain definitions used therein. The indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and you should refer to the Trust Indenture Act for provisions that apply to the notes.

General

We will issue the notes as a series of debt securities under the subordinated indenture. We may issue an unlimited amount of other securities under the subordinated indenture. The notes and all other debt securities issued hereafter under the indenture are collectively referred to herein as the “indenture securities.”

The notes will be unsecured and subordinated obligations and will be subordinated to all of our Senior Indebtedness (as defined under “—Subordination”). We may issue additional series of subordinated notes that rank pari passu with the notes.

The notes will be issued in fully registered form only, without coupons. Any notes that are issued as separate securities as a result of the creation of Treasury Units or in connection with an early settlement, early settlement upon a fundamental change, a remarketing, a termination or a settlement with separate cash will be initially represented by one or more fully registered global securities (the “global securities”) deposited with the trustee, as custodian for DTC, as depository, and registered in the name of DTC or DTC’s nominee. A beneficial interest in a global security will be shown on, and transfers or exchanges thereof will be effected only through, records maintained by DTC and its participants, as described below under “—Book-Entry Issuance—The Depository Trust Company.” The authorized denominations of the notes will be $1,000 and any larger amount that is an integral multiple of $1,000. However, if a holder is entitled to receive notes in an aggregate principal amount that is not an integral multiple of $1,000 upon termination of the purchase contracts as described under “Description of the Purchase Contracts—Termination” above, the purchase contract agent may request that we issue notes in denominations of $50 and integral multiples thereof. Except in certain circumstances described below, the notes that are issued as global securities will not be exchangeable for notes in definitive certificated form.

Each Corporate Unit includes a 1/20, or 5%, undivided beneficial ownership interest in a note having a principal amount of $1,000 that corresponds to the stated amount of $50 per Corporate Unit.

The notes will not be subject to a sinking fund provision and will not be subject to defeasance or repayable at the option of the holders prior to maturity. The entire principal amount of the notes will initially mature and become due and payable, together with any accrued and unpaid interest thereon (other than deferred interest payments and compounded interest thereon which will be due and payable at the end of the deferral period as described below under “—Option to Defer Interest Payments”), on August 1, 2022. As described below under “—Put Option upon Failed Remarketing,” holders will have the right to require us to purchase their notes under certain circumstances. Except as set forth under “—Put Option upon Failed Remarketing” and “—Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances,” the indenture will not contain any financial covenants or restrict us from paying dividends, making investments, incurring indebtedness or repurchasing our securities. The indenture does not contain provisions that afford holders of the notes protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The indenture does not limit our ability to issue or incur other debt or issue preferred stock.

The notes are initially being offered in one series in the principal amount of $1,000,000,000. If we issue additional Equity Units as a result of the underwriters’ exercise of their option to buy additional Corporate Units, we may, without the consent of the holders of the notes, increase the principal amount of the series and issue up to an additional $100,000,000 principal amount of notes of such series having the same ranking, interest rate, maturity and other terms as the notes. Any such new notes, together with the existing notes, will constitute a single series of securities under the indenture. The existing notes and any new notes of the same series having the same terms as the notes offered hereby subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, voting waivers and amendments. In consultation with the remarketing agent and without the consent of any holders of notes, we may elect (but will not be required to elect) to divide the notes into more than one tranche, so long as no tranche immediately after the settlement date of the remarketing will have an aggregate principal amount of less than $400 million, as described under “Description of the Purchase Contracts—Remarketing.”

We will not pay any additional amounts to holders of the notes that are not U.S. persons in respect of any tax, assessment or governmental charge.

Principal and Interest

The notes will initially mature on August 1, 2022 (the “stated maturity date”) and will initially bear interest from the date of original issuance at the rate of     % per annum. In connection with a successful remarketing, we may shorten the stated maturity date of any tranche of notes to any date not earlier than August 1, 2017. Subject to any deferral as described below under “—Option to Defer Interest Payments,” and subject to any changes to the interest payment dates made pursuant to a successful remarketing, interest will be payable quarterly on February 1, May 1, August 1 and November 1 of each year (each, an “interest payment date”), commencing on November 1, 2012, and at maturity (whether at the stated maturity date or otherwise). Subject to certain exceptions, the indenture provides for the payment of interest on an interest payment date only to persons in whose names the notes are registered at the close of business on the record date, which will be the 15th day of the calendar month (whether or not a business day), immediately preceding the applicable interest payment date, or, if the Corporate Units or the notes are held by a securities depository in book-entry form, the record date will be the close of business on the business day immediately preceding the applicable interest payment date. Interest will be calculated on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period; however, if we remarket any tranche of notes as floating-rate notes, without the consent of any holder of notes we may modify the basis on which interest will be calculated after the optional remarketing settlement date or the purchase contract settlement date, as applicable, to conform to the market convention applicable to floating-rate notes using the same index.

If any date on which interest payments are to be made on the notes is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day, and no interest will accrue or be paid in respect of such delay. If we remarket any tranche of notes as floating-rate notes, without the consent of any holder of notes we may modify the interest payment dates to provide that if any February 1,

May 1, August 1 or November 1 is not a business day, the relevant interest payment date shall be the immediately succeeding business day. “Business day,” for purposes of the indenture, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

The interest rate on any tranche of remarketed notes may be reset in connection with a successful remarketing, as described below under “—Interest Rate Reset.” However, if there is not a successful remarketing, the interest rate will not be reset and the notes will continue to bear interest at the initial interest rate, all as described below under “—Interest Rate Reset.” Except in the case of any tranche of notes remarketed as floating-rate notes or in the case of a failed final remarketing, interest on the notes following the optional remarketing settlement date or the purchase contract settlement date, as applicable, will be payable on a semi-annual basis.

Option to Defer Interest Payments

Prior to the purchase contract settlement date, we may elect at one or more times to defer payment of interest on the notes for one or more consecutive interest periods. However, we will not be permitted to defer the interest payable on the purchase contract settlement date and no interest payment may deferred beyond the purchase contract settlement date.

Deferred interest on the notes will bear interest at the interest rate applicable to the notes, compounded on each interest payment date to, but excluding, the interest payment date on which such deferred interest is paid, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of the next interest payment date on which we have paid all accrued and previously unpaid interest (including compounded interest thereon) on the notes and the purchase contract settlement date.

We will give the holders of the notes and the trustee written notice of our election to begin a deferral period at least one business day before the record date for the interest payment date on which we intend to begin a deferral period. However, our failure to pay interest on any interest payment date will itself constitute the commencement of a deferral period unless we pay such interest within five business days after the interest payment date, whether or not we provide a notice of deferral. We may pay deferred interest (including compounded interest thereon) in cash on any scheduled interest payment date occurring on or prior to the purchase contract settlement date.

In connection with any successful remarketing during the final remarketing period, all accrued and unpaid deferred interest (including compounded interest thereon) will be paid to the holders of the notes (whether or not such notes were remarketed in such remarketing) on the purchase contract settlement date in cash.

If we have paid all deferred interest (including compounded interest thereon) on the notes, we can again defer interest payments on notes as described above. The indenture does not limit the number or frequency of interest deferral periods.

If we have not paid all such deferred amounts (including compounded interest thereon) in cash for a period of 30 days following the end of the deferral period, we will be in default under the indenture. See “—Events of Default” below. We currently do not intend to exercise our option to defer interest on the notes.

Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances

We have agreed that if a deferral period is continuing with respect to the notes or we have given notice of a deferral period and the deferral period has not yet commenced, then until all deferred interest (including compounded interest thereon) has been paid, we will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•

make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of its debt securities that upon our liquidation rank pari passu with, or junior in interest to, the notes; or

•	make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if the guarantee ranks pari passu with, or junior in interest to, the notes.

The restrictions listed above do not apply to:

•

any repurchase, redemption or other acquisition of shares of our capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors of us or our subsidiaries or (2) a dividend reinvestment or stockholder purchase plan;

•

any issuance of options or other awards in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or the exercise of such options or other awards;

•

any exchange, redemption, recapitalization or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock;

•	any exchange, redemption, recapitalization or conversion of any of our indebtedness for any class or series of our capital stock;

•

any purchase of, or payment of cash in lieu of, fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock;

•	any payment of current interest or deferred interest on pari passu securities during a deferral period that is made pro rata to the amounts due on pari passu securities and the notes;

•	any purchase or repurchase of shares of the Company’s capital stock pursuant to contractually binding requirements to buy such capital stock existing prior to the commencement of the deferral period;

•	the payment of any dividend during a deferral period within 90 days after the date of declaration thereof, if at the date of declaration no deferral period was in effect;

•

any payment of deferred interest or principal on pari passu or junior securities, or dividends or distributions on shares of preferred stock, in each case that, if not made, would cause the Company to breach the terms of the instrument governing such pari passu or junior securities or preferred stock; and

•	the repayment, repurchase or redemption of any security necessary to avoid a breach of the instrument governing the same.

Remarketing

The notes will be remarketed as described under “Description of the Purchase Contracts— Remarketing.”

In consultation with the remarketing agent and without the consent of any holders of notes, we may elect (but will not be required to elect) to:

•	divide the notes into more than one tranche, so long as no tranche immediately after the settlement date of the remarketing will have an aggregate principal amount of less than $400 million;

•	move up the maturity date of any tranche to a date earlier than August 1, 2022 but not earlier than August 1, 2017;

•

extend the earliest redemption date on which any tranche may be redeemed at our option, in whole or in part, from August 1, 2017 to a later date or eliminate the redemption provisions of the notes of any tranche altogether; and

•

remarket any tranche as fixed-rate notes or floating-rate notes and, in the case of floating-rate notes, provide that the interest rate on the notes of any such tranche will be equal to an index selected by us plus a spread determined by the Remarketing Agent, in consultation with us, in which case interest on the notes may be calculated on the basis of a 365 day year and the actual number of days elapsed (or such other basis as is customarily used for floating-rate notes bearing interest at a rate based on such index rate).

All such modifications shall take effect only if the remarketing is successful, without the consent of the holders, upon the earlier of the optional remarketing settlement date and the purchase contract settlement date, and will apply to all of the notes whether or not included in the remarketing. If we elect to divide the notes into tranches, we will allocate the notes of holders of separate notes who did not elect to participate in any remarketing (and, in a final remarketing, notes of holders that are settling with cash), without any requirement for the consent of such holders, among the tranches, none of which immediately after the settlement date of the remarketing will have an aggregate principal amount of less than $400 million. If we conduct an optional remarketing that is not successful, we may change the elections described above prior to the final remarketing period.

We will use commercially reasonable efforts to ensure that, if required by applicable law, a registration statement, including a prospectus, with regard to the full amount of the notes to be remarketed will be effective under the securities laws in a form that may be used by the remarketing agent in connection with the remarketing (unless a registration statement is not required under the applicable laws and regulations that are in effect at that time or unless we conduct any remarketing in accordance with an exemption under the securities laws) (it being understood that for so long as there is a material business transaction or development that has not yet been publicly disclosed, other than in connection with an optional remarketing, we will not be required to file such registration statement or provide such a prospectus until we have publicly disclosed such transaction or development).

In order to remarket the notes, the remarketing agent, in consultation with us, may reset the interest rate on any tranche of fixed-rate notes (either upward or downward), or if any tranche is remarketed as floating-rate notes, determine the interest rate spread applicable to such tranche of notes, in order to produce the required price in the remarketing, as discussed under “Description of the Purchase Contracts—Remarketing” The interest deferral provisions of the notes will not apply after a successful remarketing.

Except in the case of any tranche of notes remarketed as floating-rate notes or in the case of a failed final remarketing, interest on the notes following the optional remarketing settlement date or the purchase contract settlement date, as applicable, will be payable on a semi-annual basis.

Remarketing of Notes That Are Not Included in Corporate Units

At any time after we give notice of a remarketing (other than during a blackout period), holders of notes that do not underlie Corporate Units may elect to have their notes remarketed in such remarketing in the same manner as notes that underlie Corporate Units by delivering their notes along with a notice of this election to the custodial agent. The custodial agent will hold the notes separate from the collateral account in which the pledged securities will be held. Holders of notes electing to have their notes remarketed will also have the right to make or withdraw such election at any time on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first day of an optional remarketing period or final remarketing period, as the case may be, in each case, other than during a blackout period. In the event of a successful remarketing during the optional remarketing period, each holder of separate notes that elects to have its notes remarketed will receive, for each $1,000 principal amount of notes sold, the remarketing price per note. The “remarketing price per note” means, for each $1,000 principal amount of notes, an amount in cash equal to the quotient of the Treasury portfolio purchase price divided by the number of notes included in such remarketing that are held as components of Corporate Units. For the purposes of determining the proceeds that the remarketing agent will seek to obtain for the notes in an optional remarketing, the “separate notes purchase price” means the amount in cash equal to the product of (1) the remarketing price per note and (2) the number of notes having a principal amount of $1,000 included in such remarketing that are not part of Corporate Units. In the event of a successful remarketing during the final remarketing period, each holder of separate notes that elects to have its notes remarketed will receive an amount, for each $1,000 principal amount of notes, equal to $1,000 in cash. Any accrued and unpaid interest on such notes, including any accrued and unpaid deferred interest (including compounded interest thereon) will be paid in cash by us, on the purchase contract settlement date.

Interest Rate Reset

In the case of a successful remarketing, the interest rate on any tranche of remarketed notes may be reset, or if such tranche is remarketed as floating-rate notes may be changed to a floating rate equal to an index selected by us plus a rest spread, on the date of a successful remarketing and the relevant reset rate or reset spread, as applicable, will become effective on the settlement date of the remarketing, which will be, in the case of an optional remarketing, the third business day following the optional remarketing date and, in the case of the final remarketing period, the purchase contract settlement date. If a reset occurs pursuant to a successful optional remarketing, the reset rate or, if such tranche is remarketed as floating-rate notes, the reset spread, for each tranche of remarketed notes will be the interest rate or spread determined by the remarketing agent, in consultation with us, as the rate or spread the notes of such tranche should bear in order for the remarketing proceeds to equal at least 100% of the relevant fraction (as defined below) of the Treasury portfolio purchase price plus the separate notes purchase price, if any. If a reset occurs pursuant to a successful final remarketing, the reset rate or reset spread will be the interest rate or spread determined by the remarketing agent, in consultation with us, as the rate the notes in such tranche should bear in order for the remarketing proceeds to equal at least 100% of the principal amount of the notes of such tranche being remarketed. In any case, a reset rate or the applicable index plus the reset spread may be higher or lower than the initial interest rate of the notes depending on the results of the remarketing and market conditions at that time. However, in no event will the reset rate or the applicable index plus the reset spread exceed the maximum rate permitted by applicable law. In addition, interest on any tranche of notes remarketed as fixed-rate notes will be payable on a semi-annual basis on February 1 and August 1 of each year. The “relevant fraction” for a tranche of notes is a fraction the numerator of which is the aggregate principal amount of the notes in such tranche that are being remarketed and the denominator of which is the aggregate principal amount of the notes to be remarketed.

If the notes are not successfully remarketed, the interest rate will not be reset and the notes will continue to bear interest at the initial annual interest rate of     %.

The remarketing agent is not obligated to purchase any notes that would otherwise remain unsold in the remarketing. None of us, the remarketing agent or any agent of us or the remarketing agent will be obligated in any case to provide funds to make payment upon tender of notes for remarketing.

Put Option upon Failed Remarketing

If the notes have not been successfully remarketed on or prior to the last day of the final remarketing period, holders of notes will have the right to require us to purchase their notes on the purchase contract settlement date, upon at least two business days’ prior notice in the case of notes that are not included in Corporate Units, at a price equal to the principal amount of such notes, plus accrued and unpaid interest (including deferred interest and compounded interest thereon). In such circumstances, holders of notes that underlie Corporate Units will be deemed to have exercised such put right as described under “Description of the Purchase Contracts—Remarketing,” unless they settle the related purchase contracts with separate cash.

Redemption at Our Option

The notes will be redeemable at our option, in whole or in part, on a date not earlier than August 1, 2017. The redemption price will be the principal amount, plus accrued and unpaid interest, if any, to but excluding the redemption date. The Company may at any time irrevocably waive the right to redeem the notes for any specified period (including the remaining term of the notes). We may not redeem the notes if the notes have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding notes for all interest periods terminating on or prior to the redemption date. In a remarketing, we may extend the earliest redemption date on which any tranche may be redeemed from August 1, 2017 to a later date or to eliminate the redemption provisions of any tranche of notes.

Redemption Procedures

We will mail notice of any optional redemption to the registered holder of the notes being redeemed not less than 30 days and not more than 60 days before the redemption date. The notice of redemption will identify, among other things, the redemption date, the redemption price and that on the redemption date, the redemption price will become due and payable and that notes called for redemption will cease to accrue interest on and after the redemption date (unless there is a default on payment of the redemption price). Prior to the redemption date, we will deposit with the paying agent or the trustee money sufficient to pay the redemption price of the notes to be redeemed on that date. If we redeem less than all of any series of notes, the trustee will choose the notes to be redeemed by a method that it deems fair and appropriate.

In the event the final remarketing fails and you do not settle the related purchase contracts with separate cash, if you hold notes as part of Corporate Units you will be deemed to exercise your option to put the notes to us unless you elect to settle the purchase contracts with separate cash as described under “Description of the Purchase Contracts—Notice to Settle with Cash, “ and we will apply a portion of the put price equal to the principal amount of the notes underlying your Corporate Units against your obligations under the purchase contracts. This remedy has the effect similar to an automatic redemption of the notes, but we do not have to give you prior notice or follow any of the other redemption procedures.

Payment

So long as any separate notes are registered in the name of DTC, as depository for the notes as described herein under “—Book-Entry Issuance—The Depository Trust Company,” or DTC’s nominee, payments on the notes will be made as described therein.

If we default in paying interest on a note, we will pay such interest either

•	on a special record date between 10 and 15 days before the payment; or

•

in any other lawful manner not inconsistent with the requirements of any securities exchange on which the notes may be listed for trading, if such manner of payment is deemed practicable by the trustee.

We will pay principal of and any interest on the notes at maturity upon presentation of the notes at the corporate trust office of the trustee or its agent, in each case, in The City of New York, which is initially the office or agency of the United Technologies Corporation maintained for such purpose in the Borough of Manhattan, The City of New York. In our discretion, we may remove any paying agent and may appoint one or more additional paying agents (including us or any of our affiliates).

If any interest payment date, redemption date or the maturity of a note falls on a day that is not a business day, the required payment of principal and/or interest will be payable on the following business day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such interest payment date, redemption date or the maturity, as the case may be, to the date of such payment on the following business day.

Form; Transfers; Exchanges

So long as any separate notes are registered in the name of DTC, as depository for the notes as described herein under “—Book-Entry Issuance—The Depository Trust Company,” or DTC’s nominee, transfers and exchanges of beneficial interests in the separate notes will be made as described therein. In the event that the book-entry only system is discontinued, and the separate notes are issued in certificated form, you may exchange or transfer notes at the corporate trust office of the trustee or its agent, in each case, in the Borough of Manhattan, The City of New York. The trustee acts as our agent for registering notes in the names of holders and transferring notes. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” The security registrar will also perform transfers. In our discretion, we may change the place for registration of transfer of the notes and may remove and/or appoint one or more additional security registrars (including us or any of our affiliates).

There will be no service charge for any transfer or exchange of the notes, but a holder may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may block the transfer or exchange of notes during a period of 15 days prior to giving any notice of redemption.

Events of Default

An “event of default” with respect to indenture securities of any series will occur if

•

we do not pay any interest on any indenture security of that series when it becomes due and payable (whether or not payment is prohibited by the subordination provisions in the indenture) and such default continues for 30 days (other than valid extensions or deferrals of interest as contemplated by the indenture);

•	we do not pay principal, or premium, if any, on any indenture security of that series at its maturity (whether or not payment is prohibited by the subordination provisions of the indenture);

•

we default in the performance of, or breach, any covenant or warranty of the Company under the indenture and such default continues for 60 days after a “notice of default” is given to us by the trustee or holders of at least 25% of the principal amount of all outstanding indenture securities;

•

an order or decree is entered adjudicating us bankrupt or insolvent, approving as properly filed a petition for our reorganization, arrangement, adjustment or composition of or in respect of the Company under the U.S. Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of our affairs, and such order or decree is unstayed and in effect for a period of 90 consecutive days; or

•	we institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against us, file a petition or answer or consent seeking reorganization or relief under the U.S. Bankruptcy Code or other federal or state law, or consent to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or similar official of the Company or any substantial part of its property, make an assignment for the benefit of credits or admit in writing our inability to pay our debts generally as they become due or take certain similar actions relating bankruptcy, insolvency, receivership or reorganization.

Remedies

Acceleration

Any One Series. If an event of default occurs that is described in the first two bullets under “—Events of Default” above and is continuing with respect to any series of indenture securities, then either the trustee or the holders of not less than 25% in principal amount of the outstanding indenture securities of such series may declare the principal amount of all of the indenture securities of such series to be due and payable immediately (although the payment of the principal and interest on such indenture securities remains subject to the subordination provisions provided in the indenture) by notice in writing to the Company.

More Than One Series. If an event of default occurs that is described in the last three bullets under “—Events of Default” above and is continuing, then either the trustee or the holders of not less than 25% of the aggregate principal amount of the outstanding indenture securities, considered as one class, may make such declaration of acceleration (although the payment of the principal and interest on such indenture securities remains subject to the subordination provisions provided in the indenture) by a notice in writing to the Company.

Rescission of Acceleration

After the declaration of acceleration has been made and before the trustee has obtained a judgment or decree for payment of the money due, such declaration and its consequences may, subject to specified conditions, be rescinded and annulled by the holders of a majority in principal amount of the outstanding indenture securities of that series (or of all series, as the case may be), if all events of default with respect to indenture securities of that series (or of all series, as the case may be), other than the nonpayment of the principal of indenture securities of that series (or of all series, as the case may be) which have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture.

However, no such rescission will affect any subsequent default or impair any right consequent on such subsequent default. For more information as to waiver of defaults, see “—Waiver of Default and of Compliance” below.

Control by Holders; Limitations

If an event of default described in the first two bullets under “—Events of Default” above occurs and is continuing, the holders of not less than a majority in principal amount of the outstanding indenture securities of the affected series will have the right to direct the time, method and place of (1) conducting any proceeding for any remedy available to the trustee or (2) exercising any trust or power conferred on the trustee.

With respect to any direction not relating to the first two bullets under “—Events of Default” above, the holders of not less than a majority in aggregate principal amount of all outstanding indenture securities will have the right to make such direction.

These rights of holders to make such direction are subject to the following limitations:

•	the direction may not conflict with any rule of law or the indenture; and

•	the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction.

The indenture provides that no holder of any indenture security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless

•	that holder has previously given the trustee written notice of a continuing event of default with respect to the indenture securities of that series;

•

the holders of not less than 25% in principal amount of the outstanding indenture securities of that series in the case of any event of default described in the first two bullets under “—Events of Default” above or, in the case of any event of default described in the last three bullets under “—Events of Default” above, the holders of not less than 25% in principal amount of all outstanding indenture securities, have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee indemnity satisfactory to the trustee against costs, expenses and liabilities to be incurred in complying with such request; and

•

for 60 days after receipt of such notice, request and offer of indemnity, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of not less than a majority in principal amount of the outstanding indenture securities of that series in the case of any event of default described under the first two bullets under “—Events of Default” above or, in the case of any event of default described in the last three bullets under “—Events of Default” above, by the holders of not less than a majority in principal amount of all outstanding indenture securities.

Furthermore, no holder will be entitled to institute any such action or have any such rights if such action would affect, disturb or prejudice the rights of any other holder of the same series in the case of any event of default described in the first two bullets under “—Events of Default” above or of all outstanding indenture securities in the case of any event of default described in the last three bullets under “—Events of Default” above, and no holder will be entitled to obtain priority or preference over any other such holders or to enforce any right under the indenture, except in the manner provided for in the indenture and for the equal and ratable benefit of all holders of the same series, in the case of any event of default described in the first two bullets under “—Events of Default” above, or of holders of all indenture securities in the case of any event of default described in the last three bullets under “—Events of Default” above.

However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right.

Notice of Default

Within 90 days after the occurrence of any default under the indenture, the trustee is required to give the holders of the notes notice of any default under the indenture known to the trustee, unless such default has been cured or waived. However, except in the case of a default in the payment of the principal of or premium on or interest on any indenture security of any series or in the payment of any sinking fund installment, the trustee will be protected in withholding notice if and so long as the board of directors, executive committee or a trust committee of directors or responsible officers of the trustee in good faith determine that the withholding of such notice is in the interest of the holders of indenture securities of such series; and in the case of a default in the performance of, or breach of, any covenant or warranty in the indenture (described in the third bullet under “—Events of Default” above), no such notice to holders of such series will be given until at least 30 days after the occurrence thereof.

In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, an officer’s certificate, stating as to each signer thereof that (1) a review of the activities of the Company during that year and of the Company’s performance under the indenture have been made under the signer’s supervision and

(2) to the best knowledge of the signer (a) the Company has fulfilled all its obligations under the indenture or if there has been a default in the fulfillment of such obligations, specifying each such default known to the signer and the nature and status thereof and (b) no event has occurred and is continuing which is, or after notice or lapse of time or both would become an event of default under the indenture, or, if such event has occurred and is continuing, specifying each such event known to the signer and the nature and status thereof.

Waiver of Default and of Compliance

Subject to the indenture provisions, the holders of not less than a majority in principal amount of the outstanding indenture securities of any series may waive, on behalf of the holders of all outstanding indenture securities of such series, any past default described under the first two bullets under “—Events of Default” above and the holders of not less than a majority in principal amount of all outstanding indenture securities may waive, on behalf of all holders of all outstanding indenture securities, any past default described in the last three bullets under “—Events of Default” above, except, in each case, a default in the payment of principal of (or premium, if any) or interest on any indenture security, or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding indenture security of such affected series.

In the event of such a waiver, such default shall cease to exist and any event of default arising therefrom will be deemed to have been cured for purposes of the indenture. However, such waiver will not extend to any subsequent or other event of default or impair any right consequent thereon.

Consolidation, Merger and Conveyance of Assets as an Entirety

Subject to the provisions described in the next paragraph, we have agreed in the indenture to preserve our corporate existence.

We have also agreed not to consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any entity unless:

•

the corporation formed by such consolidation or into which we are merged or the entity which acquires by conveyance or transfer, or which leases, our property and assets substantially as an entirety is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture, our obligation for the due and punctual payment of the principal of (and premium, if any) and interest on all the outstanding indenture securities and the performance of every covenant under the indenture on the part of the Company to be performed or observed;

•

immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing; and

•	we have delivered a certificate and opinion of counsel to the trustee regarding compliance with the above provisions.

In case of any such consolidation, merger, conveyance, transfer or lease, such successor corporation shall succeed to and be substituted for us, with the same effect as if it had been named as us in the indenture, and in the event of such conveyance or transfer (other than a lease), the Company shall be discharged of all obligations and covenants under the indenture and the indenture securities.

Modification of Indenture

Without Holder Consent

Without the consent of any holders of indenture securities, we, when authorized by a board resolution, and the trustee, at any time and from time to time, may enter into one or more supplemental indentures, in form satisfactory to the trustee, for any of the following purposes:

•	to evidence the succession of another corporation to UTC and the assumption by any such successor of the covenants of UTC in the indenture or the indenture securities;

•

to add to the covenants of UTC for the benefit of the holders of all or any series or tranche of indenture securities and any related coupons (and if such covenants are to be for the benefit of less than all series of indenture securities, stating that such covenants are being included for the benefit of such series), or to surrender any right or power conferred upon UTC in the indenture;

•

to add any additional events of default (and if such events of defaults are to be for the benefit of less than all series of indenture securities, stating that such events of default are included solely for the benefit of such series);

•

to add to or change any provision of the indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on bearer securities, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations or to permit or facilitate the issuance of indenture securities, in each case, so long as any such action does not adversely affect the interests of the holders of indenture securities of any series or any related coupons in any material respect;

•

to change or eliminate any provisions of the indenture so long as any such change or elimination becomes effective only when there are no indenture securities outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to establish the form or terms of indenture securities of any series or tranche as permitted by the indenture;

•

to evidence and provide for the acceptance of appointment of a successor trustee with respect to the indenture securities of one or more series and to add to or change any of the provisions of the indenture to provide for or facilitate the administration of the trusts by the more than one trustee, pursuant to the requirements of the indenture;

•

to cure any ambiguity, to correct or supplement any inconsistency or to make any other changes that do not adversely affect the interests of the holders of the indenture securities of any particular series and any related coupons in any material respect;

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of indenture securities pursuant to the terms of the indenture that do not adversely affect the interests of the holders of the indenture securities of such series and any related coupons or other series of indenture securities in any material respect;

•	to modify the terms of the notes in connection with a remarketing that is made in accordance with the terms of the indenture; and

•

to amend the indenture or the notes to conform the provisions to the “Description of the Notes,” “Description of the Equity Units,” “Description of the Purchase Contracts” and “Certain Provisions of the Purchase Contract and Pledge Agreement” in this prospectus supplement.

Every supplemental indenture executed pursuant to the provisions of the indenture will conform to the requirements of the Trust Indenture Act as then in effect.

With Holder Consent

Under the indenture, supplemental indentures for the purposes of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of the notes under the indenture may be entered into by us, when authorized by board resolution, and the trustee, with the consent of the holders of not less than a majority in principal amount of the notes and other outstanding debt securities which are affected by the supplemental indenture. However, the consent of the holder of each indenture security affected by the supplemental indenture is required for any supplemental indenture or indentures that would:

•

change the stated maturity of the principal of, or any installment of interest on, the notes, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

•

change any place of payment where, or the coin or currency in which, the notes or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof;

•	reduce the above stated percentage of holders of indenture securities necessary to consent to any supplemental indenture or to consent to any waiver under the indenture;

•

modify certain of the provisions in the indenture relating to supplemental indentures and waivers of certain covenants and past defaults except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding indenture security affected thereby;

•	cause a “significant modification” of the notes within the meaning of Treasury Regulation § 1.1001-3;

•	modify the put right of holders of the notes upon a failed remarketing in a manner materially adverse to the holders; or

•

modify the remarketing provisions of the notes in a manner materially adverse to the holders (it being understood that the division of the notes into tranches in accordance with the terms of the indenture and any modification of the terms of the notes or of any tranche of notes in connection with a remarketing that is made in accordance with the terms of the indenture may be made without the consent of any holders of the notes).

A supplemental indenture that changes or eliminates any covenant or other provision of the indenture expressly included solely for the benefit of holders of indenture securities other than the notes, or which modifies the rights of the holders of indenture securities other than the notes with respect to such covenant or other provision, will be deemed not to affect the rights under the indenture of the holders of the notes.

We will be entitled to set any day as a record date for the purpose of determining the holders of outstanding notes entitled to give or take any demand, direction, consent or other action under the indenture, in the manner and subject to the limitations provided in the indenture.

Subordination

Holders of the notes should recognize that contractual provisions in the indenture may prohibit us from making payments on the notes. The notes are subordinate and junior in right of payment, to Senior Indebtedness of United Technologies Corporation, to the extent and in the manner stated in the indenture and described under “Description of Debt Securities—Provisions Applicable Solely to Junior Subordinated Debt Securities—Subordination” in the accompanying prospectus. The notes will also be structurally subordinated to all obligations of our subsidiaries.

“Senior Indebtedness” means all of the Company’s obligations, whether presently existing or from time to time hereafter incurred, created, assumed or existing, to pay principal, premium, interest, penalties, fees and any other payment in respect of any of the following: (a) indebtedness for borrowed money (other than indebtedness issued pursuant to the subordinated indenture), including, without limitation, such obligations as are evidenced by credit agreements, notes, debentures, bonds and similar instruments; (b) obligations under synthetic leases, finances leases and capitalized leases; (c) obligations of the Company for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for the account of the Company; (d) obligations of the Company with respect to derivative contracts, including, without limitation, commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements designed to protect against fluctuations in commodity prices, currency exchange or interest rates; (e) all obligations of the types referred to in clauses (a), (b), (c) and (d) above of others which the Company has assumed, guaranteed or otherwise becomes liable for, under any agreement; (f) all obligations of the types referred to in clauses (a), (b), (c) and (d) above of others which are secured by any lien on any property or assets of the Company (whether or not that obligation has been assumed by the Company) and (g) amendments, modifications, renewals, extensions, deferrals and refundings of any of the indebtedness or obligations referred to in clauses (a), (b), (c), (d), (e) or (f) above, unless, in the case of any particular indebtedness or obligation, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness or obligation is not superior in right of payment to or is pari passu with the notes as the case may be; it being understood that trade obligations incurred in the ordinary course of business will not be deemed to be Senior Indebtedness.

Defeasance; Satisfaction and Discharge

The notes will not be subject to defeasance or covenant defeasance.

The indenture will be deemed satisfied and discharged with respect to any series of indenture securities (except with respect to any surviving rights described in the indenture) when (1) either (a) all indenture securities of such series have been delivered to the trustee for cancellation or (b) all securities not delivered for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year, or (iii) are to be called for redemption within one year, and in each case, UTC has deposited funds with the trustee sufficient to pay and discharge the entire indebtedness on such indenture securities not delivered for cancellation to the date of such deposit in the case of securities which have become due and payable, or to the stated maturity or redemption date, as the case may be, (2) UTC has paid or caused to be paid all other sums payable under the indenture and (3) UTC has delivered a certificate and opinion, each stating that all conditions precedent to satisfaction and discharge have been complied with.

Resignation and Removal of the Trustee; Deemed Resignation

The trustee may resign at any time by giving written notice to us.

The trustee may also be removed with respect to any series by act of the holders of a majority in principal amount of the then outstanding indenture securities of such series.

No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.

Under certain circumstances, we may appoint a successor trustee.

Notices

Notices to holders of notes will be given by mail to the addresses of the holders as they may appear in the security register.

Title

UTC, the trustee, and any agent of either, may treat the person or entity in whose name indenture securities are registered as the owner of those indenture securities for the purpose of receiving payments on such indenture securities (subject to the provisions of the Indenture) and for all other purposes whatsoever, whether or not such indenture securities may be overdue, and irrespective of notice to the contrary.

Governing Law

The indenture and the notes provide that they will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

The trustee under the indenture is The Bank of New York Mellon Trust Company, N.A. In addition to acting as trustee, The Bank of New York Mellon Trust Company, N.A. also maintains various banking and trust relationships with us and some of our affiliates.

The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of indenture securities of any series pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Book-Entry Issuance—The Depository Trust Company

The notes that form a part of the Corporate Units will be issued in fully registered form and will be registered in the name of the purchase contract agent. The notes that do not form a part of the Corporate Units will be evidenced by one or more global notes registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Such global notes will be deposited with the trustee as custodian for DTC. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Book-Entry System” for a description of DTC.

Purchases of the notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which they purchased the notes. Transfers of ownership interests on the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Notices will be sent to DTC.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the voting or consenting rights of Cede & Co. to those direct participants to whose accounts the notes are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the notes.

Payments of principal and interest on the notes will be made to Cede & Co. (or such other nominee of DTC). DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of each participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or other such nominee of DTC) is our responsibility. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

In a few special situations described below, a book-entry security representing UTC securities will terminate and interests in it will be exchanged for physical certificates representing the securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to you. You must consult your bank, broker or other financial institution to find out how to have your interests in the securities transferred to your name, so that you will be a direct holder.

The special situations for termination of a global security representing the notes are:

•

DTC notifies us that it is unwilling or unable to continue as depositary for that global security or DTC ceases to be a “clearing agency” registered under the Exchange Act and we are unable to find a qualified replacement for DTC within 90 days;

•	we in our sole discretion determine to allow that global security to be exchangeable for definitive notes in registered form; or

•	any event has occurred and is continuing, which after notice or lapse of time, would become an event of default with respect to the notes.

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving us or the trustee reasonable notice. In the event no successor securities depository is obtained, certificates for the notes will be printed and delivered.

The information in this section concerning DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy of this information.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax consequences to U.S. holders (as defined below) and non-U.S. holders (as defined below) of the ownership and disposition of Equity Units acquired in this offering and our common stock acquired under a purchase contract. This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, and administrative rulings and judicial decisions, each as in effect as of the date of this prospectus supplement. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth herein.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Equity Units that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of Equity Units that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Equity Units, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding Equity Units should consult their tax advisors regarding the tax consequences to them of the ownership and disposition of Equity Units.

This discussion is limited to holders who purchase the Equity Units in the initial offering at their “issue price” (the first price at which a substantial amount of the Equity Units is sold for cash (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) and who hold the Equity Units as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the tax considerations applicable to subsequent purchasers of the Equity Units. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of such holder’s particular circumstances or that may apply to holders subject to special rules under the U.S. federal income tax laws (including, for example, financial institutions, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, entities or arrangements treated as partnerships for U.S. federal income tax purposes, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States, holders who hold the Equity Units as part of a hedge, straddle, constructive sale or conversion transaction, “controlled foreign corporations” and “passive foreign investment companies”). This discussion also does not address U.S. federal tax laws other than those pertaining to the income tax, nor does it address any aspects of U.S. state, local or non-U.S. taxes. In addition, this discussion does not address the tax consequences of the ownership and disposition of the Equity Units or common stock acquired under a purchase contract arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of

2010. Accordingly, prospective investors should consult with their own tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations of owning and disposing of the Equity Units or common stock acquired under a purchase contract.

The IRS has issued a Revenue Ruling addressing certain aspects of instruments similar to the Equity Units. In the Revenue Ruling, the IRS concluded that, for U.S. federal income tax purposes, an interest in a unit comprised of a note and a purchase contract would be treated as a separate interest in such note and a separate interest in such purchase contract. The IRS also concluded that the notes issued as part of such unit were treated as debt for U.S. federal income tax purposes. However, the terms of the Equity Units vary in some respect from the terms of the units addressed by the IRS in the Revenue Ruling. Accordingly, no assurance can be given that the conclusions set forth in the Revenue Ruling will apply to the Equity Units or that the IRS or a court will agree with the U.S. federal income tax consequences described below. The Equity Units are complex financial instruments, and there is no statutory, judicial or administrative authority directly addressing the tax treatment of the Equity Units or instruments with substantially identical terms as the Equity Units. As a result, the U.S. federal income tax treatment of an investment in Equity Units is unclear.

THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF THE EQUITY UNITS. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS) OF OWNING AND DISPOSING OF THE EQUITY UNITS.

U.S. Holders

Equity Units

Allocation of Purchase Price

Although the matter is not free from doubt, a U.S. holder’s acquisition of a Corporate Unit pursuant to this offering will be treated as an acquisition of a unit consisting of two components—a separate undivided beneficial ownership interest in each of the note and the purchase contract constituting such Corporate Unit—for U.S. federal income tax purposes. Unless the context otherwise requires, each reference herein to “note” or “notes” (or “Treasury security” or “Treasury securities” or “Treasury portfolio”) is a reference to a holder’s undivided beneficial interest in the notes (or the Treasury securities or the Treasury portfolio). The purchase price of each Corporate Unit will be allocated between the note and the purchase contract in proportion to their respective fair market values at the time of purchase. Such allocation will establish a U.S. holder’s initial tax basis in the note and the purchase contract. We will report the initial fair market value of each note as $             and the initial fair market value of the purchase contract as $            , and by purchasing a Corporate Unit, a U.S. holder will be deemed to agree to such allocation. This allocation is not, however, binding on the IRS. The remainder of this discussion assumes that this allocation of the purchase price will be respected for U.S. federal income tax purposes.

Ownership of Notes, Treasury Securities or Treasury Portfolio

We and, by purchasing Equity Units, each U.S. holder agree to treat the notes, the Treasury securities or the applicable ownership interest in the Treasury portfolio constituting a part of the Equity Units as owned separately by such U.S. holder for U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment.

Sale, Exchange or Other Taxable Disposition of the Equity Units

Upon a sale, exchange or other taxable disposition of an Equity Unit (collectively, a “disposition”), a U.S. holder will be treated as having sold, exchanged or disposed of each of the purchase contract and undivided beneficial ownership interest in the note or the Treasury securities or the Treasury portfolio, as the case may be, that constitute such Equity Units. The proceeds realized on such disposition will be allocated between the purchase contract and the note or the Treasury securities or the Treasury portfolio, as the case may be, in proportion to their respective fair market values at the time of such disposition. As a result, as to each of the purchase contract and the note or the Treasury securities or the Treasury portfolio, as the case may be, a U.S. holder generally will recognize gain or loss upon such disposition equal to the difference between (i) the portion of the proceeds received by such U.S. holder that is allocable to the purchase contract and the note or the Treasury securities or the Treasury portfolio, as the case may be, and (ii) such U.S. holder’s adjusted tax basis in the purchase contract and such note or Treasury securities or Treasury portfolio, respectively. For purposes of determining gain or loss, the proceeds received by such U.S. holder upon such disposition (i) will not include any amount properly attributable to accrued but unpaid interest (including OID, if any) on the note or accrued acquisition discount on the Treasury portfolio or the Treasury security, which amount will be taxable as ordinary interest income to the extent not previously included in income by such U.S. holder, and (ii) may not include any amount properly attributable to accrued contract adjustment payments, which amount may be treated as ordinary income to the extent not previously included in income by such U.S. holder. In the case of the notes, the Treasury securities or the Treasury portfolio, any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss, if, at the time of such disposition, the U.S. holder held such notes, Treasury securities or Treasury portfolio for a period of more than one year. In the case of the purchase contract, any such gain or loss will generally be capital gain or loss. The deductibility of capital losses is subject to limitations.

If the sale, exchange or other taxable disposition of an Equity Unit by a U.S. holder occurs when the purchase contract has a negative value, the U.S. federal income tax consequences are, in the absence of any authorities on point, unclear. U.S. holders should consult their tax advisors regarding a disposition of an Equity Unit at a time when the purchase contract has a negative value.

The Notes

Treatment of the Notes

We and, by purchasing an Equity Unit, each U.S. holder, agree, to treat the notes as debt for U.S. federal income tax purposes. The remainder of this discussion assumes such treatment.

Under applicable U.S. Treasury regulations, the possibility that stated interest on a debt instrument will not be timely paid will be ignored in determining whether a debt instrument is issued with OID if such contingency is “remote.” We believe, and intend to take the position, that as of the date of this prospectus supplement, the likelihood that we will exercise our option to defer payments of interest under the terms of the notes is remote within the meaning of the applicable U.S. Treasury regulations. Based on the foregoing and our interpretation of the current U.S. Treasury regulations, we intend to treat the notes as “variable rate debt instruments” that are subject to applicable U.S. Treasury regulations that apply to “reset bonds” and that mature, solely for purposes of the OID rules, on the date immediately preceding the purchase contract settlement date, or if earlier, the optional remarketing settlement date, for an amount equal to 100% of their principal amount. Accordingly, based on the above assumptions, upon issuance, we believe the notes will not be treated as issued with OID. The remainder of this discussion assumes that the notes will be treated in the manner described above. However, there are no U.S. Treasury regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the notes, and therefore the U.S. federal income tax treatment of the notes is unclear. See “—Possible Alternative Characterizations” below.

Interest Income and Original Issue Discount

Under the treatment of the notes described above, the notes will not be subject to the OID rules, at least upon initial issuance, and interest payable on the notes will generally be taxable to a U.S. holder as ordinary interest income at the time it is paid or accrued, in accordance with such U.S. holder’s regular method of accounting for tax purposes. If, however, we exercise our right to defer payments of interest on the notes, we intend to treat the notes as reissued, solely for purposes of certain OID provisions, with OID, and U.S. holders would generally be required to accrue such OID as ordinary income using a constant-yield method prescribed by the U.S. Treasury regulations. In that event, U.S. holders would generally be required to accrue income prior to the receipt of interest payments.

Tax Basis in the Notes

A U.S. holder’s initial tax basis in a note will equal the portion of the purchase price for the Equity Unit allocated to the note as described under “—Equity Units—Allocation of Purchase Price” above. If stated interest payments are deferred so that the notes are deemed to be reissued with OID, a U.S. holder’s tax basis in the notes would be increased by the amounts of accrued OID, and decreased by all payments on the notes other than payments of “qualified stated interest” after such deemed reissuance.

Sale, Exchange, Remarketing or Other Taxable Disposition of Notes

Upon a sale, exchange or other taxable disposition of a note (including upon the remarketing of the notes), a U.S. holder will recognize gain or loss in an amount equal to the difference between the amount realized by such U.S. holder on such disposition of the note and such U.S. holder’s adjusted tax basis in the note, except to the extent such U.S. holder is treated as receiving accrued but unpaid interest (including OID, if any) which is taxable as ordinary interest income if not previously included in such U.S. holder’s income. Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss, if, at the time of such disposition, the U.S. holder held such note for a period of more than one year. The deductibility of capital losses is subject to limitations.

If a U.S. holder does not participate in the remarketing, any reset of the interest rate and/or modification of the maturity date and redemption provisions of the notes in connection with the remarketing generally will not cause such U.S. holder to be treated as having sold, exchanged or otherwise disposed of its notes.

Possible Alternative Characterizations

As mentioned above, there are no U.S. Treasury regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the notes, and therefore the U.S. federal income tax treatment of the notes is unclear and other alternative characterizations are possible. For example, it is possible that the notes could be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. In that event, a U.S. holder would generally be required, among other things, to (1) accrue interest income based on a projected payment schedule and comparable yield, which may be a higher rate than the stated interest rate on the notes, regardless of such U.S. holder’s regular method of tax accounting, and (2) treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, redemption or other taxable disposition of a note.

Treasury Securities

Substitution of Treasury Securities to Create or Treasury Units and Substitution of Notes to Recreate Corporate Units

U.S. holders of Corporate Units who deliver Treasury securities to the collateral agent in substitution for notes generally will not recognize gain or loss upon their delivery of such Treasury securities or their receipt of the notes. Similarly, U.S. holders of Treasury Units who deliver notes to the collateral agent in substitution for Treasury securities will not recognize gain or loss upon their delivery of such notes or their receipt of the Treasury securities. In each case, U.S. holders will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by U.S. holders with respect to such Treasury securities and notes, and their adjusted tax bases in, and holding period for, the Treasury securities, the notes and the purchase contract will not be affected by such delivery and release.

Treasury Portfolio

Interest Income, Original Issue Discount and Acquisition Discount

Following a successful remarketing, if the Treasury portfolio contains interest-paying securities that are not Treasury strips, a U.S. holder will be required to recognize ordinary income to the extent of such U.S. holder’s pro rata portion of the interest paid with respect to such Treasury securities. In addition, each U.S. holder will be required to treat such U.S. holder’s pro rata portion of each Treasury strip in the Treasury portfolio as a debt instrument that was originally issued on the date the collateral agent acquired the relevant Treasury strip and that has OID (or, in the case of short-term Treasury securities, acquisition discount, each as defined below) equal to such U.S. holder’s pro rata portion of the excess, if any, of the amounts payable on such Treasury strip over such U.S. holder’s pro rata portion of the purchase price of the Treasury strip acquired on behalf of such U.S. holder. A U.S. holder will be required to include such OID (but not acquisition discount on short-term Treasury securities, as discussed below) in gross income for U.S. federal income tax purposes as it accrues on a constant yield to maturity basis regardless of such U.S. holder regular method of tax accounting. In the case of any Treasury security with a maturity of one year or less from the date of its issue (a “short-term Treasury security”), if a U.S. holder is an accrual method taxpayer, in general, such U.S. holder will be required to include the excess of the amount payable at maturity with respect to such short-term Treasury security over such U.S. holder’s tax basis in such short-term Treasury security (such excess, the “acquisition discount”) in gross income as it accrues. Unless such U.S. holder elects to accrue such acquisition discount on a constant yield to maturity basis, such acquisition discount will be accrued on a straight-line basis. If a U.S. holder is a cash method taxpayer, such U.S. holder will be required to recognize the acquisition discount as ordinary income upon payment on the short-term Treasury security. A U.S. holder that obtains the release of its applicable ownership interest in the Treasury portfolio and subsequently disposes of such interest (or a U.S. holder that disposes of the related Equity Unit) will recognize ordinary income on such disposition to the extent of any gain realized on any short-term Treasury security that does not exceed an amount equal to the ratable share of the acquisition discount on such short-term Treasury security not previously included in income.

Tax Basis in the Applicable Ownership Interest in the Treasury Portfolio

A U.S. holder’s initial tax basis in such U.S. holder’s applicable ownership interest in the Treasury portfolio will equal such U.S. holder’s proportionate share of the amount paid by the collateral agent for the Treasury portfolio. A U.S. holder’s adjusted tax basis in the applicable ownership interest in the Treasury portfolio will be increased by the amount of OID or acquisition discount included in such U.S. holder’s gross income with respect thereto and decreased by the amount of cash received other than any payments of “qualified stated interest” with respect to the Treasury Portfolio.

Purchase Contracts

Contract Adjustment Payments

There is no direct authority addressing the treatment of the contract adjustment payments, and such treatment is, therefore, unclear. Contract adjustment payments may constitute taxable ordinary income to U.S. holders when received or accrued, in accordance with their regular method of tax accounting. To the extent we are required to file information returns with respect to contract adjustment payments, we intend to report such payments as taxable ordinary income to U.S. holders. The following discussion assumes that the contract payments are so treated for U.S. federal income tax purposes. However, other treatments are possible. In addition, if we exercise our right to defer contract adjustment payments, you may be required to continue to recognize income for U.S. federal income tax purposes in respect of the purchase contracts in advance of your receipt of any corresponding cash distributions. U.S. holders should consult their tax advisors concerning the treatment of contract adjustment payments, including the possibility that any contract adjustment payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis, as well as the treatment of deferred contract adjustment payments, if any. The treatment of contract adjustment payments and deferred contract adjustment payments, if any, could affect a U.S. holder’s adjusted tax basis in a purchase contract or our common stock received under a purchase contract or the amount realized by a U.S. holder upon the sale or other disposition of an Equity Unit or the termination of a purchase contract.

Acquisition of Our Common Stock Under a Purchase Contract

A U.S. holder generally will not recognize gain or loss on the purchase of our common stock under a purchase contract, except with respect to any cash paid to such U.S. holder in lieu of a fractional share of our common stock, which should be treated as paid in respect of such fractional share. A U.S. holder’s aggregate initial tax basis in our common stock received under a purchase contract should generally equal the purchase price paid for such common stock plus the properly allocable portion of such U.S. holder’s adjusted tax basis (if any) in the purchase contract, less the portion of such purchase price and adjusted tax basis allocable to the fractional share. The holding period for our common stock received under a purchase contract will commence on the day following the acquisition of such common stock.

Early Settlement of Purchase Contract

A U.S. holder will not recognize gain or loss on the receipt of its ownership interest in the notes, the Treasury securities or the Treasury portfolio upon early settlement of a purchase contract, and U.S. holders will have the same adjusted tax basis in such notes or Treasury securities or the Treasury portfolio as before such early settlement.

Termination of Purchase Contract

If a purchase contract terminates, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and such U.S. holder’s adjusted tax basis (if any) in the purchase contract at the time of such termination. Such gain or loss generally will be capital gain or loss. The deductibility of capital losses is subject to limitations. A U.S. holder will not recognize gain or loss on the return of such U.S. holder’s ownership interest in the notes, the Treasury securities or the Treasury portfolio upon termination of the purchase contract and will have the same adjusted tax basis in such notes, Treasury securities or the Treasury portfolio as before such termination.

Adjustment to Settlement Rate

A U.S. holder may be treated as having received a constructive distribution from us if (1) the settlement rate is adjusted (or fails to be adjusted) and as a result of such adjustment (or failure to adjust), the proportionate interest of such U.S. holder in our assets or earnings and profits is increased and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. holder for certain taxable distributions with respect to our common stock. Thus, under certain circumstances, an increase in (or failure to decrease) the settlement rate might give rise to a taxable dividend to U.S. holders even though such U.S. holders would not receive any cash related thereto.

Ownership and Disposition of Our Common Stock Acquired Under the Purchase Contract

Any distribution on our common stock generally will be treated as a dividend to a U.S. holder of our common stock to the extent of our current and accumulated earnings and profits as determined under U.S. federal income tax principles at the end of the tax year in which the distribution occurs. To the extent the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in the common stock and thereafter as gain from the sale or exchange of that stock.

Upon a disposition of our common stock U.S. holders generally will recognize capital gain or loss equal to the difference between the amount realized and their adjusted tax basis in such common stock. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in respect of such common stock is more than one year. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments made by us on, or the proceeds from the sale or other disposition of, the Equity Units (or any component thereof) or shares of our common stock. In addition, U.S. federal backup withholding (currently, at a rate of 28%) may apply to such payments if the U.S. holder fails to provide us or our paying agent with a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS.

Non-U.S. Holders

By purchasing Equity Units, each Non-U.S. holder agrees to treat the notes, the Treasury securities or the applicable ownership interest in the Treasury portfolio constituting a part of the Equity Units as owned separately by such non-U.S. holder for U.S. federal income tax purposes.

U.S. Federal Withholding Tax

Interest on the Notes, the Treasury Securities and the Treasury Portfolio

Subject to the discussion below under “—Information Reporting and Backup Withholding” and “—Recent Legislative Developments,” payments of interest (including OID) on the notes, the Treasury securities and the Treasury portfolio to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest exemption,” provided that:

•

such interest is not effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (or, in the case of an income tax treaty resident, is not attributable to a permanent establishment of the non-U.S. holder in the United States);

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	the non-U.S. holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code; or

•	either (a) the beneficial owner of the notes provides us or our paying agent with a properly completed and executed IRS Form W-8BEN certifying, under penalties of perjury, that it is not a

“U.S. person” (as defined in the Code) and providing its name and address or (b) a financial institution that holds the notes on behalf of the beneficial owner certifies to us or our paying agent, under penalties of perjury, that it has received such properly completed and executed IRS Form W-8BEN from the beneficial owner and provides us with a copy thereof.

Dividends and Other Distributions with Respect to Our Common Stock and Contract Adjustment Payments

Subject to the discussion below, U.S. federal withholding tax generally will apply to dividends, if any (and generally any deemed or constructive dividends resulting from certain adjustments or failures to make an adjustment with respect to the purchase contracts as described under “—U.S. Holders—Purchase Contracts—Adjustment to Settlement Rate”), paid on the shares of common stock acquired under the purchase contract. It is possible that U.S. withholding tax on deemed dividends would be withheld from any interest or other amounts paid to you. We also intend to withhold U.S. federal withholding tax on any contract adjustment payments made with respect to a purchase contract.

Accordingly, dividends, if any (including any deemed or constructive dividends), paid with respect to shares of common stock and contract adjustment payments made to a non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, unless such dividend is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) and such non-U.S. holder provides us or our paying agent with a properly completed and executed IRS Form W-8ECI. In order to claim an exemption from or reduction of withholding under an applicable income tax treaty, a non-U.S. holder generally must furnish to us or our paying agent a properly executed IRS Form W-8BEN prior to the payment date. Non-U.S. holders eligible for an exemption from or reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Any payment of dividends (including deemed or constructive dividends) or any contract adjustment payments paid to a non-U.S. holder that is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) generally is not subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such payment generally will be subject to U.S. federal income tax on a net income basis and at the graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Sale, Exchange, Remarketing or Other Taxable Disposition of the Equity Units, the Notes, the Treasury Securities, the Treasury Portfolio, the Purchase Contract or Common Stock

Subject to the discussion below under “—Information Reporting and Backup Withholding” and “—Recent Legislative Developments,” except (i) potentially with respect to any accrued and unpaid contract adjustment payments, which will be treated as described above under “—U.S. Federal Withholding Tax—Dividends and Other Distributions with Respect to Our Common Stock and Contract Adjustment Payments,” and (ii) with respect to any accrued and unpaid interest (including OID), which will be treated as described above under “—U.S. Federal Withholding Tax—Interest on the Notes, the Treasury Securities and the Treasury Portfolio”, a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange, remarketing or other taxable disposition of Equity Units, the notes, the Treasury securities, the Treasury portfolio, purchase contracts or common stock acquired under the purchase contract, as the case may be, unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•

in the case of a purchase contract or common stock acquired under the purchase contract, we are or have been a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder’s holding period and our common stock is not “regularly traded on an established securities market” at any time during the calendar year in which the sale or other disposition occurs. We believe we are not currently and do not anticipate becoming a USRPHC for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such non-US holder were a U.S. person. A non-U.S. holder that is a foreign corporation also may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S. source capital losses, if any, of the non-U.S. holder.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments of interest, contract adjustment payments and dividends with respect to, or the proceeds from the disposition of, the Equity Units, the notes, the Treasury securities, the Treasury portfolio, a purchase contract and common stock purchased under the purchase contract paid to a non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a non-U.S. holder resides or is established pursuant to the provisions of a specific treaty or agreement with such tax authorities.

U.S. federal backup withholding tax (currently, at a rate of 28%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Payments of interest, contract adjustment payments and dividends with respect to, or the proceeds from the disposition of, the Equity Units, the notes, the Treasury securities, the Treasury portfolio, a purchase contract and common stock purchased under the purchase contract generally will be exempt from backup withholding if the non-U.S. holder provides us or our paying agent with a properly executed IRS Form W-8BEN or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS. Prospective investors should consult their own tax advisors regarding the application of these rules to their particular circumstances.

Recent Legislative Developments

Under recently enacted legislation and administrative guidance a U.S. federal withholding tax of 30% generally will be imposed on certain payments made after December 31, 2013 to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). Under the legislation and administrative guidance, a U.S. federal withholding tax of 30% generally also will be imposed on certain payments made after December 31, 2013 to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying its direct and indirect U.S. owners. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. These withholding taxes would be imposed on interest paid on the notes, the Treasury securities or the Treasury portfolio, dividends, if any, paid with respect to shares of our common stock or contract adjustment payments paid with respect to a purchase contract after December 31, 2013, and on gross proceeds from sales or other dispositions of the notes, the Treasury securities, the Treasury portfolio, our common stock or a purchase contract paid after December 31, 2014, in each case, to foreign financial institutions (including in their capacity as agents or custodians for beneficial owners of the notes) or non-financial foreign entities that fail to satisfy the above requirements. However, under recently proposed regulations, these withholding taxes would not be imposed on payments made on or gross proceeds from sales or other dispositions of certain debt instruments and other “obligations” within the meaning of such proposed regulations (generally, not including any instruments that are treated as equity for U.S. federal income tax purposes) that are outstanding on January 1, 2013. Prospective non-U.S. holders should consult with their own tax advisors regarding the possible implications of this legislation and related administrative guidance on their investment in the Equity Units.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on (i) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (ii) plans (as defined in Section 4975(e)(1) of the Code) that are subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans, (iii) entities whose underlying assets include plan assets by reason of a plan’s investment in any such entity, including, without limitation, insurance company general accounts (each such plan and entity in (i), (ii) and (iii), a “Plan”), and (iv) persons who have certain specified relationships to Plans (“Parties in Interest” under ERISA and “Disqualified Persons” under the Code). Moreover, as described below, an insurance company’s general account may be deemed to include assets of one or more Plans investing in the general account (e.g., through the purchase of an annuity contract), and such insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, and ERISA and Section 4975 of the Code prohibit certain transactions between a Plan and Parties in Interest or Disqualified Persons with respect to such Plan. Violations of these rules may result in the imposition of excise taxes and other penalties and liabilities under ERISA and the Code. The following is a summary of these rules associated with the purchase, holding and, to the extent relevant, disposition of Corporate Units, Treasury Units, any shares of common stock issuable upon settlement of the purchase contract or the notes by Plans and plans subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”).

General Fiduciary Matters. ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan and prohibit certain transactions involving the assets of a Plan with its fiduciaries or other Parties in Interest and Disqualified Persons. In general, under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of the assets of a Plan, or who renders investment advice for a fee or other compensation to a Plan, is generally considered to be a fiduciary of the Plan. Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar prohibitions under Similar Laws. Additionally, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code and, under certain circumstances in the case of church plans, Section 4975 of the Code.

In considering the purchase, holding and, to the extent relevant, disposition of Corporate Units, Treasury Units, any shares of common stock issuable upon settlement of a purchase contract or notes with a portion of the assets of a Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues. Section 406 of ERISA prohibits Plans from engaging in specified transactions involving Plan assets with persons or entities who are “parties in interest” within the meaning of Section 3(14) of ERISA (i.e., Parties in Interest), and Section 4975 of the Code imposes an excise tax on certain “disqualified persons” within the meaning of Section 4975 of the Code (i.e., Disqualified Persons) who engage in similar transactions, in each case unless an exemption is available. A Party in Interest or Disqualified Person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. Moreover, the occurrence of a prohibited transaction could cause an individual retirement account to lose its tax-exempt status.

The underwriters or the Company may be Parties in Interest or Disqualified Persons with respect to Plans and the purchase, holding and/or disposition of Corporate Units, Treasury Units, any shares of common stock issuable upon settlement of the purchase contract or the notes by a Plan with respect to which the Company or the underwriters (or certain of our or their affiliates) is considered a Party in Interest or a Disqualified Person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired, held and disposed of in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition, holding and disposition of the Corporate Units, Treasury Units, any shares of common stock issuable upon settlement of the purchase contract or the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the “service provider exemption,” from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between a Plan and a person that is a Party in Interest and/or a Disqualified Person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Plan involved in the transaction) solely by reason of providing services to the Plan or by relationship to a service provider, provided that the Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied at the time that the Corporate Units, Treasury Units, any shares of common stock issuable upon settlement of the purchase contract or the notes are acquired by a purchaser, or thereafter, if the facts relied upon for utilizing a prohibited transaction exemption change.

Because of the foregoing, the Corporate Units, Treasury Units, any shares of common stock issuable upon settlement of the purchase contract or the notes should not be acquired or held by any person investing the assets of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and Section 4975 of the Code or similar violation of any applicable Similar Laws for which there is no applicable statutory, regulatory or administrative exemption.

Representation. Each purchaser and holder of Corporate Units, Treasury Units, any shares of common stock issuable upon settlement of the purchase contract or the notes will be deemed to have represented and warranted that either (i) it is not a Plan and no portion of the assets used to acquire or hold the Corporate Units, Treasury Units, any shares of common stock issuable upon settlement of the purchase contract or the notes (including through the date of the satisfaction of the obligation under the purchase contract) constitutes assets of any Plan or (ii) the purchase and holding of a Corporate Unit, Treasury Unit, any share of common stock issuable upon settlement of the purchase contract or the note (including through the date of the satisfaction of the obligation under the Purchase Contract) will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws for which there is no applicable statutory, regulatory or administrative exemption.

Special Considerations Applicable to Insurance Company General Accounts. Any prospective investor that is an insurance company using the assets of an insurance company general account should note that the U.S. Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c) of ERISA, the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer’s general account. As a result of these regulations, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. Insurers whose general accounts include assets related to contracts issued to employee benefit plans after December 31, 1998 should consider the impact of Section 401(c) of ERISA on the status of those general accounts under ERISA. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing Corporate Units, Treasury Units, any shares of common stock issuable upon settlement of the purchase contract or the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase, holding and disposition of the Corporate Units, Treasury Units, any shares of common stock issuable upon settlement of the purchase contract or the notes. Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; whether the investment constitutes a direct or indirect transaction with a Party in Interest or Disqualified Person; the composition of the Plan’s portfolio with respect to diversification by type of asset; the Plan’s funding objectives; the tax effects of the investment; and whether under the general fiduciary standards of investment prudence and diversification an investment in the Corporate Units, Treasury Units, any shares of common stock issuable upon settlement of the purchase contract or the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio. The acquisition, holding and, to the extent relevant, disposition of Corporate Units, Treasury Units, any shares of common stock issuable upon settlement of the purchase contract or the notes by or to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

UNDERWRITING

We are offering the Equity Units described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co. and HSBC Securities (USA) Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters dated the date of this prospectus supplement. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of Equity Units listed next to its name in the following table:

Name	Number of Equity Units
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Goldman, Sachs & Co.
HSBC Securities (USA) Inc.

Total	20,000,000

The underwriters are committed to purchase all the Equity Units offered by us if they purchase any Equity Units. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

We have been advised by the representatives of the underwriters that the underwriters propose to offer the Equity Units directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $         per Equity Unit. Any such dealers may resell the Equity Units to certain other brokers or dealers at a discount of up to $         per Equity Unit from the initial public offering price. After the initial public offering of the Equity Units, the offering price and other selling terms may be changed by the underwriters. The offering of the Equity Units by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters have an option to buy up to 2,000,000 additional Equity Units from us to cover sales of Equity Units by the underwriters which exceed the number of Equity Units specified in the table above. The underwriters have 13 days from and including the date of this prospectus supplement to exercise this option. If any Equity Units are purchased with this option, the underwriters will purchase Equity Units in approximately the same proportion as shown in the table above. If any additional Equity Units are purchased, the underwriters will offer the additional Equity Units on the same terms as those on which the Equity Units are being offered.

The underwriting fee per Equity Unit is equal to the public offering price per Equity Unit less the amount paid by the underwriters to us per Equity Unit. The underwriting fee is $         per Equity Unit. The following table shows the per Equity Unit and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional Equity Units.

	Without option exercise	With full option exercise
Per Equity Unit	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $        .

A prospectus supplement in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of Equity Units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any Equity Units, purchase contracts or shares of our common stock or any securities convertible into or exercisable or exchangeable for any Equity Units, purchase contracts or shares of our common stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of the ownership of any Equity Units, purchase contracts or shares of our common stock or any such other securities (regardless of whether any of these transactions described in clauses (i) or (ii) above are to be settled by the delivery of Equity Units, purchase contracts or shares of our common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co. and HSBC Securities (USA) Inc. for a period of 30 days after the date of this prospectus supplement. However, these restrictions will not apply to (1) the Equity Units (including the purchase contracts) to be sold hereunder, (2) any shares of our common stock or any of our other securities issued (x) upon the exercise of options or stock appreciation rights or the settlement, conversion or exchange of restricted stock units, other unit-based awards or holdings granted or outstanding under our equity incentive or deferred compensation plans or arrangements which are described in this prospectus supplement or the documents incorporated by reference (or included or referenced as exhibits to such documents) and in effect as of the date of this prospectus supplement or (y) upon the settlement, conversion or exchange of any security outstanding on the date of this prospectus supplement in accordance with that security’s terms, (3) any grants of stock options, stock appreciation rights, restricted stock units or other awards or settlements, conversions or exchanges of holdings or securities pursuant to the terms of any such plan or arrangement which is described in this prospectus supplement or the documents incorporated by reference (or included or referenced as exhibits to such documents) and in effect as of the date of this prospectus supplement, (4) the filing of any registration statement on Form S-8 relating to the offering of securities pursuant to the terms of any such plans or arrangements or (5) any shares of our common stock, common stock equivalents or other securities issued for the purpose of replacing, exchanging or converting shares of Goodrich Corporation common stock or common stock equivalents or other securities held in any Goodrich employee retirement, savings, deferred compensation or other plan or arrangement that is in effect as of the date of this prospectus supplement and the filing of any registration statement on Form S-8 relating to the offering of securities pursuant to the terms of any such Goodrich Corporation plans or arrangements; provided that, for the avoidance of doubt, clauses (1) – (5) above shall also equally apply with respect to any such plan or arrangement described in such clauses to the extent such plan or arrangement is amended or modified after the date of this prospectus supplement for ministerial, technical or other purposes in connection with the integration of Goodrich Corporation with us.

We have agreed to indemnify the several underwriters against certain specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

We have applied to list the Corporate Units on the New York Stock Exchange and expect trading to commence within 30 days of the date of initial issuance of the Corporate Units under the symbol “UTX PR A”. Prior to this offering, there has been no public market for the Corporate Units. In addition, if Treasury Units or notes are separately traded to a sufficient extent that the applicable exchange listing requirements are met, we will endeavor to cause the Treasury Units or notes to be listed on the exchange on which the Corporate Units are then listed, including, if applicable, the New York Stock Exchange.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involve making bids for, purchasing and selling our common stock and Equity Units in the open market for the purpose of preventing or retarding a decline in the market price of the Equity Units while this offering is in progress. These stabilizing transactions may include making short sales of our common stock or the Equity Units, which involve the sale by the underwriters of shares of our common stock or a greater number of Equity Units than they are required to purchase in this offering, and purchasing common stock or Equity Units on the open market to cover positions created by short sales. Short sales with respect to the Equity Units may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to buy additional Equity Units referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to buy additional Equity Units, in whole or in part, or by purchasing Equity Units in the open market. In making this determination, the underwriters will consider, among other things, the price of Equity Units available for purchase in the open market compared to the price at which the underwriters may purchase Equity Units through the option to buy additional Equity Units. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Equity Units in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase Equity Units in the open market to cover the position.

The representatives of the underwriters have advised us that, pursuant to Regulation M of the SEC, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the Equity Units, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase Equity Units in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those Equity Units as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the Equity Units or our common stock or preventing or slowing a decline in the market price of the Equity Units or our common stock, and, as a result, the price of the Equity Units or our common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, investment banking and financial and other advisory services, including with respect to our acquisition of Goodrich, for us and our affiliates from time to time for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, JPMorgan Chase Bank, N.A. serves as administrative agent for our Term Loan Credit Agreement, J.P.Morgan Securities LLC, HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint lead arrangers and joint bookrunners, Bank of America, N.A., and HSBC Bank USA, National Association as syndication agents, and JPMorgan Chase Bank, N.A., HSBC Bank USA, National Association and Bank of America, N.A. are lenders under the Term Loan Agreement. JPMorgan Chase Bank, N.A. serves as administrative agent for our Bridge Credit Agreement, J.P. Morgan Securities LLC, HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint lead arrangers and joint bookrunners, Bank of America, N.A. and HSBC Bank USA, National Association as syndication agents, Citibank, N.A. and Goldman Sachs Bank USA as documentation agents, and Bank of America, N.A., HSBC Bank USA, National Association, JPMorgan Chase Bank, N.A., Citibank, N.A. and Goldman Sachs Bank USA are lenders under the Bridge Credit Agreement. Citibank, N.A. serves as administrative agent for our $2 billion Revolving Credit Agreement, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. as joint bookrunners and joint lead arrangers, Bank of America, N.A. and JPMorgan Chase Bank, N.A as syndication agents, and JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A. and Goldman Sachs Bank USA are lenders under the $2 billion Revolving Credit Agreement. HSBC Bank plc serves as administrative agent for our $2 billion multi-currency Revolving Credit Agreement, HSBC Bank USA, National Association as dollar swingline agent, HSBC Bank plc as one of the joint lead arrangers and joint bookrunners, and HSBC Bank USA, National Association is a lender under our multi-currency Revolving Credit Agreement. Furthermore, J.P. Morgan Securities LLC and Goldman, Sachs & Co. served as advisors to us in connection with our acquisition of Goodrich. Also, each of the joint book-running managers served as an underwriter in our registered public offering of $9.8 billion of fixed-rate notes and floating-rate notes which closed on June 1, 2012. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account or the account of customers. Such investment and securities activities may involve securities and instruments of the issuer or their affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Equity Units offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Equity Units offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of Equity Units may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Equity Units shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any Equity Units or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any Equity Units acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the Equity Units acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale. In the case of any Equity Units being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Equity Units acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Equity Units to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

This prospectus supplement has been prepared on the basis that any offer of Equity Units in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Equity Units. Accordingly any person making or intending to make an offer in that Relevant Member State of Equity Units which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of Equity Units in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any Equity Units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Equity Units to be offered so as to enable an investor to decide to purchase or subscribe the Equity Units, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Hong Kong

The Equity Units may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Equity Units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Equity Units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The Equity Units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Equity Units, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Equity Units may not be circulated or distributed, nor may the Equity Units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Equity Units are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the securities under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to Prospective Investors in Switzerland

The Equity Units may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Equity Units or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the Equity Units has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of Equity Units will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Equity Units has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Equity Units.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The Equity Units to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Equity Units offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

VALIDITY OF THE EQUITY UNITS

Certain legal matters in connection with this offering will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York. The validity of the Equity Units offered hereby will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K of United Technologies Corporation for the year ended December 31, 2011 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited financial information of United Technologies Corporation for the three-month periods ended March 31, 2012 and 2011, incorporated by reference in this prospectus supplement and accompanying prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 30, 2012 incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the related registration statement on Form S-3, as amended by post-effective amendment (File No. 333-167771). We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. In addition, statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are not necessarily complete. For further information, we refer you to the registration statement on Form S-3, as amended by post-effective amendment, of which this prospectus forms a part, including its exhibits.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. See “Where You Can Find More Information” in the accompanying prospectus for information on how to obtain copies of the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus.

We incorporate by reference the following documents:

•	Annual Report on Form 10-K for the year ended December 31, 2011.

•	Quarterly Report on Form 10-Q for the period ended March 31, 2012.

•	Current Reports on Form 8-K filed on February 17, 2012, March 15, 2012, April 13, 2012 and June 1, 2012.

•	Definitive Proxy Statement filed on February 24, 2012 pursuant to Section 14 of the Securities Exchange Act of 1934, as amended.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement and the accompanying prospectus (other than in each case unless otherwise indicated, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and later information filed with the SEC will update and supersede information in prior filings.

Debt Securities, Junior Subordinated Debt Securities, Debt Warrants, Currency Warrants, Stock-Index Warrants, Common Stock, Stock Purchase Contracts and Equity Units

United Technologies Corporation intends to offer from time to time debt securities (which may be convertible into shares of common stock and shall not be subordinated) (the “unsubordinated debt securities”), junior subordinated debt securities (which may be convertible into shares of common stock) (together with the unsubordinated debt securities, the “debt securities”), debt warrants, currency warrants, stock-index warrants (collectively, together with the debt warrants and currency warrants, the “warrants”), common stock, stock purchase contracts and equity units. The unsubordinated debt securities, junior subordinated debt securities, warrants, common stock, stock purchase contracts and equity units may be offered together or separately and in one or more series, in amounts, at prices and on other terms to be determined at the time of the offering and described for you in an accompanying prospectus supplement.

United Technologies Corporation may sell the unsubordinated debt securities, junior subordinated debt securities, warrants, common stock, stock purchase contracts and equity units directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of unsubordinated debt securities, junior subordinated debt securities, warrants, common stock, stock purchase contracts or equity units to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “UTX.”

Investing in the offered securities involves risks. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

Prospectus dated April 27, 2012

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing an automatic shelf registration process. We may use this prospectus to offer, in one or more offerings:

•	unsubordinated debt securities;

•	junior subordinated debt securities;

•	debt warrants;

•	currency warrants;

•	stock-index warrants;

•	common stock;

•	stock purchase contracts;

•	equity units; and

•	any combination of the above.

This prospectus provides you with a general description of the unsubordinated debt securities, junior subordinated debt securities, warrants, common stock, stock purchase contracts and equity units that we may offer. Each time we offer any of these securities, we will describe the specific types, amounts, prices and detailed terms of any of the offered securities in an accompanying prospectus supplement. The specific terms of the offered securities as set forth in any prospectus supplement may vary from the general terms of the securities described in this prospectus. As a result, the summary description of the unsubordinated debt securities, junior subordinated debt securities, warrants, common stock, stock purchase contracts and equity units contained in this prospectus are subject to, and qualified by reference to, the specific terms of the offered securities contained in any accompanying prospectus supplement. Any accompanying prospectus supplement may also add, update or change other information, including information about us, contained in this prospectus. Therefore, for a more complete understanding of the terms of the offered securities, before making your investment decision, you should carefully read:

•	this prospectus;

•	the accompanying prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” on page 35 for information on us, including our financial statements.

UNITED TECHNOLOGIES CORPORATION

United Technologies Corporation provides high technology products and services to the building systems and aerospace industries worldwide. United Technologies Corporation conducts its business through five principal segments: Otis, UTC Climate, Controls & Security Systems, Pratt & Whitney, Hamilton Sundstrand and Sikorsky. Each segment groups similar operating companies, and the management organization of each segment has general operating autonomy over a range of products and services. Effective starting in 2012, UTC Climate, Controls & Security Systems combines the prior Carrier and UTC Fire & Security segments into one segment. UTC has also established a new organization to allow Pratt & Whitney and Hamilton Sundstrand to develop and offer integrated aerospace and propulsion products and solutions through a new UTC Propulsion and Aerospace organization. Pratt & Whitney and Hamilton Sundstrand continue to operate and report as separate segments. The principal products and services of each segment are as follows:

•	Otis—elevators, escalators, moving walkways and service.

•

UTC Climate, Controls & Security Systems—heating, ventilating, air conditioning (HVAC) and refrigeration systems, controls, services and energy-efficient products for residential, commercial, industrial and transportation applications, as well as fire and special hazard detection and suppression systems, firefighting equipment, security, monitoring and rapid response systems and service, and security personnel services.

•	Pratt & Whitney—commercial, military, business jet and general aviation aircraft engines, parts and services, industrial gas turbines and space propulsion.

•

Hamilton Sundstrand—aerospace products and aftermarket services, including power generation, management and distribution systems, flight control systems, engine control systems, environmental control systems, fire protection and detection systems, auxiliary power units, propeller systems and industrial products, including air compressors, metering pumps and heavy duty process pumps.

•	Sikorsky—military and commercial helicopters, helicopter and aircraft aftermarket parts and services.

United Technologies Corporation was incorporated in Delaware in 1934. Unless the context otherwise requires, “UTC,” “we,” “us” or “our” means United Technologies Corporation. UTC’s principal executive offices are located at United Technologies Building, One Financial Plaza, Hartford, Connecticut 06103, telephone (860) 728-7000.

RISK FACTORS

Investing in the offered securities involves risks. Before deciding to invest in our securities, you should consider carefully the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 on file with the SEC, which is incorporated by reference into this prospectus, and in the other documents that are incorporated by reference into this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our competitive position, results of operations, cash flows and financial condition.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, information incorporated by reference into each of them, and any related free writing prospectus contain statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “confident” and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash and other measures of financial performance. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those anticipated or implied in forward looking statements include the risks identified under the heading “Risk Factors” contained in this prospectus, any accompanying prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. Additional important factors that might cause such differences are described in UTC’s Form 10-K and 10-Q Reports under the headings “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Legal Proceedings” and “Cautionary Note Concerning Factors That May Affect Future Results,” as well as the information included in UTC’s Current Reports on Form 8-K filed with the SEC from time to time. Many factors are beyond our ability to control or predict. Accordingly, you should not place undue reliance on such forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. We have no obligation or intent to update publicly any forward-looking statements whether in response to new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

Except as otherwise provided in an accompanying prospectus supplement, the net proceeds from the sale of the unsubordinated debt securities, junior subordinated debt securities, warrants, common stock, stock purchase contracts and equity units described in this prospectus will be added to our general funds and will be used for our general corporate purposes and those of our consolidated subsidiaries, which may include financing possible acquisitions and repurchases of our stock.

From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate.

RATIO OF EARNINGS TO FIXED CHARGES

Year Ended December 31,
2011	2010	2009	2008	2007
10.01	8.15	7.57	8.91	8.70

For purposes of computing the ratio of earnings to fixed charges, earnings are divided by fixed charges. Earnings represent the sum of income before income taxes and minority interests for UTC and its subsidiaries plus fixed charges, minus interest capitalized, plus amortization of interest capitalized. Fixed charges represent interest accrued on indebtedness of UTC and its consolidated subsidiaries and interest related to unrecognized tax benefits, including interest capitalized, plus one-third of rents, the proportion deemed representative of the interest factor.

DESCRIPTION OF DEBT SECURITIES

Each series of debt securities will constitute direct unsecured obligations of UTC. The debt securities will be either unsubordinated debt securities that rank equally with all other unsecured and unsubordinated indebtedness of UTC, or they will be junior subordinated debt securities that will rank junior to all of UTC’s senior indebtedness, as defined below, including any unsubordinated debt securities that may be outstanding from time to time.

The following description briefly sets forth certain general terms and provisions of the debt securities. The prospectus supplement for a particular series of debt securities will describe the particular terms of the debt securities we offer and the extent to which these general provisions may apply to that particular series of debt securities.

The Indentures

As required by federal law for all notes and debentures of companies that are publicly offered, the debt securities offered pursuant to this prospectus are, or, in the case of the junior subordinated debt securities, will be, governed by a document called an “indenture.” Our unsubordinated debt securities have been or will be issued under an indenture, dated as of May 1, 2001, as amended and restated, between UTC and The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York, which acts as trustee, as it may be supplemented by an officers’ certificate issued pursuant thereto or a supplemental indenture entered into by us and the trustee pursuant thereto from time to time. Our junior subordinated debt securities will be issued under a junior subordinated indenture between UTC and the trustee for the junior subordinated notes, as supplemented by an officers’ certificate issued pursuant thereto or a supplemental indenture entered into by us and the trustee pursuant thereto from time to time. The unsubordinated debt indenture and a form of the junior subordinated indenture are exhibits to the registration statement of which this prospectus forms a part. The unsubordinated debt indenture and the junior subordinated indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures”. See “Where You Can Find More Information” for information on how to obtain copies of the indentures.

The following description of the indentures and summaries of some provisions of the indentures do not describe every aspect of the debt securities and are subject, and are qualified in their entirety by reference, to all the provisions of the indentures including definitions of terms used in the indentures. For example, in this section we use some terms that have been given special meaning in the indentures. We describe the meaning for only the more important terms. We also include references in parentheses to some sections of the indentures. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in any applicable prospectus supplement, those sections or defined terms are incorporated by reference in this prospectus or in the applicable prospectus supplement. If we make no distinction in the following summaries between the unsubordinated debt securities and the junior subordinated debt securities or between the indentures, such summaries refer to any debt securities and either indenture.

Terms of the Debt Securities To Be Described in the Prospectus Supplement

With respect to either indenture, the particular terms of each issue of debt securities, as well as any modifications or additions to the general terms of the indentures which may be applicable in the case of that issue of debt securities, will be described in the applicable prospectus supplement. This description will include, where applicable:

•	the title of that issue of debt securities;

•	whether the debt securities will be unsubordinated debt securities or junior subordinated debt securities;

•

any limit upon the aggregate principal amount of that issue of debt securities and whether we may, without the consent of the holders of that issue of debt securities, issue additional debt securities of the same series;

•	the percentage of the principal amount for which that issue of debt securities will be issued;

•	the date or dates on which the principal of that issue of debt securities will be payable, or the method by which this date or these dates will be determined or extended;

•	the rate or rates (which may be fixed or variable), at which that issue of debt securities will bear interest, if any, or the method by which this rate or these rates will be determined;

•

the date or dates from which any interest will accrue, or the method by which this date or these dates will be determined, or, in the case of the junior subordinated indenture, extended, the dates on which payment of any interest will be payable on any registered security and the regular record dates for these interest payment dates and the basis on which any interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

•	the place or places where the principal, premium, if any, and interest, if any, on that issue of debt securities will be payable;

•

the place or places where that issue of debt securities may be surrendered for exchange, and notices or demands to or upon UTC in respect of debt securities may be served and any registered securities may be surrendered for registration of transfer;

•

the period or periods within which, the price or prices at which, the currency, currencies, currency unit or units or composite currencies in which, and the other terms and conditions upon which, that issue of debt securities may be redeemed in whole or in part, at the option of UTC;

•

the obligation, if any, of UTC to redeem, repay or purchase that issue of debt securities pursuant to any sinking fund or analogous provision, any mandatory redemption provision or at the option of a holder of debt securities and the period or periods within which, the price or prices at which, the currency, currencies, currency unit or units or composite currencies in which, and the other terms and conditions upon which, that issue of debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•	the denominations of the debt securities if other than denominations of $1,000 and integral multiples thereof;

•	if other than the entire principal amount, the portion of the principal amount of any debt securities of any series which shall be payable upon declaration of acceleration of the maturity;

•

if other than U.S. dollars, the currency, currencies or currency unit or composite currency in which that issue of debt securities will be denominated and/or in which the principal, premium, if any, or interest on that issue of debt securities will be payable;

•	whether the debt securities will be convertible into UTC common stock, and, if so, the terms and conditions of conversion;

•

whether the amount of payments of principal, premium, if any, or interest on that issue of debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, without limitation, be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices) and the manner in which these amounts will be determined;

•

whether UTC or a holder may elect payment of the principal, premium, if any, or interest on that issue of debt securities in a currency, currencies, currency unit or units or composite currency other than that in which the debt securities are stated to be payable, and the period or periods within which, and the terms and conditions upon which, this election may be made, and the time and manner of determining the exchange rate between the coin or currency, currencies, currency unit or units or composite currency in which the debt securities are denominated or stated to be payable and the coin or currency, currencies, currency unit or units or composite currency in which the debt securities are to be so payable;

•

any deletions from, modifications of or additions to the events of default or covenants of UTC with respect to that issue of debt securities, whether or not these events of default or covenants are consistent with the events of default or covenants contained in the applicable indenture as originally executed;

•

whether the provisions of Article Fourteen of the indenture described under “—Defeasance and Covenant Defeasance” apply to that issue of debt securities and any change to those provisions that apply to that issue of debt securities;

•	provisions, if any, granting special rights to the holders of that issue of debt securities if any specified events occur;

•	the designation of any security registrars, paying agents, depositaries or exchange rate agents for that issue of debt securities;

•

whether that issue of debt securities is to be issuable as registered securities, bearer securities or both, whether any debt securities of that issue are to be issuable initially in temporary global form and whether any debt securities of that issue are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any permanent global debt security may exchange these interests for debt securities of like tenor of any authorized form and denomination and the circumstances under which any exchanges of this kind may occur, and whether registered securities may be exchanged for bearer securities (if permitted by applicable laws and regulations) and the circumstances under which and the place or places where exchanges of this kind, if permitted, may be made;

•

the person to whom any interest on any registered security will be payable, if other than the person in whose name that debt security (or one or more predecessor securities) is registered at the close of business on the regular record date for the interest, the manner in which, or the person to whom, any interest on any bearer security will be payable, if otherwise than in exchange for the coupons appertaining to the bearer security as they individually mature, and the extent to which, or the manner in which, any interest payable on a temporary global debt security on an interest payment date will be paid;

•	if the debt securities of that issue are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;

•

whether and under what circumstances UTC will pay additional amounts as contemplated by Section 1010 of the indenture on that issue of debt securities to any holder who is not a United States person in respect of any tax, assessment or governmental charge, including any modification to the definition of “United States person” as contained in the indenture as originally executed, and, if so, whether and on what terms UTC will have the option to redeem the debt securities rather than pay additional amounts;

•	the manner in which principal, premium, if any, and interest, if any, will be payable;

•

if the debt securities are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or forms of such certificates, documents or conditions;

•	the manner in which debt securities of that issue will be transferable; and

•	any other terms, conditions, rights and preferences, or limitations on rights and preferences, of that issue of debt securities consistent with the provisions of the applicable indenture.

If any series of debt securities are sold for, are payable in or are denominated in one or more foreign currencies, currency units or composite currencies, applicable restrictions, elections, tax consequences, specific terms and other information with respect to that series of debt securities and such currencies, currency units or composite currencies will be set forth in the applicable prospectus supplement.

The terms, if any, on which debt securities of any series may be convertible into shares of UTC common stock, including conditions upon which conversion or options to convert are contingent, will be described in the applicable prospectus supplement. Those terms will include provisions as to whether conversion is mandatory, at the option of the holder or at the option of UTC. The terms may also include provisions under which the number of shares of UTC common stock to be received by holders upon conversion may be adjusted.

We may issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under either of the indentures. Thus, any other debt securities that we issue may be issued under other indentures or documentation, containing provisions different from those included in the indentures or applicable to one or more issues of the debt securities described in this prospectus.

With respect to the junior subordinated indenture, the prospectus supplement may also include, for a particular series of debt securities, our right, if any, and/or obligation, if any, at any time and/or from time to time, during the term of the junior subordinated debt securities of any series, to defer payments of interest on the junior subordinated debt securities of such series and the terms and conditions of such right and/or obligation, if applicable.

Indenture Provisions Relating to the Possible Issuance of One or More Series of Debt Securities

The debt securities will be our direct unsecured general obligations. The indentures allow us to issue either unsubordinated or junior subordinated debt securities from time to time under the applicable indenture without limitation as to amount. We may issue the debt securities in one or more series with the same or different terms (Section 301 of each indenture). Each indenture provides that there may be more than one trustee under the indenture, each with respect to one or more different series of debt securities. See “—Trustee” for a discussion of the trustee’s responsibilities if there is more than one trustee under an indenture. If there is more than one trustee under either indenture, the powers and trust obligations of each trustee as described in this prospectus will extend only to the one or more series of debt securities for which it is trustee. The effect of the provisions contemplating that at a particular time there might be more than one trustee acting is that, in that event, those debt securities (whether of one or more than one series) for which each trustee is acting would be treated as if issued under a separate indenture.

With respect to either indenture, debt securities may be issued as original issue discount securities to be offered and sold at a substantial discount from their principal amount. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described under a separate heading in the prospectus supplement relating to any original issue discount securities.

Each indenture provides that in determining whether the holders of the requisite principal amount of debt securities of a series then outstanding have given any request, demand, authorization, direction, notice, consent or waiver under the applicable indenture or whether a quorum is present at a meeting of holders of debt securities:

•

the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal of that security that would be (or shall have been declared to be) due and payable as of the date of that determination upon acceleration of the maturity of the security;

•

the principal amount of a debt security denominated in one or more foreign currencies or currency units will be deemed to be the U.S. dollar equivalent, determined on the date of original issuance of that debt security, of the principal amount or, in the case of an original issue discount security, the U.S. dollar equivalent, on the date of original issuance of the original issue discount security, of the amount determined as provided in the immediately preceding bullet point;

•

the principal amount that will be deemed outstanding of a debt security issued as an indexed security whose terms provide that its principal amount payable at stated maturity may be more or less than principal face amount at original issuance will be deemed to be its principal face amount at original issuance; and

•

debt securities owned by UTC or any affiliate of UTC will be disregarded and deemed not to be outstanding, except that, in determining whether the trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only debt securities that the trustee knows to be so owned will be disregarded (Section 101 of each indenture).

Denominations, Registration and Transfer

Debt securities of a series may be issuable solely as registered securities, solely as bearer securities or as both registered securities and bearer securities. The indentures also provide that debt securities of a series may be issuable in global form. Unless otherwise indicated in any applicable prospectus supplement, bearer securities will have interest coupons attached (Sections 201, 203 of each indenture).

Unless otherwise provided in the applicable prospectus supplement:

•	registered securities denominated in U.S. dollars, other than registered securities issued in global form, will be issued in denominations of $2,000 and integral multiples of $1,000;

•	registered securities issued in global form may be issued in any denomination;

•	bearer securities denominated in U.S. dollars, other than bearer securities issued in global form, will be issued in denominations of $5,000; and

•	bearer securities issued in global form may be issued in any denomination (Section 302 of each indenture).

Registered securities of any series will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. If provided in any applicable prospectus supplement, bearer securities, with all unmatured coupons, except as provided in the following sentence, and all matured coupons in default, of a particular series may be converted into registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer securities surrendered in a permitted exchange for registered securities during the period (1) on and from a regular record date and before the opening of business at the appropriate office or agency on the relevant interest payment date or (2) on and from a special record date and before the opening of business at the appropriate office or agency on the related proposed date for payment of defaulted interest, will be surrendered without the coupon relating to that interest payment date or proposed date for payment of interest. Interest to be paid on that interest payment date or proposed date of payment will not be payable in respect of the registered security issued in exchange for the bearer security. Instead, the interest will be payable only to the holder of the coupon when due in accordance with the terms of the indenture. Unless otherwise specified in any applicable prospectus supplement, bearer securities will not be issued in exchange for registered securities (Section 305 of each indenture).

Debt securities may be presented for exchange or conversion as provided above, and registered securities may be presented for registration of transfer, at the corporate trust office of the trustee or at the office of any transfer agent designated by UTC for this purpose with respect to any series of debt securities and referred to in any applicable prospectus supplement. Registered securities presented for registration of transfer must be presented with a duly executed form of transfer.

Each registered security will specify the proper form of transfer. No service charge will be made for any transfer or exchange of the debt securities, but UTC may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange (Section 305 of each indenture). Any transfer, conversion or exchange will be effected if the trustee or transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. If a prospectus supplement refers to any transfer agents initially designated by UTC with respect to any series of debt securities in addition to the trustee, UTC may at any time rescind the designation of any of these transfer agents or approve a change in the location through which any of these transfer agents acts, except that:

•	if debt securities of a series are issuable solely as registered securities, UTC will be required to maintain a transfer agent in each place of payment for that series; and

•

if debt securities of a series may be issuable as both registered securities and as bearer securities, UTC will be required to maintain a transfer agent in a place of payment for that series located outside the United States, in addition to the trustee.

UTC may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002 of each indenture).

With respect to debt securities of any series, UTC will not be required to:

•

issue, register the transfer of, exchange or convert debt securities of any series during a period beginning at the opening of business 15 days before any debt securities of that series are selected to be redeemed and ending at the close of business on:

(a)	if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption;

(b)	if debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption; or

(c)	if debt securities of the series are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption; or

•	register the transfer of or exchange any portion of any registered security called for redemption, except the unredeemed portion of any registered security being redeemed in part;

•

exchange any bearer security called for redemption, except to exchange the bearer security for a registered security of that series and like tenor which is simultaneously surrendered for redemption; or

•

issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid (Section 305 of each indenture).

Payment, Paying Agents and Exchange Rate Agents

Unless otherwise provided in any applicable prospectus supplement, principal, premium, if any, and interest, if any, on bearer securities will be payable, subject to any applicable laws and regulations, at the offices of one or more paying agents outside the United States as UTC may designate from time to time (Section 1002 of each indenture). At the option of the holder, payment on bearer securities also may be made by transfer to an account maintained by the payee with a bank located outside the United States (Section 307 of each indenture). Unless otherwise provided in any applicable prospectus supplement, payment of interest on any bearer securities on or before maturity will be made only against surrender of the individual coupons for the interest installments as the coupons mature (Section 1001 of each indenture). Unless otherwise provided in any applicable prospectus supplement, no payment with respect to any bearer security will be made at any office or agency of UTC in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. However, payments of principal, premium, if any, and interest, if any, on bearer securities payable in dollars will be made at the office of UTC’s paying agent in The City of New York if, but only if, payment of the full amount of principal, premium, if any, and interest, if any, in dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions (Section 1002 of each indenture).

Unless otherwise provided in any applicable prospectus supplement, principal, premium, if any, and interest, if any, on registered securities will be payable at any office or agency to be maintained by UTC in The City of New York, except that at the option of UTC interest may be paid:

•	by check mailed to the address of the person entitled to the interest as that address appears in the security register; or

•	by wire transfer to an account maintained by the person entitled to the interest as specified in the security register (Sections 307 and 1002 of each indenture).

Unless otherwise provided in any applicable prospectus supplement, payment of any installments of interest on any registered security will be made to the person in whose name the registered security is registered at the close of business on the regular record date for interest (Section 307 of each indenture).

Any paying agent in the United States and any paying agent outside the United States initially designated by UTC for the debt securities will be named in any applicable prospectus supplement. UTC may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However:

•	if debt securities of a series are issuable only as registered securities, UTC will be required to maintain a paying agent in each place of payment for that series;

•	if debt securities of a series are also issuable as bearer securities, UTC will be required to maintain:

(a)	a paying agent in The City of New York for payments with respect to any registered securities of that series and for payments with respect to bearer securities of that series in the limited circumstances described above, but not otherwise; and

(b)	a paying agent in a place of payment located outside the United States where debt securities of that series and any coupons appertaining to the securities may be presented and surrendered for payment; and

•

if the debt securities of a series are listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States and that stock exchange so requires, UTC will maintain a paying agent in Luxembourg or any other required city located outside the United States, as the case may be, for the debt securities of that series (Section 1002 of each indenture).

Unless otherwise provided in any applicable prospectus supplement, UTC will maintain with respect to any series of debt securities denominated or payable in one or more foreign currencies, currency units or composite currencies one or more exchange rate agents to make the foreign exchange determinations as are or may be specified in this prospectus and the applicable prospectus supplement (Sections 313 and 1002 of each indenture).

All moneys paid by UTC to the trustee or a paying agent for the payment of principal, premium, if any, or interest, if any, on any debt security which remains unclaimed at the end of two years after the principal, premium or interest becomes due and payable will be repaid to UTC, and the holder of the debt security or any related coupon will thereafter look only to UTC for payment of these amounts (Section 1003 of each indenture).

The Indentures Do Not Limit UTC’s Indebtedness, Prevent Dividends or

Generally Prevent Highly Leveraged Transactions

The indentures do not

•	limit the amount of unsecured indebtedness which UTC or any subsidiary may incur; or

•	limit the payment of dividends by UTC or its acquisition of any of its equity securities.

When we say “subsidiary,” we mean any corporation of which at the time of determination UTC, directly and/or indirectly through one or more subsidiaries, owns more than 50% of the shares of voting stock (Section 101).

Except as may be included in a supplemental indenture to the applicable indenture covering a specific series of offered debt securities and described in the applicable prospectus supplement and except for the covenants described below under “—Liens,” “—Sales and Leasebacks” and “—Restriction on Merger and Sales of Assets,” there are no covenants or any other provisions which may afford holders of debt securities protection in the event of a highly leveraged transaction which may or may not result in a change of control of UTC.

Restriction on Merger and Sales of Assets

Under each indenture, UTC may not consolidate with or merge into any other corporation, or convey, lease or transfer its properties and assets substantially as an entirety to any person, unless all three of the following conditions are satisfied:

•

immediately after the transaction, no event of default (or event which with notice or lapse of time, or both, would be an event of default) with respect to the debt securities will have happened and be continuing;

•

the corporation formed by the consolidation or into which UTC is merged or the person which will have received the transfer or lease of UTC’s properties and assets will assume UTC’s obligation for the due and punctual payment of the principal, premium, if any, and interest (including all additional amounts, if any, payable as contemplated by Section 1010 of the applicable indenture) on the debt securities and the performance and observance of every covenant to be performed by UTC under the applicable indenture, and will be organized under the laws of the United States of America, one of the States thereof or the District of Columbia; and

•	UTC has delivered to the trustee an officer’s certificate and opinion of counsel, each stating that the transaction complies with these conditions (Section 801).

In addition, with respect to the unsubordinated debt securities, if any principal property of UTC or of any wholly-owned domestic manufacturing subsidiary, or any shares of stock or debt of any wholly-owned domestic manufacturing subsidiary, would become subject to any lien, the unsubordinated debt securities outstanding will be secured, as to that principal property, equally and ratably with or prior to, the debt which upon the transaction would become secured by the lien unless UTC or the wholly-owned domestic manufacturing subsidiary could create the lien under the indenture without equally and ratably securing the unsubordinated debt securities. For the purpose of providing the equal and ratable security referred to in the preceding sentence, the outstanding principal amount of original issue discount securities and indexed securities will mean that amount which would at the time of providing the security be due and payable pursuant to Section 502 of the unsubordinated indenture and the terms of the original issue discount securities and indexed securities upon their acceleration, and the extent of the equal and ratable security will be adjusted, to the extent permitted by law, as and when this amount changes over time pursuant to the terms of such original issue discount securities and indexed securities (Sections 502 and 803 of the unsubordinated debt indenture). See “—Events of Default” for further information about acceleration of original issue discount securities and indexed securities.

In the event of any transaction other than a lease described in and complying with the four conditions listed in the immediately preceding paragraph, UTC would be discharged from all obligations and covenants under the indentures and the debt securities, and could be dissolved and liquidated (Section 802).

Defeasance and Covenant Defeasance

Each of the indentures provide that, if the provisions of Article Fourteen are made applicable without modification to the debt securities of or within any series and any related coupons pursuant to Section 301 of the applicable indenture, UTC may elect either “defeasance” or “covenant defeasance” as described below:

•

“defeasance” means that UTC may elect to defease and be discharged from any and all obligations with respect to the debt securities and any related coupons, except for the obligation to pay additional amounts, if any, upon the occurrence of specified events of tax, assessment or governmental charge with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities and any related coupons, to replace temporary or mutilated, destroyed, lost or stolen debt securities and any related coupons, to maintain an office or agency in respect of the debt securities and any related coupons and to hold moneys for payment in trust;

•

“covenant defeasance” means that UTC may elect to be released from its obligations with respect to the debt securities and any related coupons that are described under “—Liens” and “—Sales and Leasebacks,” or, if provided pursuant to Section 301 of the applicable indenture, its obligations with respect to any other covenant, and any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities and any related coupons.

To elect either defeasance or covenant defeasance under either indenture, UTC must irrevocably deposit with the trustee or another qualifying trustee, in trust, an amount in such currency, currencies or currency units in which the applicable debt securities are payable, or government obligations (as defined below), which through the payment of principal and interest in accordance with the terms of the government obligations will provide money in an amount sufficient to pay the principal, premium, if any, and interest on the outstanding debt securities and any related coupons, and any mandatory sinking fund or analogous payments on them, on the scheduled due dates for them.

This amount must be deposited in the currency, currencies or currency unit in which the debt securities and any related coupons are then specified as payable at stated maturity, and/or government obligations applicable to the debt securities and any related coupons. This applicability will be determined on the basis of the currency or currency unit in which the debt securities are then specified as payable at stated maturity. If so specified in any applicable prospectus supplement, a trust of this kind may only be established if, among other things, UTC has delivered to the applicable trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the debt securities and any related coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after April 1, 1990.

Unless otherwise specified in any applicable prospectus supplement, “government obligations” means securities which are:

•	direct obligations of the government which issued the currency in which the debt securities are payable; or

•

obligations of a person controlled or supervised by and acting as an agency or instrumentality of the government which issued the currency in which the debt securities of the applicable series are payable, the payment of which is unconditionally guaranteed by that government, which, in either case, are full faith and credit obligations of that government payable in that currency and are not callable or redeemable at the option of the issuer of the obligations and will also include specified depository receipts issued by a bank or trust company as custodian with respect to any government obligation of this kind (Section 101 and Article Fourteen).

Unless otherwise provided in any applicable prospectus supplement, if, after UTC has deposited funds and/or government obligations to effect defeasance with respect to any debt securities:

•

the holder of a debt security is entitled to, and does, elect pursuant to the terms of the debt security to receive payment in a currency or currency unit other than that in which the deposit has been made in respect of the debt security; or

•	the currency or currency unit in which the deposit has been made in respect of the debt security ceases to be used by its government of issuance;

then the indebtedness represented by the debt security and any related coupons will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal, premium, if any, and interest, if any, on the debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency or currency unit in which the debt security becomes payable as a result of the holder’s election or the government’s cessation of usage based on the applicable market exchange rate (as defined in the prospectus supplement relating to the debt security) for that currency or currency unit in effect on the second business day prior to each payment date, except that with respect to a cessation of usage of the currency or currency unit by its government of issuance which results in current exchange rates no longer being available, the conversion will be based on the applicable market exchange rate for the currency or currency unit (as nearly as possible) in effect at the time of cessation (Section 1405). Unless otherwise provided in any applicable prospectus supplement, all payments of principal, premium, if any, and interest, if any, on any debt security that is payable in a foreign currency or currency unit that ceases to be used by its government of issuance will be made in U.S. dollars (Section 312).

If UTC effects covenant defeasance with respect to any debt securities and any related coupons and the debt securities and any related coupons are declared due and payable because of the occurrence of any event of default other than the event of default described in the third bullet point under “—Events of Default” with respect to Sections 1008 and 1009 of each indenture (which sections would no longer be applicable to the debt securities or any related coupons) or described in the third or fifth bullet point under “—Events of Default” with respect to any other covenant with respect to which there has been defeasance, the amount of cash and the amounts of principal and interest payable on the government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities and any related coupons at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities and any related coupons at the time of the acceleration resulting from the event of default. However, UTC would remain liable to make payment of the amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series and any related coupons.

Modification and Waiver

Under each indenture, modifications and amendments may be made by UTC and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of outstanding debt securities which are affected by the modification or amendment. However, the consent of the holder of each debt security affected by the modification or amendment is required for any modification or amendment that would, among other things:

•

change the stated maturity of principal of, or any installment of interest or premium, if any, on, or change the obligation of UTC to pay any additional amounts as contemplated by Section 1010 of the indenture on, any security;

•

reduce the principal amount of, or the rate of interest on, or any premium payable on redemption of, any security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity of the original issue discount security or would be provable in bankruptcy;

•	change the place of payment where, or the coin, currency, currencies, currency unit or composite currency in which payment of principal, premium, if any, or interest on any security is payable;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any security;

•	reduce the above stated percentage of holders of debt securities necessary to modify or amend the applicable indenture or to consent to any waiver under the applicable indenture; or

•	modify the foregoing requirements or the provisions of the indenture related to waiver of certain covenants or waiver of past defaults (Section 902).

Each indenture permits the holders of at least a majority in aggregate principal amount of outstanding debt securities to waive compliance by UTC with some of the restrictions described under “—Restriction on Merger and Sales of Assets” and compliance with specified other covenants of UTC contained in the applicable indenture (Section 1011), including, in the case of the unsubordinated indenture, the restrictions described in this prospectus under “—Liens” and “—Sales and Leasebacks.”.

Each indenture contains provisions for convening meetings of the holders of debt securities of a series if debt securities of that series are issuable as bearer securities (Section 1501). A meeting may be called at any time by the trustee, and also, upon request, by UTC or the holders of at least 10% in principal amount of the debt securities of that series outstanding. If a meeting is called, notice must be given as provided in the applicable indenture (Section 1502). Except for any consent which must be given by the holder of each debt security affected by a modification or amendment of the applicable indenture, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the debt securities of that series; provided, however, that any resolution with respect to any consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the debt securities of a series may be adopted at a meeting or adjourned meeting at which a quorum is present only by the affirmative vote of that specified percentage in principal amount of the debt securities of that series; and

provided further that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority in principal amount of debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the debt securities of a series. However, if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the debt securities of a series, the persons holding or representing that specified percentage in principal amount of the debt securities of the series will constitute a quorum (Section 1504).

Events of Default

Each indenture defines an “event of default” with respect to any series of debt securities as being any one of the following events:

•	default in the payment of any interest upon any debt security of the series and any related coupon when due, continued for 30 days;

•	default in the payment of the principal of, or premium, if any, on a debt security of the series at its maturity;

•

default in the performance of any other covenant of UTC in the applicable indenture, continued for 60 days after written notice as provided in the applicable indenture, other than a covenant included in the applicable indenture solely for the benefit of series of debt securities other than the series in question or a covenant default the performance of which would be covered by the fifth bullet point below;

•	certain specified events in bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of the series.

No event of default provided with respect to a particular series of debt securities, except as to events described in the third and fourth bullet points above, necessarily constitutes an event of default with respect to any other series of debt securities (Section 501).

If an event of default described in the first, second or fifth bullet point above with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately, or, if the debt securities of that series are original issue discount securities or indexed securities, the trustee or the same minimum number of holders may declare the portion of the principal amount that is specified in the terms of that series to be due and payable immediately. If an event of default described in the third or fourth bullet point above occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of all the debt securities then outstanding may declare the principal amount of all of the outstanding debt securities to be due and payable immediately, or, if any indenture securities are original issue discount securities or indexed securities, the trustee or the same minimum number of holders may declare the portion of the principal amount that is specified in the terms of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to outstanding debt securities of a series (or of all outstanding debt securities, as the case may be) has been made, but before a judgment or decree for payment of the money has been obtained by the trustee as provided in the applicable indenture, the holders of a majority in principal amount of outstanding debt securities of that series or of all outstanding debt securities, as the case may be, may, subject to specified conditions, rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal or specified portion of accelerated principal, with respect to outstanding debt securities of the series or of all outstanding debt securities, as the case may be, have been cured or waived as provided in the applicable indenture (Section 502). Each indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of a series or of all outstanding debt securities, as the case may be, may, subject to specified limitations, waive any past default and its consequences (Section 513). The prospectus supplement relating to any series of debt securities which are original issue discount securities or indexed securities will describe the particular provisions relating to acceleration of a portion of the principal amount of the original issue discount securities or indexed securities upon the occurrence and continuation of an event of default.

In case an event of default with respect to the debt securities of a series has occurred and is continuing, the trustee will be obligated to exercise those rights and powers vested in it by the applicable indenture with respect to the series that a prudent person would exercise and to use the same degree of care and skill in their exercise as a prudent person would use under the circumstances in the conduct of his or her own affairs (Section 601).

Subject to the provisions of the applicable indenture relating to the duties of the trustee in case an event of default occurs and is continuing, the trustee is under no obligation to exercise any of the rights or powers under the applicable indenture at the request, order or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity (Section 603). Subject to these provisions for the indemnification of the trustee and specified limitations contained in the applicable indenture, the holders of a majority in principal amount of the outstanding debt securities of a series or of all outstanding debt securities, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee (Section 512).

UTC will be required to furnish to the applicable trustee annually a statement as to the fulfillment by UTC of all of its obligations under the applicable indenture (Section 1004).

Governing Law

Each indenture and the applicable debt securities will be governed and construed in accordance with the law of the State of New York.

Trustee

Under each indenture, the trustee may resign or be removed with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to the series (Section 610). If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee (Section 611), and any action described in this prospectus to be taken by the “trustee” may then be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

Listing

Unless otherwise provided in any applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Provisions Applicable Solely to Unsubordinated Debt Securities

Liens

Under the unsubordinated indenture, so long as any unsubordinated debt securities are outstanding:

•

UTC will not itself, and will not permit any wholly-owned domestic manufacturing subsidiary to, create, incur, issue or assume any debt secured by any lien on any principal property owned by UTC or any wholly-owned domestic manufacturing subsidiary; and

•

UTC will not itself, and will not permit any subsidiary to, create, incur, issue or assume any debt secured by any lien on any shares of stock or debt of any wholly-owned domestic manufacturing subsidiary.

When we say “wholly-owned domestic manufacturing subsidiary” we mean any subsidiary of which, at the time of determination, UTC directly and/or indirectly owns all of the outstanding capital stock (other than directors’ qualifying shares) and which, at the time of determination, is primarily engaged in manufacturing, except a subsidiary:

•	which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States; or

•

which is engaged primarily in the finance business including, without limitation, financing the operations of, or the purchase of products which are products of or incorporate products of, UTC and/or its subsidiaries; or

•	which is primarily engaged in ownership and development of real estate, construction of buildings, or related activities, or a combination of the foregoing (Section 101).

When we say “debt,” we mean notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (Section 1008).

When we say “liens,” we mean pledges, mortgages, liens, encumbrances and other security interests (Section 1008).

When we say “principal property,” we mean any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures constituting a part of the manufacturing plant or warehouse, owned by UTC or any wholly-owned domestic manufacturing subsidiary and located in the United States, the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of consolidated net tangible assets, other than any manufacturing plant or warehouse or any portion of the manufacturing plant or warehouse or any fixture:

•	which is financed by industrial development bonds; or

•	which, in the opinion of the board of directors of UTC, is not of material importance to the total business conducted by UTC and its subsidiaries, taken as a whole (Section 101).

However, any of the actions described in the first two bullet points under “—Liens” above may be taken if

•	the unsubordinated debt securities are equally and ratably secured; or

•

the aggregate principal amount of the secured debt then outstanding plus the attributable debt of UTC and its wholly-owned domestic manufacturing subsidiaries in respect of sale and leaseback transactions described below involving principal properties entered into after the date when UTC first issues securities pursuant to the unsubordinated indenture, other than transactions that are permitted as described in the second bullet point under “—Sales and Leasebacks,” would not exceed 10% of consolidated net tangible assets.

When we say “attributable debt,” we mean, as to any particular lease under which any person is at the time liable for a term of more than 12 months, at any date as of which the amount of attributable debt is to be determined, the total net amount of rent required to be paid by the person under the lease during the remaining term of the lease (excluding any subsequent renewal or other extension options held by the lessee and excluding amounts on account of maintenance and repairs, services, taxes and similar charges, and contingent rents), discounted from the respective due dates of the payments under the lease to the date of determination at the rate of 15% per annum, compounded monthly (Section 101).

When we say “consolidated net tangible assets,” we mean the total amount of assets (less applicable reserves and other properly deductible items) after deducting:

•

all current liabilities, excluding any current liabilities which are by their terms extendible or renewable at the option of the obligor on the liabilities to a time more than 12 months after the time as of which the amount of current liabilities is being computed; and

•

all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of UTC and its subsidiaries and computed in accordance with accounting principles generally accepted in the United States of America (Section 101).

This restriction on liens will not apply to debt secured by permitted liens. Therefore, for purposes of this restriction, debt secured by permitted liens will be excluded in computing secured debt. Permitted liens include:

•	liens existing as of the date when UTC first issued securities pursuant to the applicable indenture;

•

liens existing on any property of or shares of stock or debt of any corporation at the time it became or becomes a wholly-owned domestic manufacturing subsidiary, or arising after that time (a) otherwise than in connection with the borrowing of money arranged after the corporation became a wholly-owned domestic manufacturing subsidiary and (b) pursuant to contractual commitments entered into before the corporation became a wholly-owned domestic manufacturing subsidiary;

•	liens on property (including shares of stock or debt of a wholly-owned domestic manufacturing subsidiary) existing at the time of acquisition and certain purchase money or similar liens;

•	liens to secure specified exploration, drilling, development, operation, construction, alteration, repair or improvement costs;

•	liens securing debt owing by a subsidiary to UTC or to a wholly- owned domestic manufacturing subsidiary;

•	liens in connection with government contracts, including the assignment of moneys due or to become due on government contracts;

•

materialmen’s, carriers’, mechanics’, workmen’s, repairmen’s or other like liens arising in the ordinary course of business and which are not overdue or which are being contested in good faith in appropriate proceedings;

•	liens arising from any judgment, decree or order of any court or in connection with legal proceedings or actions at law or in equity; and

•	certain extensions, substitutions, replacements or renewals of the foregoing.

In addition, production payments and other financial arrangements with regard to oil, gas and mineral properties are not deemed to involve liens securing debt (Section 1008).

Sales and Leasebacks

So long as any unsubordinated debt securities are outstanding under the unsubordinated indenture, UTC will not, and will not permit any wholly-owned domestic manufacturing subsidiary to, enter into any sale and leaseback transaction after the date when UTC first issued securities pursuant to the unsubordinated indenture, covering any principal property, which was or is owned or leased by UTC or a wholly-owned domestic manufacturing subsidiary and which has been or is to be sold or transferred more than 120 days after the completion of construction and commencement of full operation of that principal property.

However, a sale and leaseback transaction of this kind will not be prohibited if:

•

attributable debt of UTC and its wholly-owned domestic manufacturing subsidiaries in respect of the sale and leaseback transaction and all other sale and leaseback transactions entered into after the date when UTC first issued securities pursuant to the unsubordinated indenture (other than sale and leaseback transactions that are permitted as described in the next bullet point), plus the aggregate principal amount of debt secured by liens on principal properties then outstanding (not otherwise permitted or excepted) without equally and ratably securing the unsubordinated debt securities, would not exceed 10% of the consolidated net tangible assets;

•

an amount equal to the greater of the net proceeds of the sale or transfer or the fair market value of the principal property sold or transferred (as determined by UTC) is applied within 120 days to the voluntary retirement of the unsubordinated debt securities or other indebtedness of UTC (other than indebtedness subordinated to the unsubordinated debt securities) or indebtedness of a wholly-owned domestic manufacturing subsidiary, for money borrowed, maturing more than 12 months after the voluntary retirement;

•	the lease is for a temporary period not exceeding three years; or

•	the lease is with UTC or another wholly owned domestic manufacturing subsidiary (Section 1009).

Provisions Applicable Solely to Junior Subordinated Debt Securities

General

Our junior subordinated debt securities will be issued under the junior subordinated indenture. Holders of junior subordinated debt securities should recognize that contractual provisions in the junior subordinated indenture may prohibit us from making payments on these securities, as further described below. The junior subordinated debt securities will rank on an equal basis with certain of our other junior subordinated debt that may be outstanding from time to time and will rank junior to all of our senior indebtedness, as defined below, including any unsubordinated debt securities that may be outstanding from time to time.

If we issue junior subordinated debt securities, the aggregate principal amount of senior indebtedness, as defined below, outstanding as of a recent date will be set forth in the applicable prospectus supplement. Neither the unsubordinated nor the junior subordinated indenture restricts the amount of unsubordinated indebtedness that we may incur.

Subordination

The payment of the principal of, and premium, if any, and interest on the junior subordinated debt securities is expressly subordinated, to the extent and in the manner set forth in the subordinated indenture, in right of payment to the prior payment in full of all of our senior indebtedness, as defined below.

Subject to the qualifications described below, the term “senior indebtedness” is defined in the junior subordinated indenture to include principal, premium, interest, penalties, fees and any other payment in respect of any of the following, whether presently existing or from time to time thereafter incurred, created, assumed or existing:

•

all indebtedness of UTC for borrowed money (other than indebtedness issued pursuant to the junior subordinated indenture), including, without limitation, such obligations as are evidenced by credit agreements, notes, debentures, bonds and similar instruments;

•	all obligations of UTC under synthetic leases, financing leases and capitalized leases;

•	all of UTC’s reimbursement obligations under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for the account of the UTC;

•

any obligations of UTC with respect to derivative contracts, including but not limited to commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements designed to protect against fluctuations in commodity prices, currency exchange or interest rates;

•	all obligations of the types referred to in the preceding bullet points of others, the payment of which UTC has assumed, guaranteed or otherwise becomes liable for, under any agreement;

•

all obligations of the types referred to in the preceding bullet points (other than the immediately preceding bullet point) of others which is secured by any lien on any property or assets of UTC (whether or not that obligation has been assumed by UTC); and

•	amendments, modifications, renewals, extensions, deferrals and refundings of any of the above types of indebtedness (Section 101 of the junior subordinated indenture).

The junior subordinated debt securities will rank senior to all of our equity securities, including any preferred stock we may issue in the future.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (1) trade obligations incurred in the ordinary course of business and (2) any indebtedness or obligation which by its terms expressly provides that such indebtedness or obligation is not superior in right of payment to or is made equal in rank and payment with the junior subordinated debt securities of any series (Section 101 of the junior subordinated indenture).

The junior subordinated indenture provides that, unless all amounts due to the holders of senior indebtedness have been paid in full, or provision has been made to make these payments in full, the holders of the junior subordinated indebtedness shall not be entitled to payment or other distributions in the following circumstances (subject to certain exceptions set forth in the junior subordinated indenture):

•

any insolvency or bankruptcy proceedings or any receivership, liquidation, reorganization or other similar proceedings in respect of UTC or a substantial part of its property, or of any proceedings for liquidation, dissolution or other winding up of UTC, whether or not involving insolvency or bankruptcy;

•

a default in the payment of principal, interest or other monetary amounts with respect to any senior indebtedness, beyond the period of grace, if any, in respect thereof, and such default shall not have been cured or waived or shall not have ceased to exist; or

•

the maturity of any senior indebtedness shall have been accelerated because of an event of default (other than a default described in the immediately preceding bullet point) in respect of any senior indebtedness (Section 1702 of the junior subordinated indenture).

A consolidation of UTC with, or the merger of UTC into, another corporation or the liquidation or dissolution of UTC following the conveyance and transfer of its property as an entirety, or substantially as an entirety, to another corporation on the terms and conditions provided in the junior subordinated indenture and above under “—Restriction on Merger and Sale of Assets” will not be deemed a liquidation, dissolution, reorganization or winding-up for the purposes of these subordination provisions if such other corporation, as part of such consolidation, conveyance, merger or transfer, complies with the conditions set forth in the junior subordinated indenture (Section 1702 of the junior subordinated indenture).

For purposes of the subordination provisions contained in the junior subordinated indenture, the words “cash, property or securities” will not be deemed to include shares of stock of UTC as reorganized or readjusted, or securities of UTC or any other corporation provided for by a plan of reorganization or readjustment which are subordinate in right of payment to all senior indebtedness of UTC which may at the time be outstanding to the same extent as, or to a greater extent than, the junior subordinated securities are so subordinated as provided in the junior subordinated indenture (Section 1702 of the junior subordinated indenture).

Notwithstanding the foregoing subordination provisions, we may make payments or distributions on the junior subordinated debt securities of any series so long as:

•

the payments or distributions consist of shares of stock of UTC as reorganized or readjusted or securities issued by UTC or another company in connection with a plan of reorganization or readjustment; and

•

payment on those securities is subordinate to all senior indebtedness that may be outstanding at the time to the same extent as, or to a greater extent than, provided in the subordination provisions of such junior subordinated debt securities.

If the holders of junior subordinated debt securities receive any payment or distribution of our assets not permitted by the subordination provisions, the holders of junior subordinated debt securities will have to repay that amount to the holders of the senior indebtedness or to their representative or to the trustee under any indenture for any such senior indebtedness (Section 1702 of the junior subordinated indenture).

Subrogation

After the payment in full of all senior indebtedness or the provision for such payment in accordance with the terms of the senior indebtedness, the holders of the junior subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions of our assets or securities applicable to the senior indebtedness until the junior subordinated debt securities are paid in full. These provisions of the junior subordinated indenture are intended solely for the purpose of defining the relative rights of the holders of the junior subordinated debt securities and the holders of the senior indebtedness. Nothing contained in the junior subordinated indenture is intended to impair our absolute obligation to pay the principal of and interest on the junior subordinated debt securities in accordance with their terms or to affect the relative rights of the holders of the junior subordinated debt securities and our creditors other than the holders of senior indebtedness. These subrogation provisions of the junior subordinated indenture will not prevent the holder of any junior subordinated debt security from exercising all remedies otherwise permitted by applicable law upon default of that security, subject to the rights of subordination described above (Sections 1704 and 1705 of the junior subordinated indenture).

DESCRIPTION OF DEBT WARRANTS

UTC may issue warrants for the purchase of debt securities. Debt warrants may be issued separately or together with debt securities, currency warrants (which are described under “Description of Currency Warrants”) or stock-index warrants (which are described under “Description of Stock-Index Warrants”).

We will issue any series of debt warrants under a separate debt warrant agreement to be entered into between UTC and one or more banks or trust companies, as debt warrant agent, all as will be set forth in the prospectus supplement relating to that series. A form of debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy of the form of debt warrant agreement.

The following description of the debt warrant agreements and the debt warrant certificates and summaries of some provisions of the debt warrant agreements and the debt warrant certificates do not describe every aspect of the debt warrants and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable debt warrant agreements and the debt warrant certificates, including definitions of terms used in the debt warrant agreements and not otherwise defined in this prospectus. For example, in this section we use some terms that have been given special meaning in the debt warrant agreements. We also include references in parentheses to some sections of the debt warrant agreements. Whenever we refer to particular sections or defined terms of the debt warrant agreements in this prospectus or in any applicable prospectus supplement, those sections or defined terms are incorporated by reference in this prospectus or in the applicable prospectus supplement.

Terms of the Debt Warrants To Be Described in the Prospectus Supplement

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement. This description will include:

•	the initial offering price;

•	the currency or currency unit in which the price for the debt warrants is payable;

•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	the date on which the right to exercise the debt warrants will commence and the date on which this right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered; and

•	any other terms of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement (Section 3.01). Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the applicable indenture (Section 4.01).

Exercise of Debt Warrants

Unless otherwise provided in the applicable prospectus supplement, each debt warrant will entitle the holder of debt warrants to purchase for cash the principal amount of debt securities at the exercise price that will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement (Sections 2.01 and 2.03). Debt warrants may be exercised at any time up to the close of business on the expiration date specified in the prospectus supplement relating to the debt warrants. After the close of business on the expiration date or any later date to which the expiration date may be extended by UTC, unexercised debt warrants will become void (Section 2.02).

Debt warrants may be exercised as set forth in the prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement, UTC will, as soon as practicable, forward the debt securities purchasable upon exercise of the debt warrants to the person entitled to them. If fewer than all of the debt warrants represented by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants (Section 2.03).

If you hold your interest in a debt warrant indirectly, you should check with the institution through which you hold your interest in the debt warrant to determine how these provisions will apply to you. See “Legal Ownership” for a general description of the procedures and rights applicable to indirect owners of debt warrants.

Modifications

The debt warrant agreement may be amended by UTC and the debt warrant agent, without the consent of the holder of any debt warrant certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained in the debt warrant agreement, or making any provisions in regard to matters or questions arising under the debt warrant agreement that UTC may deem necessary or desirable; provided that the amendment may not adversely affect the interest of the holders of debt warrant certificates in any material respect (Section 6.03). UTC and the debt warrant agent also may modify or amend the debt warrant agreement and the terms of the debt warrants, with the consent of the owners of not less than a majority in number of the then outstanding unexercised debt warrants affected. However, any modification or amendment that increases the exercise price, shortens the period of time during which the debt warrants may be exercised or otherwise materially and adversely affects the exercise rights of the owners of the debt warrants or reduces the number of debt warrants the consent of whose owners is required for modification or amendment of the debt warrant agreement or the terms of the debt warrants may be made only with the consent of the owners affected by the modification or amendment.

Merger, Consolidation, Sale or Other Dispositions

Under the debt warrant agreement, UTC may, to the extent permitted in the applicable indenture, consolidate with, or sell or convey all or substantially all of its assets to, or merge with or into, any other corporation. If at any time there is a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of UTC, the successor or assuming corporation will succeed to and be substituted for UTC, with the same effect as if it had been named in the debt warrant agreement and in the debt warrants as UTC. UTC will then be relieved of any further obligation under the debt warrant agreement or under the debt warrants (Sections 6.01 and 6.02).

Enforceability of Rights; Governing Law

The debt warrant agent will act solely as an agent of UTC in connection with the issuance and exercise of debt warrants and will not assume any obligation or relationship of agency or trust for or with any holder of a debt warrant certificate or any owner of a beneficial interest in debt warrants (Section 5.02). The holders of debt warrant certificates, without the consent of the debt warrant agent, the trustee, the holder of any debt securities issued upon exercise of debt warrants or the holder of any other debt warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against UTC suitable to enforce, or otherwise in respect of, their rights to exercise debt warrants evidenced by their debt warrant certificates (Section 4.02). Except as may otherwise be provided in the applicable prospectus supplement, each issue of debt warrants and the applicable debt warrant agreement will be governed by and construed in accordance with the law of the State of New York (Section 6.07).

DESCRIPTION OF CURRENCY WARRANTS

UTC may issue warrants to receive from UTC the cash value in U.S. dollars of the right to purchase or to sell the foreign currencies or units of two or more foreign currencies that will be designated by UTC at the time of offering. Currency warrants may be issued:

•

in the form of currency put warrants, entitling their owners to receive from UTC the currency warrant cash settlement value (as defined under “Terms of the Currency Warrants to Be Described in the Prospectus Supplement” below) in U.S. dollars of the right to sell a specified foreign base currency or currency unit or units for a specified amount of U.S. dollars;

•

in the form of currency call warrants, entitling their owners to receive from UTC the currency warrant cash settlement value in U.S. dollars of the right to purchase a specified amount of a base currency for a specified amount of U.S. dollars; or

•	in any other form that is specified in the applicable prospectus supplement.

Currency warrants may be issued separately or together with debt securities, debt warrants or stock-index warrants.

A currency warrant will be settled only in U.S. dollars and accordingly will not require or entitle an owner to sell, deliver, purchase or take delivery of any other currency or currency unit.

We will issue any series of currency warrants under a separate currency warrant agreement to be entered into between UTC and one or more banks or trust companies, as currency warrant agents, all as will be described in the prospectus supplement relating to that series. A form of currency warrant agreement, including a form of currency warrant certificate representing the currency warrants, is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy of the form of currency warrant agreement.

The following description of the currency warrant agreements and the currency warrant certificates and summaries of some provisions of the currency warrant agreements and the currency warrant certificates do not describe every aspect of the currency warrants and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable currency warrant agreements and the currency warrant certificates, including definitions of terms used in the currency warrant agreements and not otherwise defined in this prospectus. For example, in this section we use some terms that have been given special meaning in the currency warrant agreements. We also include references in parentheses to some sections of the currency warrant agreements. Whenever we refer to particular sections or defined terms of the currency warrant agreements in this prospectus or in any applicable prospectus supplement, those sections or defined terms are incorporated by reference in this prospectus or in the applicable prospectus supplement.

Terms of the Currency Warrants To Be Described in the Prospectus Supplement

The particular terms of each issue of currency warrants, the currency warrant agreement relating to the currency warrants and the currency warrant certificates representing the currency warrants will be described in the applicable prospectus supplement. This description will include:

•	the aggregate amount of the currency warrants;

•	the initial offering price;

•	whether the currency warrants shall be currency put warrants, currency call warrants, or otherwise;

•	the formula for determining the currency warrant cash settlement value, if applicable, of each currency warrant;

•	the procedures and conditions relating to the exercise of the currency warrants;

•	the circumstances which will cause the currency warrants to be deemed to be automatically exercised;

•	any minimum number of currency warrants which must be exercised at any one time, other than upon automatic exercise;

•	the date on which the right to exercise the currency warrants will commence and the date on which the right will expire;

•	the identity of the currency warrant agent;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the currency warrants; and

•	any other terms of the currency warrants.

If the currency warrants are to be offered either in the form of currency put warrants or currency call warrants, an owner will receive a cash payment upon exercise only if the currency warrants have a cash settlement value in excess of zero at that time. The spot exchange rate of the applicable base currency, as compared to the U.S. dollar upon exercise, will determine, together with the strike price, whether the currency warrants have a cash settlement value on any given day prior to their expiration. The strike price for a currency warrant will be the amount of the base currency that the holder has the right to sell, in the case of a currency put warrant, or purchase, in the case of a currency call warrant, in exchange for one U.S. dollar. The currency warrants are expected to be “out-of-the-money” (i.e., the cash settlement value will be zero) when initially sold and will be “in-the-money” (i.e., their cash settlement value will exceed zero) if, in the case of currency put warrants, the base currency depreciates against the U.S. dollar to the extent that one U.S. dollar is worth more than the strike price or, in the case of currency call warrants, the base currency appreciates against the U.S. dollar to the extent that one U.S. dollar is worth less than the strike price.

The “exercise date” of the currency warrants will be defined in the applicable prospectus supplement. “Cash settlement value” on an exercise date of currency put warrants is an amount which is the greater of:

•	zero; and

•	an amount calculated as follows:

constant – (constant x strike price)

              spot rate.

The cash settlement value on an exercise date of currency call warrants is an amount which is the greater of:

•	zero; and

•	an amount calculated as follows:

(constant x strike price) – constant.

    spot rate.

The constant will be a specified fixed amount, for example, 50. The spot rate means the spot exchange rate of the base currency for U.S. dollars on the exercise date.

Exercise of Currency Warrants

Unless otherwise provided in the applicable prospectus supplement, each currency warrant will entitle the beneficial owner to the cash settlement value of the currency warrant on the applicable exercise date, in each case as these terms will further be defined in the applicable prospectus supplement (Section 2.02). If not exercised prior to 3:00 p.m., New York City time, on the fifth business day preceding the expiration date, currency warrants will be deemed automatically exercised on the expiration date (Section 2.03). Currency warrants may also be deemed to be automatically exercised if they are delisted. Procedures for exercise of the currency warrants will be set out in the applicable prospectus supplement. In addition, if you hold your interest in a currency warrant indirectly, either because it has been issued in global form or because you otherwise hold it in street name, you should check with the institution through which you hold your interest in the currency warrant to determine how these provisions will apply to you. See “Legal Ownership” for a general description of the procedures and rights that may be applicable to indirect owners of currency warrants.

Listing

Unless otherwise provided in any applicable prospectus supplement, each issue of currency warrants will be listed on a national securities exchange as specified in that prospectus supplement, subject only to official notice of issuance, as a precondition to the sale of any of the currency warrants. If the currency warrants are delisted from, or permanently suspended from trading on, that exchange, and, at or before the delisting or suspension, the currency warrants have not been listed on another national securities exchange, currency warrants not previously exercised will be deemed automatically exercised on the date the delisting or permanent trading suspension becomes effective (Section 2.03). The cash settlement value to be paid if the currency warrants are thus deemed automatically exercised will be as described in the applicable prospectus supplement. UTC will notify holders of currency warrants as soon as practicable of the delisting or permanent trading suspension. The applicable currency warrant agreement will contain a covenant of UTC not to seek delisting of the currency warrants from, or permanent suspension of their trading on, the exchange on which they are listed (Section 2.04).

Modifications

The currency warrant agreement and the terms of the currency warrants may be amended by UTC and the currency warrant agent, without the consent of the beneficial owners or the registered holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained in the currency warrant agreement and the terms of the currency warrants, or in any other manner which UTC may deem necessary or desirable and which will not adversely affect the interests of the beneficial owners (Section 6.01).

UTC and the currency warrant agent also may modify or amend the currency warrant agreement and the terms of the currency warrants with the consent of the owners of not less than a majority in number of the then outstanding unexercised currency warrants affected, provided that no modification or amendment that increases the strike price in the case of a currency put warrant, decreases the strike price in the case of a currency call warrant, shortens the period of time during which the currency warrants may be exercised or otherwise materially and adversely affects the exercise rights of the owners of the currency warrants or reduces the number of outstanding currency warrants the consent of whose owners is required for modification or amendment of the currency warrant agreement or the terms of the currency warrants may be made without the consent of the owners affected by the modification or amendment (Section 6.01).

Merger, Consolidation, Sale or Other Dispositions

If at any time there is a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of UTC, then the successor or assuming corporation will succeed to and be substituted for UTC, with the same effect as if it had been named in the currency warrant agreement and in the currency warrants as UTC. UTC will then be relieved of any further obligation under the currency warrant agreement or under the currency warrants, and UTC as the predecessor corporation may then or at any later time be dissolved, wound up or liquidated (Section 3.02).

Enforceability of Rights by Owners; Governing Law

The currency warrant agent will act solely as an agent of UTC in connection with the issuance and exercise of currency warrants and will not assume any obligation or relationship of agency or trust for or with any owner of a beneficial interest in currency warrants or with the registered holder of the currency warrants (Section 5.02). The currency warrant agent will have no duty or responsibility in case of any default by UTC in the performance of its obligations under the currency warrant agreement or currency warrant certificate including, without limitation, any duty or responsibility to initiate any proceedings at law or otherwise or to make any demand upon UTC (Section 5.02). Owners may, without the consent of the currency warrant agent, enforce by appropriate legal action, on their own behalf, their right to exercise, and to receive payment for, their currency warrants (Section 3.01). Except as may otherwise be provided in the applicable prospectus supplement, each issue of currency warrants and the applicable currency warrant agreement will be governed by and construed in accordance with the law of the State of New York (Section 6.05).

DESCRIPTION OF STOCK-INDEX WARRANTS

UTC may issue warrants entitling the owners of the warrants to receive, upon exercise, an amount in cash determined by reference to decreases or increases in the level of a specified stock index which may be based on one or more U.S. or foreign stocks or a combination of U.S. or foreign stocks. Stock-index warrants may be issued:

•

in the form of stock-index put warrants, entitling their owners to receive from UTC the stock-index cash settlement value in cash in U.S. dollars, which amount will be determined by reference to the amount, if any, by which the exercise price exceeds the index value at the time of exercise; and

•

in the form of stock-index call warrants, entitling their owners to receive from UTC the stock-index cash settlement value in cash in U.S. dollars, which amount will be determined by reference to the amount, if any, by which the index value at the time of exercise exceeds the exercise price.

The “stock-index cash settlement value,” the “exercise price” and the “index value” will be defined in the applicable prospectus supplement. Stock-index warrants may be issued separately or together with debt securities, debt warrants or currency warrants.

The prospectus supplement relating to a particular series of stock-index warrants will set forth the formula by which the stock-index cash settlement value will be determined, including any multipliers, if applicable. In addition, if so specified in the applicable prospectus supplement, following the occurrence of a market disruption event (as defined in that prospectus supplement), the stock-index cash settlement value may be determined on a different basis than upon normal exercise of a stock-index warrant. Unless otherwise indicated in the applicable prospectus supplement, a stock-index warrant will be settled only in cash in U.S. dollars, which is the only permissible method of settlement under exchange rules currently approved by the SEC. Accordingly, a stock-index warrant will not require or entitle an owner to sell, deliver, purchase or take delivery of any shares of any underlying stock or any other securities. The owners will not be entitled to any of the rights of the holders of any underlying stock.

We will issue any series of stock-index warrants under a separate stock-index warrant agreement to be entered into between UTC and one or more banks or trust companies, as stock-index warrant agents, all as will be described in the prospectus supplement relating to that series. A form of stock-index warrant agreement, including a form of stock-index warrant certificate, is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy of the form of stock-index warrant agreement.

The following description of the stock-index warrant agreements and the stock-index warrant certificates and summaries of some provisions of the stock-index warrants and the stock-index warrant certificates do not describe every aspect of the stock-index warrants and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable stock-index warrant agreements and the stock-index warrant certificates, including definitions of terms used in the stock-index warrant agreements and not otherwise defined in this prospectus. For example, in this section we use some terms that have been given special meaning in the stock-index warrant agreements. We also include references in parentheses to some sections of the stock-index warrant agreements. Whenever we refer to particular sections or defined terms of the stock-index warrant agreements in this prospectus or in any applicable prospectus supplement, those sections or defined terms are incorporated by reference in this prospectus or in the applicable prospectus supplement.

Terms of the Stock-Index Warrants To Be Described in the Prospectus Supplement

The particular terms of each issue of stock-index warrants, the stock-index warrant agreement relating to the stock-index warrants and the stock-index warrant certificate representing the stock-index warrants will be described in the applicable prospectus supplement. This description will include:

•	the aggregate amount of the stock-index warrants;

•	the initial offering price of the stock-index warrants;

•

the stock index for the stock-index warrants, which may be based on one or more U.S. or foreign stocks or a combination of U.S. or foreign stocks and may be a preexisting U.S. or foreign stock index compiled and published by a third party or an index based on one or more underlying stock or stocks selected by UTC solely in connection with the issuance of the stock-index warrants, and specified information regarding the stock index and the underlying stock or stocks;

•	whether the stock-index warrants are puts, calls or otherwise;

•	the date on which the right to exercise the stock-index warrants commences and the date on which this right expires;

•	the manner in which the stock-index warrants may be exercised;

•	the minimum number, if any, of the stock-index warrants exercisable at any one time;

•	the maximum number, if any, of the stock-index warrants that may, subject to UTC’s election, be exercised by all owners (or by any person or entity) on any day;

•	any provisions for the automatic exercise of the stock-index warrants other than at expiration;

•

the method of providing for a substitute index or otherwise determining the amount payable in connection with the exercise of the stock-index warrants if the stock index changes or ceases to be made available by its publisher, which determination will be made by an independent expert;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the stock-index warrants;

•	any provisions permitting an owner to condition an exercise notice on the absence of specified changes in the index value after the exercise date; and

•	any other terms of the stock-index warrants.

Exercise of Stock-Index Warrants

Unless otherwise provided in the applicable prospectus supplement, each stock-index warrant will entitle the owner to the stock-index cash settlement value of the stock-index warrant on the applicable valuation date, in each case as these terms will further be defined in the applicable prospectus supplement (Section 2.02). If not exercised prior to 3:00 p.m., New York City time, on the stock-index warrant expiration date, stock-index warrants will be deemed automatically exercised on the stock- index warrant expiration date (Section 2.03). Procedures for exercise of the stock-index warrants will be described in the applicable prospectus supplement. In addition, if you hold your interest in a stock-index warrant indirectly, either because it has been issued in global form or because you otherwise hold it in street name, you should check with the institution through which you hold your interest in the stock-index warrant to determine how these provisions will apply to you. See “Legal Ownership” for a general description of the procedures and rights applicable to indirect holders of stock-index warrants.

Listing

Unless otherwise provided in any applicable prospectus supplement, each issue of stock-index warrants will be listed on a national securities exchange, as specified in that prospectus supplement, subject only to official notice of issuance, as a pre-condition to the sale of any of the stock-index warrants. It may be necessary in certain circumstances for that national securities exchange to obtain the approval of the SEC in connection with any listing of the stock-index warrants. If the stock-index warrants are delisted from, or permanently suspended from trading on, the exchange, and, at or before the delisting or suspension, the stock-index warrants have not been listed on another national securities exchange, stock-index warrants not previously exercised will be deemed automatically exercised on the date the delisting or permanent trading suspension becomes effective (Section 2.03). The stock-index cash settlement value to be paid if the stock-index warrants are then deemed automatically exercised will be described in the applicable prospectus supplement. UTC will notify holders of stock-index warrants as soon as practicable of the delisting or permanent trading suspension. The applicable stock-index warrant agreement will contain a covenant of UTC not to seek delisting of the stock-index warrants from, or permanent suspension of their trading on the exchange on which they are listed (Section 2.05).

Modifications

The stock-index warrant agreement and the terms of the stock-index warrants may be amended by UTC and the stock-index warrant agent, without the consent of the beneficial owners or the registered holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained in the stock-index warrant agreement and the terms of the stock-index warrants, or in any other manner which UTC may deem necessary or desirable and which will not adversely affect the interests of the owners (Section 6.01).

UTC and the stock-index warrant agent also may modify or amend the stock-index warrant agreement and the terms of the stock-index warrants, with the consent of the owners of not less than a majority in number of the then outstanding unexercised stock-index warrants affected, provided that no such modification or amendment that increases the exercise price in the case of a stock-index call warrant, decreases the exercise price in the case of a stock-index put warrant, shortens the period of time during which the stock-index warrants may be exercised or otherwise materially and adversely affects the exercise rights of the owners of the stock-index warrants or reduces the number of outstanding stock-index warrants the consent of whose owners is required for modification or amendment of the stock-index warrant agreement or the terms of the stock-index warrants may be made without the consent of the owners affected by the modification or amendment (Section 6.01).

Merger, Consolidation, Sale or Other Dispositions

If at any time there is a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of UTC, then the successor or assuming corporation will succeed to and be substituted for UTC, with the same effect as if it had been named in the stock-index warrant agreement and in the stock-index warrants as UTC. UTC will then be relieved of any further obligation under the stock-index warrant agreement or under the stock-index warrants, and UTC as the predecessor corporation may then or at any later time be dissolved, wound up or liquidated (Section 3.02).

Enforceability of Rights by Owners; Governing Law

The stock-index warrant agent will act solely as an agent of UTC in connection with the issuance and exercise of stock-index warrants and will not assume any obligation or relationship of agency or trust for or with any owner of a beneficial interest in stock-index warrants or with the registered holder of the stock-index warrants (Section 5.02). The stock-index warrant agent will have no duty or responsibility in case of any default by UTC in the performance of its obligations under the stock-index warrant agreement or stock-index warrant certificate including, without limitation, any duty or responsibility to initiate any proceedings at law or otherwise or to make any demand upon UTC (Section 5.02). Owners may, without the consent of the stock-index warrant agent, enforce by appropriate legal action, on their own behalf, their right to exercise, and to receive payment for, their stock-index warrants (Section 3.01). Except as may otherwise be provided in the applicable prospectus supplement, each issue of stock-index warrants and the applicable stock-index warrant agreement will be governed by and construed in accordance with the law of the State of New York (Section 6.05).

DESCRIPTION OF CAPITAL STOCK

UTC’s authorized capital stock consists of 4,000,000,000 shares of common stock, par value $1.00 per share, and 250,000,000 shares of preferred stock, par value $1.00 per share. The following briefly summarizes the material terms of UTC’s common stock, preferred stock, restated certificate of incorporation and restated bylaws. These summaries do not describe every aspect of these securities and documents and are subject, and are qualified in their entirety by reference, to all the provisions of the restated certificate of incorporation and restated bylaws. Our restated certificate of incorporation and our amended and restated bylaws are incorporated by reference in the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy of these documents.

Common Stock

UTC’s common stock is listed on the New York Stock Exchange under the symbol “UTX”. As of March 31, 2012 there were 911,358,152 shares of common stock outstanding, all of which are fully paid and nonassessable.

Common stockholders are entitled to one vote for each share held on all matters submitted to a vote of stockholders. For the purpose of electing directors, common stockholders have cumulative voting rights. This means that each common stockholder has a number of votes equal to the number of shares of common stock held by that stockholder multiplied by the number of directors to be elected. A common stockholder may cast all votes for a single director or may distribute them among two or more of the directors to be elected.

Common stockholders are entitled to share equally in the dividends, if any, that may be declared by the board of directors out of funds that are legally available to pay dividends, but only after payment of any dividends required to be paid on outstanding preferred stock. Upon any voluntary or involuntary liquidation, dissolution or winding up of UTC, the common stockholders will be entitled to share ratably in all assets of UTC remaining after we pay:

•	all of our debts and other liabilities and

•	any amounts we may owe to the holders of our preferred stock.

Common stockholders do not have any preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of common stockholders are subject to the rights of the shareholders of any series of preferred stock that we have designated and issued or that we may designate and issue in the future.

Delaware law and our bylaws permit us to issue uncertificated shares of common stock. However, holders of uncertificated shares of our common stock may request certificates representing their ownership of common stock.

Preferred Stock

As noted above, the rights, preferences and privileges of common stockholders may be affected by the rights, preferences and privileges granted to holders of preferred stock. For this reason, you should be aware that UTC’s board of directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series, and to fix the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any additional series of preferred stock upon the rights of common stockholders until the board of directors determines the specific rights of the holders of that series. However, the effects might include, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control of UTC without further action by the stockholders.

As of April 27, 2012, UTC had no shares of preferred stock outstanding.

Charter and Bylaw Provisions

At each annual meeting of stockholders, the entire board of directors is elected for a term of one year. UTC’s restated bylaws provide that the board of directors may, from time to time, designate the number of directors; however, the number may not be less than 10 nor more than 19. Vacancies on the board resulting from an increase in the number of directors may generally be filled by a vote of the majority of the directors then in office, even if less than a quorum.

UTC’s restated certificate of incorporation includes provisions eliminating the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Delaware law. The restated bylaws include provisions indemnifying our directors, officers and employees to the fullest extent permitted by Delaware law including under circumstances in which indemnification is otherwise discretionary. The restated bylaws additionally include provisions relating to reimbursement by UTC of expenses reasonably incurred by our current and former directors and officers in advance of the final disposition of any such proceeding, and permitting the Chief Executive Officer or the General Counsel and the Chief Financial Officer acting together to reimburse the expenses of employees, agents and fiduciaries in advance of the final disposition of any such proceeding.

UTC’s restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election of directors, other than nominations made by or at the direction of UTC’s board of directors. In addition, special meetings of stockholders may be called only by the board of directors, the chairman of the board of directors or the Chief Executive Officer.

The restated certificate of incorporation contains a “fair price” provision, providing that certain business combinations with any interested stockholder or affiliate of an interested stockholder may not be consummated without the affirmative vote of at least 80% of the votes entitled to be cast by the holders of the then-outstanding shares of capital stock of UTC entitled to vote generally in the election of directors, voting as a single class. The term “interested stockholder,” as defined in the restated certificate of incorporation, generally means a person who owns at least 10% of the voting power of UTC’s voting stock.

The business combinations to which the fair price provision applies include:

•	a merger or consolidation with an interested stockholder;

•	the sale or other disposition of assets having a fair market value of $25,000,000 or more to an interested stockholder;

•	the issuance or transfer of securities having an aggregate fair market value of $25,000,000 or more by UTC or any subsidiary of UTC to an interested stockholder;

•	the adoption of a plan of liquidation or dissolution proposed by or on behalf of an interested stockholder; and

•	any reclassification of securities, recapitalization or other transaction which increases, directly or indirectly, the proportionate share holdings of an interested stockholder.

A significant purpose of the fair price provision is to deter a purchaser from using two-tiered pricing and similar unfair or discriminatory tactics in an attempt to acquire UTC. The affirmative vote of the holders of at least 80% of the voting power of voting stock of UTC is required to amend or repeal the fair price provision or adopt any provision inconsistent with it.

Under Delaware law, the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. As described above, the affirmative vote of the holders of at least 80% of the voting power of the voting stock of UTC is required to amend or repeal certain provisions of UTC’s restated certificate of incorporation.

Certain of the provisions of UTC’s restated certificate of incorporation and restated bylaws discussed above could discourage a proxy contest or the acquisition of control of a substantial block of our stock. These provisions could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of UTC, even though an attempt to obtain control of UTC might be beneficial to UTC and its stockholders.

Change of Control

Section 203 of the Delaware General Corporation Law, under certain circumstances, may make it more difficult for a person who is an “Interested Stockholder,” as defined in Section 203, to effect various business combinations with a corporation for a three-year period. Under Delaware law, a corporation’s certificate of incorporation or bylaws may exclude a corporation from the restrictions imposed by Section 203. However, UTC’s restated certificate of incorporation and restated bylaws do not exclude us from these restrictions, and these restrictions apply to us.

DESCRIPTION OF EQUITY UNITS AND STOCK PURCHASE CONTRACTS

UTC may issue equity units consisting of a stock purchase contract and debt securities or debt or equity obligations of third parties, including U.S. Treasury securities, in each case securing holders’ obligations to purchase shares of our common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the equity units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner, and, in certain circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. Any one or more of the above securities, shares of our common stock or the stock purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the shares of our common stock under the stock purchase contracts. The stock purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent as substitute collateral U.S. Treasury securities with a principal amount at maturity equal to the collateral so released or the maximum number of shares deliverable by such holders under stock purchase contracts requiring the holders to sell shares of our common stock to us. The stock purchase contracts may include, without limitation, contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of our common stock at a future date or dates. The consideration per share of our common stock may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

LEGAL OWNERSHIP

In this prospectus and in any applicable prospectus supplement, when we refer to the “holders” of securities as being entitled to specified rights or payments, we mean only the actual legal holders of the securities. While you will be the holder if you hold a security registered in your name, more often than not the holder actually will be a broker, bank or other financial institution or, in the case of a global security, the depositary. Our obligations, as well as the obligations of the trustee, any warrant agent, any transfer agent, any registrar and any third parties employed by us, the trustee, any warrant agent, any transfer agent and any registrar, run only to persons who are registered as holders of UTC securities, except as may be specifically provided for in a warrant agreement, warrant certificate or other contract governing the securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you but does not do so.

Street Name and Other Indirect Holders

Holding securities in accounts at banks, brokers or other financial institutions is called holding in “street name.” If you hold UTC securities in street name, we will recognize only the bank or broker, or the financial institution the bank or broker uses to hold the securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the securities, either because they agree to do so in their customer agreements or because they legally are required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any applicable prospectus supplement actually will apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.

If you hold UTC securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out:

•	how it handles payments and notices with respect to the securities;

•	whether it imposes fees or charges;

•	how it handles voting, if applicable;

•	how and when you should notify it to exercise on your behalf any rights or options that may exist under the securities;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Book-Entry Issuance

Unless otherwise specified in the applicable prospectus supplement, UTC securities will be book-entry securities that are cleared and settled through The Depository Trust Company, or DTC, a securities depositary. Upon issuance, unless otherwise specified in the applicable prospectus supplement, all book-entry securities of the same series will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of any such securities and will be considered the sole owner of the securities.

Purchasers may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary—a bank, brokerage house or other institution that maintains securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the securities holdings of its participants, and these participants will in turn maintain accounts showing the securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates. The laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

We may issue UTC common stock in the form of a global security, but you will nevertheless have the right to receive shares of common stock in certificated form registered in your name. You should consult your bank, broker or other financial institution to find out how to receive certificates in your name which represent your interests in common stock so that you will be a direct holder.

In a few special situations described below, a book-entry security representing UTC securities will terminate and interests in it will be exchanged for physical certificates representing the securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to you. You must consult your bank, broker or other financial institution to find out how to have your interests in the securities transferred to your name, so that you will be a direct holder.

Unless we specify otherwise in any applicable prospectus supplement, the special situations for termination of a global security representing UTC securities are:

•

DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if at any time DTC ceases to be a “clearing agency” registered under the Exchange Act and we are unable to find a qualified replacement for DTC within 90 days;

•	We in our sole discretion determine to allow that global security to be exchangeable for definitive securities in registered form; or

•

Any event has occurred and is continuing, which after notice or lapse of time, would become an event of default with respect to those securities. (Defaults are discussed earlier under “Description of Debt Securities—Events of Default.”)

Any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form with the same terms, and in the case of debt securities, in an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

In this prospectus and the applicable prospectus supplement, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

PLAN OF DISTRIBUTION

UTC may sell the securities covered by this prospectus in any of three ways (or in any combination):

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

UTC may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by UTC or borrowed from UTC or others to settle those sales or to close out any related open borrowings of stock and may use securities received from UTC in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

The accompanying prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to UTC and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (including at market prices prevailing at such time or at prices related to prevailing market prices). If UTC uses underwriters in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.

UTC may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions UTC pays to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

UTC may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from UTC at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions UTC pays for solicitation of these contracts.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.

Agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from UTC and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. UTC may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for UTC in the ordinary course of their businesses.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member will not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any accompanying prospectus supplement.

VALIDITY OF THE SECURITIES

The validity of the unsubordinated debt securities, junior subordinated debt securities, debt warrants, currency warrants, stock-index warrants, common stock, stock purchase contracts and equity units have been passed upon for UTC by Wachtell, Lipton, Rosen & Katz, New York, New York. In connection with any offering, the validity of the securities described in this prospectus will be passed upon for any underwriters or agents, as the case may be, by Sullivan & Cromwell LLP, New York, New York.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We maintain a web site at http://www.utc.com that contains information regarding our company, including copies of reports, proxy statements and other information we file with the SEC. Our web site, and the information contained on that site, or linked to that site, are not incorporated by reference into this prospectus and do not constitute a part of this prospectus.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering of the securities described in this prospectus (other than, in each case, unless otherwise indicated, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

•	Annual Report on Form 10-K for the year ended December 31, 2011.

•	Current Reports on Form 8-K filed on February 17, 2012, March 15, 2012 and April 13, 2012.

•	Proxy Statement filed on February 24, 2012 pursuant to Section 14 of the Securities Exchange Act of 1934, as amended.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Charles D. Gill

Senior Vice President and General Counsel

United Technologies Corporation

One Financial Plaza

Hartford, Connecticut

06103 (860) 728-7000

We are responsible for the information contained and incorporated by reference in this prospectus, any accompanying prospectus supplement, and in any related free-writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell or seeking offers to buy these debt securities, warrants, common stock, stock purchase contracts and/or equity units in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus we prepare or authorize is accurate as of any date other than the date of the applicable document.

20,000,000 Equity Units

Prospectus     Supplement

June     , 2012

Joint Book-Running Managers

J.P. Morgan	BofA Merrill Lynch	Citigroup	Goldman, Sachs & Co.	HSBC